Exhibit 4.48

BOOK 29	PAGE 5716

PUBLIC DEED NUMBER 992 NINE HUNDRED NINETY TWO

IN THE CITY OF SAN PEDRO GARZA GARCIA, NUEVO LEON, UNITED MEXICAN STATES, as of the (10th) tenth day of the month of December of the year (2009) two thousand and nine, I, Mr. IGNACIO GERARDO MARTINEZ GONZALEZ, Notary Public in charge of the Notary Public Number (75) seventy five, with residence in the First District, HEREBY ATTEST, the following legal act:-

THE ISSUANCE OF MANDATORY CONVERTIBLE SECURITIES INTO ORDINARY COMMON STOCK WITHOUT PAR VALUE, REPRESENTATIVE OF THE CAPITAL STOCK OF THE COMPANY NAMED CEMEX, SOCIEDAD ANONIMA BURSATIL DE CAPITAL VARIABLE, shares that are represented by ordinary participation certificates (each one, considering their par value, and provided that such securities were not converted and kept outstanding, a “Security” and, collectively, the “Securities”, and “Cemex” or the “Company”, respectively), that for unilateral decision made by the Company, represented by its special attorney-in-fact Mr. RENE DELGADILLO GALVAN, with the appearance of the banking institution named BANCO MERCANTIL DEL NORTE, SOCIEDAD ANONIMA, INSTITUCIÓN DE BANCA MÚLTIPLE, GRUPO FINANCIERO BANORTE, in its capacity of common representative of the holders of the Securities (in such capacity, the “Common Representative”) and in its capacity of calculation agent (in such capacity, the “Calculation Agent”), represented by Messrs. TEODORO RUIZ GONZALEZ and MIGUEL ARNULFO RAMOS SALGADO, the company named CEMEX MÉXICO, SOCIEDAD ANONIMA DE CAPITAL VARIABLE (“Cemex Mexico”) represented by Mr. JOSE LEOPOLDO QUIROGA CASTAÑON, and the company named EMPRESAS TOLTECA DE MÉXICO, SOCIEDAD ANONIMA DE CAPITAL VARIABLE (“Tolteca”) represented by Mr. JOSE LEOPOLDO QUIROGA CASTAÑON, in accordance with the following Antecedents, Statements and Clauses:

A N T E C E D E N T S

I. INCORPORATION. Cemex is a sociedad anónima bursátil de capital variable, duly incorporated and existing under the laws of the United Mexican States (“Mexico”) and with corporate domicile located in the city of Monterrey, Nuevo Leon, in accordance with public deed number 94 (ninety four), dated as of May 28 (twenty eight) 1920 (one thousand nine hundred twenty), issued by Mr. Carlos Lozano, who was a Notary Public residing in the city of Monterrey, Nuevo León, and recorded in the Public Registry of Commerce of the city of Monterrey, Nuevo León, under number 21 (twenty one), pages 157 (one hundred fifty seven) to 186 (one hundred eighty six), volume 16 (sixteen), book 3 (three), Second Auxiliary, Commerce Section, as of June 11 (eleven) 1920 (one thousand nine hundred twenty), whose corporate purpose include, among others, (i) to acquire or subscribe shares or equity participations or in the management of any kind of corporations or partnerships, either national or foreign, and (ii) the issuance, endorsement, confirmation, guarantee or any kind of issuance of securities, and to engage in any transaction involving such securities.

II. AMENDMENT TO CONVERT INTO SOCIEDAD ANÓNIMA BURSÁTIL. By means of public deed number 35,211 (thirty five thousand two hundred eleven), dated as of April 27 (twenty-seven), 2006 (two thousand and six), issued by Mr. Francisco Garza Calderón, then Public Notary Number 75, recorded in the Public Registry of Property and Commerce of the State of Nuevo Leon, under the electronic file number 532*9 (five hundred thirty two asterisk nine), as of July 5 (five), 2006 (two thousand and six), it was officially formalized the minutes of the General Extraordinary Shareholders Meeting of Cemex held as of April 27 (twenty seven), 2006 (two thousand six), which, among other items, approved to amend the by-laws of Cemex, to make them suitable to the legal principles of the sociedades anónimas bursátiles as set forth in the Mexican Securities Market Law, and to substitute all the shares of stock representative of the capital stock of Cemex.

III. DOMICILE OF THE COMPANY. For purposes of this Indenture, the domicile of the Company is located in Avenida Constitución number 444 (four hundred four), Downtown, Monterrey, Nuevo León, Zip Code 64000 (sixty-four thousand).

IV. GENERAL EXTRAORDINARY SHAREHOLDERS MEETING. By means of public deed number 47,526 (forty seven thousand five hundred twenty-six) dated as of September 4 (four), 2009 (two thousand nine), issued by Mr. Juan Manuel García García, Notary Public No. 129 (one hundred twenty-nine), residing in the First District of the State of Nuevo Leon, and recorded in the Public Registry of Property and Commerce of the

State of Nuevo Leon under electronic file number 532*9 (five hundred thirty-two asterisk nine) dated as of September 22 (twenty-two), 2009 (two thousand nine), it was officially formalized the minutes of the General Extraordinary Shareholders Meeting of Cemex held as of September 4 (four), 2009 (two thousand nine) (the “Shareholders Meeting”), in which it was approved, among other items, for the purposes of Article 210 (two hundred ten) BIS, 213 (two hundred thirteen) and other applicable provisions of the General Law of Negotiable Instruments and Credit Operations (Ley General de Títulos y Operaciones de Crédito), the issuance of convertible securities into shares of common ordinary, nominative and without par value, representative of the capital stock of, represented by ordinary participation certificates (each of one a “CPO” and collectively, the “CPOs”; this definition shall be considered adjusted taking into consideration the provisions of Clause Thirteenth of the Indenture); and that such shares are not subject to preemptive rights by Cemex shareholders as set forth in Article 132 (one hundred thirty two) of the General Law of Commercial Companies (Ley General de Sociedades Mercantiles); and that the individuals that will act as delegated of the Shareholders Meeting to execute any legal acts related to the issuance of the Securities. Each CPO has a subjacent value of two (2) Series A shares and one (1) Series B share, representative of the capital stock of Cemex.

A certified copy of the public deed referred to in paragraph IV above is hereby attached as Exhibit A to this Indenture, and form part of this instrument, and it is deemed to be reproduced literally for any legal purpose.

V. LEGAL REPRESENTATIVE. By means of public deed number 48,056 (forty eight thousand fifty-six) dated as of October 30 (thirty), 2009 (two thousand nine), issued by Mr. Juan Manuel García García, Notary Public No. 129 (one hundred twenty-nine), residing in the First District of the State of Nuevo Leon, and recorded in the Public Registry of Property and Commerce of the State of Nuevo Leon under electronic file number 532*9 (five hundred thirty-two asterisk nine) dated as of November 3 (three), 2009 (two thousand nine), it was officially formalized the minutes of the board of directors meeting held as of September 24 (twenty-four), 2009 (two thousand nine), in which it was approved, among other items, that any two (2) members of the Board of Directors of Cemex will be entitled to subscribe the negotiable instrument representing the Securities.

VI. DELEGATES OF THE SHAREHOLDERS MEETING. In exercise of the authority delegated by the Shareholders Meeting, the delegates of the Shareholders Meeting, by resolutions adopted as of December 9 (nine), 2009 (two thousand nine), agreed to the terms and conditions of the Securities.

A copy of the resolutions adopted by the delegates of the Shareholders Meeting is hereby attached as Exhibit B to this Indenture, and form part of this instrument, and it is deemed to be reproduced literally for any legal purpose.

VII. BALANCE SHEET. In accordance to the provisions of Article 213 (Two hundred thirteen), paragraph I (first), letter b), of the General Law of Negotiable Instruments and Credit Operations, the financial statements that shall be the base for the issuance of the Securities shall be the consolidated financial statements of Cemex as of the end of September 30 (thirty), 2009 (two thousand nine), prepared to carry on with the issuance of the Securities, as certified by the public accountant Rafael Garza Lozano (the “Base Financial Statements”); in accordance with the Base Financial Statements, the total amount of net worth of Cemex is equal to $260,010’260,000.00 (two hundred and sixty thousand and ten million two hundred and sixty thousand pesos 00/100 Mexican Currency), having assets in the amount of $614,742’894,000.00 (six hundred fourteen thousand seven hundred forty two million eight hundred ninety four thousand pesos 00/100 Mexican Currency) and liabilities in the amount of $354,732,634,000.00 (three hundred fifty four thousand seven hundred thirty two million six hundred and thirty four thousand pesos 00/100 Mexican Currency). For purposes of the provisions of Article 213 (Two hundred thirteen), paragraph V, letter a), of the General Law of Negotiable Instruments and Credit Operations, the value of the net assets of Cemex, taking into consideration the Base Financial Statements is $260,010’260,000.00 (two hundred and sixty thousand and ten million two hundred and sixty thousand pesos 00/100 Mexican Currency) (the “Net Assets”.

A copy of the Base Financial Statements is hereby attached as Exhibit C to this Indenture, and form part of this instrument, and it is deemed to be reproduced literally for any legal purpose.

VIII. TRUST ISSUER OF THE CPOs. As of September 6 (six), 1999 (one thousand ninety nine), Banco Nacional de México, Sociedad Anónima, a integral part of the Banamex Financial Group, Trust Division (the “CPO Trustee”) and the Company

entered into a Trust Agreement Number 111033-9 (one hundred and eleven thousand thirty three dash nine) (the “CPO Trust Agreement”), in which the CPO Trustee is authorized to issue CPOs, which have as subjacent value shares of stock of the Company.

IX. CPOs INDENTURE. By means of public deed number 50,931 (fifty thousand nine hundred thirty one), dated as of September 7 (seven), 2009 (two thousand nine), issued by Mr. Erick Salvador Pulliam Aburto, Notary Public Number 196 (one hundred ninety six), residing in Mexico City, Federal District, and recorded in the Public Registry of Property and Commerce of the Federal District under the electronic file number 65126 (sixty five thousand one hundred twenty six) dated as of September 18, 2009 (two thousand and nine), it was officially formalized the indenture that contains the unilateral decision of the CPO Trustee (the “CPOs Indenture”), with the appearance of the Mexican National Banking and Securities Commission (the “CNBV”), by which one thousand six hundred million (1,600’000,000) ordinary participation certificates were issued, having as subjacent value shares of stock of the Company, out of which four hundred million (400’000,000) CPOs were issued for the purpose of guaranteeing the conversion of the Securities.

X. GUARANTORS. CEMEX México and Tolteca, both subsidiaries of the Company, shall subscribe the negotiable instrument representing the Securities in their capacity of guarantors.

S T A T E M E N T S:

Cemex hereby states through its legal representative that:

(a) as of September 30 (thirty), 2009 (two thousand nine), the total capital stock outstanding duly paid-in was the amount of $80’022,611.56 (Eighty Million Twenty Two Thousand Six Hundred Eleven Pesos and 56/100 Mexican Currency), integrated as follows: (i) the minimum fixed capital of Cemex without redemption rights was the amount of $36’300,000.00 (thirty six million three hundred thousand pesos 00/100 Mexican Currency), represented by 8,712’000,000 (eight thousand seven hundred twelve million) common ordinary, nominative, Series “A” shares, and 4,356’000,000 (four thousand three hundred fifty six million) common ordinary, nominative, Series “B” shares, all of them duly paid and without par value, and (ii) the variable part of the capital stock of Cemex was the amount of $43’722,611.56 (forty three million seven hundred twenty two thousand six hundred eleven pesos and 56/100 Mexican Currency), represented by 10,510’609,228 (ten thousand five hundred ten million six hundred nine thousand two hundred twenty eight) common ordinary, nominative, Series “A” shares, and 5,255’304,614 (five thousand two hundred fifty five million three hundred four thousand six hundred fourteen) common ordinary, nominative, Series “B” shares, all of them paid in and without par value; the amount of the Net Assets is stated in paragraph VI above;

(b) as of the date of this Indenture, except with respect to the Securities that are hereby issued, the Subjacent Treasury Shares (as such term is defined below), and the shares affected in accordance with the trusts that were created directly or indirectly by the Company for purposes of creating and maintaining share option plans and retirement plans for employees of the Company and its subsidiaries, Cemex is not obligated to put in circulation any other shares representative of the capital stock, or ordinary participation certificates whose subjacent value is formed by shares of stock of Cemex, in accordance with any contract or agreement of any nature whatsoever; Cemex does not have additional treasury shares, nor has convertible or exchangeable securities for shares of stock of Cemex or ordinary participation certificates whose subjacent value is formed by shares of Stock of Cemex or option securities that require the issuance or delivery of shares of stock of Cemex or ordinary participation certificates whose subjacent value is formed by shares of stock of Cemex, and Cemex has not executed an option or derivative financial transaction that forces Cemex to issue or deliver shares of stock of Cemex or ordinary participation certificates whose subjacent value is formed by Cemex’s shares of stock and, in general, Cemex does not have an obligation of any kind to issue or deliver or to put in circulation any shares of stock representative of its capital stock or ordinary participation certificates whose subjacent value is formed by Cemex’s shares of stock;

(c) is a sociedad anónima bursátil de capital variable, duly incorporated and existing under the laws of Mexico, authorized in accordance with its corporate purposes to issue this Indenture, to subscribe the Securities and to assume the obligations resulting from this Indenture and the Securities;

(d) the execution of this Indenture, the subscription of the Securities and the assumption of the obligations contemplated in the Indenture and the Securities, have been authorized by the necessary corporate actions, and do not violate or contravene (i) the by-laws currently in effect as of this date, or (ii) any law or administrative provision, or any contractual provision of any nature, which is binding to, or affects, Cemex;

(e) the Subjacent Treasury Shares have been duly issued and are free of any preemptive rights or similar rights, that may correspond to the shareholders or third parties, and shall remain in treasury to guarantee the existence of a sufficient number of subjacent shares with respect to the CPOs that will be delivered in the event of conversion of the Securities as set forth in the Indenture and in the Securities;

(f) This Indenture and each and every one of the Securities constitute a valid obligation, enforceable in accordance with their terms, but subject to applicable provisions regarding bankruptcy;

(g) does not require the consent or approval from any third party, including any governmental authority or auto regulatory body, for the issuance and performance of this Indenture, and for the subscription, issuance and circulation of the Securities, except for the necessary authorization of the CNBV for the registration of the Securities in the National Registry of Securities, and the authorization of the CNBV for the offering of the Securities, which have been obtained and are in force;

(h) its interest payment obligations (including the payment of penalty interest, if there is the case) and the Agreed Amount (as such term is defined below) if there is the case, with respect to the Securities, constitute unconditional and non subordinated obligations of Cemex, and have and will have at all times, at least the same priority for payment (pari passu) that the other not guaranteed liabilities, present or future (with the exception of those obligations that have priority in accordance with applicable bankruptcy laws);

(i) As of the date of this Indenture, there are no actions, suits or proceedings, either judicial, arbitral, administrative or of any nature pending, including conflicts regarding environmental, tax or labor claims or, to the knowledge of Cemex, threatened by or before any court, governmental authority or arbitral, materially affecting or could reasonably be expected to have a material adverse effect on the business, financial condition or prospects of Cemex or its subsidiaries on a consolidates basis, or that materially affects or could reasonably be expected to have a material adverse effect on the compliance by Cemex of its obligations under this Indenture or the Securities;

(j) As of the date of this Indenture, Cemex or any of its subsidiaries are not in default in the payment of any debt, nor in default of any contract which derive payment obligations, in which they are parties or bound by their terms;

(k) Cemex shall use the Securities for Exchange of certain outstanding debt notes (certificados bursátiles) which represent liabilities against the Company;

(l) The foregoing Antecedents contained in this Indenture are true and complete, and do not omit relevant information with respect to the issuance of the Securities contemplated by this Indenture;

(m) Its legal representative, Mr. René Delgadillo Galván, has sufficient corporate authority to bind the Company to the terms of this Indenture and the Securities, and such corporate authority has not been revoked or limited in any way as of the date of this Indenture and as of the date of issuance of the Securities.

In accordance with the foregoing Antecedents and Statements, Cemex by unilateral decision hereby agrees to the following:

C L A U S E S

FIRST. DEFINITIONS.

As used in this Indenture, the following terms have the meanings specified below, and shall be equally applicable to the singular or the plural of such terms:

“Subjacent Treasury Shares” shall mean the eight hundred million (800’000,000) Series “A” shares, and the four hundred million (400’000,000) Series “B” shares, representative of the capital stock of Cemex, all of them common ordinary, nominative, which once placed in circulation, shall have full voting and economic rights as provided in the current by-laws of Cemex, issued by Cemex further to the Shareholders Meeting, which have been placed in the treasury of Cemex to be used only and mandatorily as a subjacent value for CPOs, upon the conversion of all the Securities.

“Indenture” shall mean this Indenture, together with all its Exhibits, as such is amended from time to time if needed.

“CPOs Indenture” shall have the meaning specified in the Antecedents of this Indenture.

“Net Assets” shall have the meaning specified in the Antecedents of this Indenture.

“Calculation Agent” shall have the meaning specified at the beginning of this Indenture.

“Shareholders Meeting” shall have the meaning specified in the Antecedents of this Indenture.

“General Security holders Meeting” shall have the meaning specified in Clause Sixteenth of this Indenture.

“BMV” shall mean Bolsa Mexicana de Valores, Sociedad Anónima Bursátil de Capital Variable (the Mexican Stock Exchange).

“Agreed Amount” shall have the meaning specified in Clause Eleventh, section (G) (j) of this Indenture.

“Early Conversion Events” shall have the meaning specified in Clause Fifteenth of this Indenture.

“Cemex” shall have the meaning specified at the beginning of this Indenture.

“Cemex México” shall have the meaning specified at the beginning of this Indenture.

“CNBV” shall have the meaning specified in the Antecedents of this Indenture.

“CPO” or “CPOs” shall have the meaning specified in the Antecedents of this Indenture.

“Condition for Mandatory Conversion for the Price of CPO” shall mean that the Cemex’s ordinary participation certificates that have Cemex shares of stock as their subjacent value, have in each of the (5) consecutive trading sessions at the BMV prior to the corresponding calculation date a weighted average price, taking as a base the daily trading volumes in the BMV and the information disclosed by Bloomberg in the section CEMEXCPO MM Equity VWAP precisely with respect to each one of such trading sessions, equal or above to multiply one dot five (1.5) times the result of dividing the per Security over the Conversion Factor, as such Conversion Factor may be adjusted further to the terms of Clause Thirteenth herein.

“CPO Trust Agreement” shall have the meaning specified in the Antecedents of this Indenture.

“Business Day” shall mean any day of the year, except Saturdays, Sundays and Holidays, in which the offices of credit institutions located in Mexico City are open to the public to carry on banking operations in accordance with the Schedule previously disclosed by the CNBV.

“General Regulations” shall mean the Disposiciones de Carácter General Aplicables a las Emisoras de Valores y a otros Participantes del Mercado de Valores (General Regulations applicable to Issuers of Securities and other Participants in the Securities Market in Mexico), issued by the CNBV, and published in the Official Newspaper of the Federation (Diario Oficial de la Federacion) as of March 19 (nineteen), 2003 (two thousand three), and amended by publication in the Official Newspaper of the Federation as of July 22 (twenty two), 2009 (two thousand nine), or any other provisions that amend or substitute such regulations.

“Base Financial Statements” shall have the meaning specified in the Antecedents of this Indenture.

“Conversion Factor” shall mean the 372 (three hundred seventy two) CPOs that the Company shall deliver to each of the Security holders per each of the Securities outstanding (and considering for such purposes, the Nominal Value of the Securities) that such holders own during any conversion and that, initially, shall be the result of dividing the Nominal Value of the Security over $8,900.00 (Eight Thousand Nine Hundred Pesos 00/100 Mexican Currency), as such Conversion Factor may be adjusted in accordance with the provisions of Clause Thirteenth herein.

“Provisional Conversion Factor” shall mean the Conversion Factor that Cemex intends to use for the conversion of all or part of the Securities for CPOs, at any corresponding Conversion Date.

“Definitive Conversion Factor” shall mean the Provisional Conversion Factor notified by Cemex to the Calculation Agent, and that the Calculation Agent had verified if necessary, after holding discussions with Cemex on this respect.

“Conversion Date” shall mean the Due Date, the Conversion Date of the Remaining, the Optional Conversion Date, the Conversion Date for CPO Price, the Conversion Date in the Event of Early Conversion, or the Conversion Date for OPA.

“Conversion Date of the Remaining” shall have the meaning specified in Clause Eleventh, Paragraph B of this Indenture.

“Optional Conversion Date” shall have the meaning specified in Clause Eleventh, Paragraph C of this Indenture.

“Conversion Date in the Event of Early Conversion” shall have the meaning specified in Clause Eleventh, Paragraph D of this Indenture.

“Conversion Date for CPO Price” shall have the meaning specified in Clause Eleventh, Paragraph F of this Indenture.

“Conversion Date for OPA” shall have the meaning specified in Clause Eleventh, Paragraph E of this Indenture.

“Issuance Date” shall mean December 10 (ten), 2009 (two thousand nine).

“Due Date” shall mean November 28 (twenty eight), 2019 (two thousand nineteen).

“Interest Payment Date” shall mean the last day of each Interest period with respect to any of the Securities that are outstanding; regarding penalty interest, its shall be any date in which Cemex makes the payment and it is Business Day.

“CPO Trustee” shall have the meaning specified in the Antecedents of this Indenture.

“Indeval” shall mean S.D. Indeval Institución para el Depósito de Valores, Sociedad Anónima de Capital Variable.

“Mexico” shall have the meaning specified in the Antecedents of this Indenture.

“Mexican NIFs” shall mean general financial information principles applicable in Mexico at the time co the corresponding determination, considering any amendment to such principles, including any amendment in accordance with applicable law or rules of financial disclosure.

“Security” and “Securities” shall have the meaning specified in the Antecedents of this Indenture.

“Security holder” shall mean, collectively, at any time, the persons, individuals or entities of any nationality which are legal holders of the Securities.

“OPA” shall have the meaning specified in Clause Eleventh, Paragraph E of this Indenture.

“Indemnified Parties” shall have the meaning specified in Clause Twentieth of this Indenture.

“Interest Period” shall mean, with respect to each of the Securities, each ninety one (91) calendar day period, from the Issuance Date to whatever occurs first between the Due Date or the corresponding Conversion Date, to calculate the interest amount accrued by the Securities, provided however that (i) the first Interest Period shall begin with the Issuance Date and shall end precisely in the corresponding date that is ninety one (91) calendar days after the Issuance Date, (ii) subsequent Interest Periods shall begin the calendar day immediately following the last day of the Interest Period immediately before and shall end the date that is ninety one (91) calendar days after, (iii) any Interest Period that does not end on a Business Day, it shall be extended to the Business Day immediately following, taking into consideration the additional day or days for the calculation of accrued interest, and (iv) any Interest Period that is in effect in the Due Date or in the corresponding Conversion Date shall end precisely at Due Date or at the corresponding Conversion Date.

“Common Representative” shall have the meaning specified at the beginning of this Indenture.

“Company” shall have the meaning specified at the beginning of this Indenture.

“Interest Rate” shall mean a yearly gross fixed interest rate of [ten (10) percentage points] that the Securities will accrue during the term of such Securities.

“Penalty Interest Rate” shall have the meaning specified in Clause Seventh of this Indenture.

“Tolteca” shall have the meaning specified at the beginning of this Indenture.

“Nominal Value of the Securities” shall mean $8,900.00 (Eight Thousand Nine Hundred Pesos and 00/100 Mexican Currency).

“Term of the Securities” shall have the meaning specified in Clause Twelfth of this Indenture.

SECOND. ISSUANCE OF THE SECURITIES.

Subject to the terms and conditions set forth in this Indenture, Cemex hereby issues, by unilateral decision and in the form and terms provided by Chapter V, Title First of the General Law of Negotiable Instruments and Credit Operations, 463,656 (Four Hundred Sixty Three Thousand Six Hundred Fifty Six) bearer Securities, with a nominal value per Security equal to the Nominal Value of the Securities, and with the consequent total Nominal Value equal to $4,126’538,400.00 (Four Thousand One Hundred Twenty Six Million Five Hundred Thirty Eight Thousand Four Hundred Pesos and 00/100 Mexican Currency), which represent a collective liability against Cemex and that Cemex hereby agrees to timely pay, including the cash payment of applicable interest and, if the case may be, penalty interest and the Agreed Amount, as set forth in this Indenture.

The Securities are unsecured and do not have a specific guarantee.

The Securities are issued in bearer form.

Notwithstanding that the Securities are mandatorily convertible into shares of stock of Cemex, represented by CPOs, for purposes of clarity and briefness with respect to the mechanics of the conversion and the delivery of the certificates, either in physical form or electronically, this Indenture shall contain references to the conversion of the Securities into CPOs.

THIRD. NAME OF THE ISSUANCE.

The name of the issuance of the Securities referred to in this Indenture is “Emisión de Obligaciones Forzosamente Convertibles en Acciones de Cemex, S.A.B. de C.V., representadas por Certificados de Participación Ordinarios” (Issuance of Mandatory Convertible Securities into Shares of Stock of Cemex, S.A.B. de C.V., represented by Ordinary Participation Certificates).

FOURTH. CERTIFICATES REPRESENTING THE SECURITIES.

Cemex issues a single certificate to represent initially the total amount of the Securities. The certificate representing the Securities and any certificate or certificates that substitute the original certificate shall reflect the number of Securities represented, shall contain the requirements set forth in Article 210 (two hundred ten) of the General Law of Negotiable Instruments and Credit Operations, and shall contain the signature of two (2) members of the Board of Directors of Cemex authorized for such effects, as well as the signature of the Common Representative.

In accordance with the provisions of, and as permitted by, Article 282 (two hundred eighty two) of the Securities market Law, the certificate initially representing the Securities, or any certificate or certificates that substitute such initial certificate, shall be deposited at Indeval and shall not require to have coupons for the exercise of rights related to (i) payment of interest amounts accrued by the Securities (including penalty interest and the Agreed Amount, if it is the case), (ii) the conversion of the Securities into CPOs, or (iii) any other act or fact that may be construed to require the tendering of a coupon.

Notwithstanding the provisions set forth in this Clause, the certificate initially representing the Securities, and any other certificate or certificates that substitutes such initial certificate, shall contain, without limitation, the following terms: (i) the name, purpose and corporate domicile of Cemex, (ii) the amount of the capital stock outstanding of Cemex, and the total assets and liabilities in accordance with the Base Financial Statements, (iii) the amount of the issuance, with the number and Nominal Value of the Securities, (iv) the Interest Rate and the Penalty Interest Rate to be accrued by the Securities, (v) the events and the mechanics for the conversion of the Securities into CPOs, (vi) the place of conversion of the Securities, (vii) the place and Issuance Date, (viii) the signature of two (2) members of the Board of Directors of Cemex that have been appointed for the issuance of such documents or the certificates related to the issuance of the Securities, (ix) the signature of the Common Representative, and (x) a summary of the main terms and conditions of this Indenture.

If it is necessary, Cemex shall proceed to fraction, exchange and substitution of the certificate or certificates representing the Securities, as required by Indeval or BMV, to the extent conversions of Securities into CPOs have occurred, or a result of any other fact or act that requires a change or substitution.

The Securities issued under the terms of this Indenture shall entitle their holders with the same rights and shall impose upon them the same obligations under the terms of this Indenture.

FIFTH. USE OF THE SECURITIES.

The issuance of the Securities referred to in this Indenture is made with the purpose that Cemex will use such Securities to exchange them for certain debt notes (certificados bursátiles) which are outstanding against the Company.

SIXTH. POTENTIAL PURCHASERS.

In accordance with applicable law, the Securities may be acquired by individuals or entities, of Mexican or foreign nationality, including institutional investors, such as credit institutions, brokerage houses, insurance companies, investment companies specialized in retirement funds, pension funds, retirement funds, general warehousing deposits, leasing companies, credit unions and factoring companies.

SEVENTH. INTEREST AND INTEREST PAYMENT.

A. INTEREST.

Beginning from the Issuance Date and until the Due Date or applicable Conversion Date, as the case may be, each of the Securities outstanding shall accrue ordinary interest at a gross annual rate equal to the Interest Rate, which rate shall be fixed during the term of the Securities. Such interest amounts shall be paid with respect to each Interest Period, on each of the Interest Payment Dates.

Interest shall be calculated over the basis of a year of three hundred and sixty five (365) days, and for the number of days that effectively lapsed in the corresponding Interest Period. The calculations shall be rounded to the nearest hundredth.

Interest payable by each of the Securities shall be multiplied by the total number of Securities outstanding to determine the total amount of interest payable by Cemex in each of the Interest Payment Dates with respect to the corresponding Interest Period, with respect to the total number of Securities outstanding.

Interest shall be payable in Mexican pesos.

The Common Representative shall announce, by written notice to Cemex, to CNBV, Indeval and to BMV two (2) Business Days prior to the corresponding Interest Payment Date, through the means determined by BMV (including the Electronic System for Delivery and Disclosure of Information or Sistema Electrónico de Envío y Difusión de Información, or “SEDI” governed by BMV), the amount of interest payable by Cemex in the corresponding Interest Payment Date with respect to the Securities outstanding as of such Interest Payment Date, as well as the interest rate applicable to the next Interest Period.

Each of the Securities shall cease to accrue interest upon such Security is converted into CPOs in any of the Conversion Dates, provided that Cemex, simultaneously, has deposited the corresponding interest amounts at the offices of Indeval, with the prior verification made by the Common Representative, at the latest of 11:00 a.m. at the respective Conversion Date; otherwise, Securities shall continue to accrue interest, including penalty interest.

B. PENALTY INTEREST.

In the event of default by Cemex in the payment of ordinary interest accrued with respect to the outstanding Securities at the corresponding Interest Payment Date, and to the extent permitted by applicable law, penalty interest shall accrue over the unpaid balance of such ordinary interest, beginning from the date of the default until the total payment, applying an interest rate resulting from adding two (2) percentage points to the Interest Rate (the “Penalty Interest Rate”), over the basis of a year of three hundred and sixty five (365) days and for the number of days effectively lapsed during the default. Penalty interest shall be payable at sight.

C. INTEREST PAYMENT DATE.

Ordinary interest over the Securities outstanding shall be paid at each of the Interest Payment Dates while the Securities are outstanding and such Securities have not been converted in accordance with the provisions of this Indenture; penalty interest, as the case may be, shall be payable at sight. In the event that some or the total amount of the Securities have not been previously converted during any of the Conversion Dates, the last Interest Payment Date with respect to such Securities shall be the Due Date.

EIGHTH. FORM OF PAYMENT AND PLACE OF PAYMENT OF INTEREST AND OTHER AMOUNTS.

The Security holders shall receive payment of interest and, as the case may be, penalty interest, and the Agreed Amount, as the case may be, with respect to the Securities outstanding, precisely at the respective Interest Payment Date or in the corresponding payment date (regarding penalty interest and the Agreed Amount, as the case may be), prior validation made by the Common Representative though Indeval, whose offices are located at Paseo de la Reforma No. 255, Third Floor, Colonia Cuauhtémoc, Mexico City, Federal District, by electronic wire transfer, and Indeval shall make the appropriate distributions among the custodians of the Security holders, and, if such procedure is impossible or with respect to the penalty interest, such payment shall be made at the offices of Cemex located at Avenida Ricardo Margáin Zozaya number 325 (three hundred twenty five), Colonia Valle del Campestre, 66265 (sixty six thousand two hundred sixty five), San Pedro Garza García, Nuevo Leon, México.

NINTH. TAX PROVISIONS.

The current tax provisions affecting the Security holders with respect to the acquisition, property, payment or conversion of the Securities, shall be the applicable provisions of the Mexican Income Tax Law (Ley del Impuesto sobre la Renta), provided, however, that the Security holders, by purchasing the Securities, are accepting that such tax provisions may be amended during the term of the Securities as such law and its applicable interpretation may change from time to time.

TENTH. REGISTRATION OF THE SECURITIES IN THE NATIONAL REGISTRY OF SECURITIES AND THE BMV.

Cemex hereby agrees to take all the actions, steps and in general all acts that are necessary and/or convenient to register the Securities in the National Registry of Securities which is administered by the CNBV, and to register the Securities for trading in the BMV, with the prior deposit of the certificate or certificates, as the case may be, representing the Securities at Indeval.

Furthermore, Cemex hereby agrees to take all actions and acts necessary and/or convenient (including the payment of applicable expenses and fees) in order to maintain in force and effect, throughout the Term of the Securities, the registration of the Securities in the National Registry of Securities administered by CNBV, as well as for trading of the Securities in the BMV.

In addition, Cemex agrees to take all the actions and acts that are necessary and/or convenient, to keep the registration of the ordinary participation certificates whose subjacent value is formed by shares of stock of Cemex, and the shares of stock representing the capital stock of Cemex in the National Registry of Securities administered by CNBV, and the registration of the ordinary participation certificates whose subjacent value is formed by shares of stock of Cemex, for trading in the BMV.

The Common Representative shall have the right form time to time to verify the compliance of Cemex’s obligations under Clause Eleventh herein and to obtain certificates from the Company to reflect compliance with such obligations.

ELEVENTH. CONVERSION OF THE SECURITIES.

A. CONVERSION AT THE DUE DATE.

Unless that the total amount or part of the Securities had been early converted in accordance with the provisions of this Indenture, precisely at the Due Date, Cemex shall mandatorily convert into CPOs all the outstanding Securities as of such moment, and shall use the Conversion Factor in effect as of the Business Day immediately before the Due Date, and precisely on Due Date Cemex shall transfer (or cause to be transferred), through Indeval, with the prior validation from the Calculation Agent, the number of CPOs resulting from such Conversion Factor free and clear of any liens or limitation of ownership to an account maintained by the Common Representative at Indeval for such purposes, and the Common Representative (through Indeval) shall transfer the CPOs to the accounts kept at Indeval for such purposes by the corresponding custodians of each of the Security holders (and provided such accounts were notified in advance to the Common Representative). Five (5) Business Days prior to Due Date, after the close of operations of the BMV, Cemex shall notify in writing to the Common Representative and the Calculation Agent the Provisional Conversion Factor, which the Calculation Agent shall be obligated to validate within the next two (2) Business Days, and after the such validation by the Calculation Agent, the Provisional Conversion Factor shall become the Definitive Conversion Factor. Cemex shall notify in writing the Provisional Conversion Factor and the Definitive Conversion Factor to the Common Representative in order for the Common Representative to inform the Security holders and the corresponding authorities through the Electronic System for the Delivery and Disclosure of Information administered by BMV (known as the “SEDI”), and to Indeval, in accordance with Article 288 (two hundred eighty eight) of the Securities Market Law.

B. EARLY CONVERSION AT THE OPTION OF CEMEX.

Within a term of one hundred and twenty (120) calendar days, beginning from the date in which at least eighty five percent (85%) of the Securities (using as a base the Nominal Value per Security) issued in the Issuance Date have been previously converted into CPOs in accordance with any of the conversion events set forth in this Indenture, Cemex shall have the right, in a Business Day, which in any event shall coincide with a Interest Payment Date which is at least ten (10) Business Days after the Business Day in which Cemex notified in writing to the Security holders, the Common Representative and the Calculation Agent the exercise of such right (the “Conversion Date of the Remaining”), to early convert into CPOs the total amount of the outstanding Securities at such moment, using the Conversion Factor in effect the Business Day immediately prior to the Conversion Date of the Remaining, and precisely as of the Conversion Date of the Remaining, Cemex shall transfer (or caused to be transferred), through Indeval, with the prior validation from the Calculation Agent, the number of CPOs resulting from such Conversion Factor free and clear of any liens or limitation of ownership to an account maintained by the Common Representative at Indeval for such purposes, and the Common Representative (through Indeval) shall transfer the CPOs to the accounts kept at Indeval for such purposes by the corresponding custodians of each of the Security holders (and provided such accounts were notified in advance to the Common Representative). Five (5) Business Days prior to Conversion Date of the Remaining, after the close of operations of the BMV, Cemex shall notify in writing to the Common Representative and the Calculation Agent the Provisional Conversion Factor, which the Calculation Agent shall be obligated to validate within the next two (2) Business Days, and after the such validation by the Calculation Agent, the Provisional Conversion Factor shall become the Definitive Conversion Factor. Cemex shall notify in writing the Provisional Conversion Factor and the Definitive Conversion Factor to the Common Representative in order for the Common Representative to inform the Security holders and the corresponding authorities through the Electronic System for the Delivery and Disclosure of Information administered by BMV (known as the “SEDI”), and to Indeval, in accordance with Article 288 (two hundred eighty eight) of the Securities Market Law.

C. EARLY CONVERSION AT THE OPTION OF THE SECURITY HOLDERS.

In any Interest Payment Date taking place from the Business Day immediately following the date which is the first anniversary of the Issuance Date, each of the Security holders shall have the right, provided that such Security holder has irrevocably notified in writing the Common Representative with at least fifteen (15) Business Days in advance to the Interest Payment Date selected by the Security holder (the “Optional Conversion Date”) to convert into CPOs in whole or in part the Securities that are owned by such Security holder, in accordance with the Conversion Factor in effect the Business Day immediately prior to the Optional Conversion Date, and precisely as of the Optional Conversion Date, Cemex shall transfer (or caused to be transferred), through Indeval, with the prior validation from the Calculation Agent, the number of CPOs resulting from such Conversion Factor free and clear of any liens or limitation of ownership to an account maintained by the Common Representative at Indeval for such purposes, and the Common Representative (through Indeval) shall transfer the CPOs to the accounts kept at Indeval for such purposes by the corresponding custodians of each of the Security holders that exercised this option (and provided such accounts were notified in advance to the Common Representative). For purposes of the foregoing, the Common Representative shall notify Cemex and the Calculation Agent, the Business Days following the receipt of a conversion notice from any Security holder in terms of this paragraph (c), the reception and the terms of such notice. Five (5) Business Days prior to Optional Conversion Date, after the close of operations of the BMV, Cemex shall notify in writing to the Common Representative and the Calculation Agent the Provisional Conversion Factor, which the Calculation Agent shall be obligated to validate within the next two (2) Business Days, and after the such validation by the Calculation Agent, the Provisional Conversion Factor shall become the Definitive Conversion Factor. Cemex shall notify in writing the Provisional Conversion Factor and the Definitive Conversion Factor to the Common Representative in order for the Common Representative to inform the Security holders and the corresponding authorities through the Electronic System for the Delivery and Disclosure of Information administered by BMV (known as the “SEDI”), and to Indeval, in accordance with Article 288 (two hundred eighty eight) of the Securities Market Law.

D. CONVERSION IN THE EVENT OF EARLY CONVERSION.

In any Business Day taking place from the tenth Business Day after the occurrence of an automatic event or had been declared the mandatory conversion as a result of a Event of Early Conversion (made by the Security holders that own certain percentage of the outstanding Securities as provided in this Indenture), the total number of the Security holders collectively shall have the right and the obligation to, provided that the Common Representative has notified Cemex in writing with at least ten (10) Business Days in advance to the Business Day selected for conversion (the “Conversion Date in the Event of Early Conversion”), to early convert into CPOs the total amount of the Securities owned by the Security holder as of the date of such exercise, in accordance with the Conversion Factor in effect the Business Day immediately prior to the Conversion Date in the Event of Early Conversion, and precisely as of the Conversion Date in the Event of Early Conversion, Cemex shall transfer (or caused to be transferred), through Indeval, with the prior validation from the Calculation Agent, the number of CPOs resulting from such Conversion Factor free and clear of any liens or limitation of ownership to an account maintained by the Common Representative at Indeval for such purposes, and the Common Representative (through Indeval) shall transfer the CPOs to the accounts kept at Indeval for such purposes by the corresponding custodians of each of the Security holders (and provided such accounts were notified in advance to the Common Representative). Five (5) Business Days prior to Conversion Date in the Event of Early Conversion, after the close of operations of the BMV, Cemex shall notify in writing to the Common Representative and the Calculation Agent the Provisional Conversion Factor, which the Calculation Agent shall be obligated to validate within the next two (2) Business Days, and after the such validation by the Calculation Agent, the Provisional Conversion Factor shall become the Definitive Conversion Factor. Cemex shall notify in writing the Provisional Conversion Factor and the Definitive Conversion Factor to the Common Representative in order for the Common Representative to inform the Security holders and the corresponding authorities through the Electronic System for the Delivery and Disclosure of Information administered by BMV (known as the “SEDI”), and to Indeval, in accordance with Article 288 (two hundred eighty eight) of the Securities Market Law.

E. CONVERSION IN THE EVENT OF AN OPA.

In any Business Day taking place beginning from the fifth Business Day following the start of a public tender offer to acquire CPOs or shares of stock of Cemex, payable in cash, shares or other securities of the offeror (or issued by a third party), or a combination of the foregoing, by virtue of which any person (or group of persons), either individuals or entities, may result in holding more than thirty percent (30%) of the total CPOs outstanding, or shares representing the capital stock of Cemex then outstanding (an “OPA”), each of the Security holders shall have the right, provided that they have notified the Common Representative with at least five (5) Business Days in advance to the

Business Day selected for conversion, which in all conversion events in accordance to the paragraph E of this Clause Eleventh must occur in the date that is five (5) Business Days before the Business Day stated to conclude said public offer (the “Conversion Date for OPA”), to early convert into CPOs in whole or in part the Securities that are owned by such Security holder at the time of the exercise, in accordance with the Conversion Factor in effect the Business Day immediately prior to the Conversion Date for OPA, and precisely as of the Conversion Date for OPA, Cemex shall transfer (or caused to be transferred), through Indeval, with the prior validation from the Calculation Agent, the number of CPOs resulting from such Conversion Factor free and clear of any liens or limitation of ownership to an account maintained by the Common Representative at Indeval for such purposes, and the Common Representative (through Indeval) shall transfer the CPOs to the accounts kept at Indeval for such purposes by the corresponding custodians of each of the Security holders that exercised this option (and provided such accounts were notified in advance to the Common Representative). For purposes of the foregoing, the Common Representative shall notify Cemex and the Calculation Agent, the Business Days following the receipt of a conversion notice from any Security holder in terms of this paragraph E, the reception and the terms of such notice. Four (4) Business Days prior to Conversion Date for OPA, after the close of operations of the BMV, Cemex shall notify in writing to the Common Representative and the Calculation Agent the Provisional Conversion Factor, which the Calculation Agent shall be obligated to validate within the next two (2) Business Days, and after the such validation by the Calculation Agent, the Provisional Conversion Factor shall become the Definitive Conversion Factor. Cemex shall notify in writing the Provisional Conversion Factor and the Definitive Conversion Factor to the Common Representative in order for the Common Representative to inform the Security holders and the corresponding authorities through the Electronic System for the Delivery and Disclosure of Information administered by BMV (known as the “SEDI”), and to Indeval, in accordance with Article 288 (two hundred eighty eight) of the Securities Market Law.

F. EARLY CONVERSION FOR CPO PRICE.

In the Business Day taking place ten (10) Business Days after the Condition for Mandatory Conversion for CPO Price is met (the “Conversion Date for CPO Price”), and precisely as of the Conversion Date for CPO Price, Cemex shall mandatorily convert into CPOs all the outstanding Securities as of such moment, and shall use the Conversion Factor in effect as of the Business Day immediately before the Conversion Date for CPO Price, and precisely on Conversion Date for CPO Price Cemex shall transfer (or cause to be transferred), through Indeval, with the prior validation from the Calculation Agent, the number of CPOs resulting from such Conversion Factor free and clear of any liens or limitation of ownership to an account maintained by the Common Representative at Indeval for such purposes, and the Common Representative (through Indeval) shall transfer the CPOs to the accounts kept at Indeval for such purposes by the corresponding custodians of each of the Security holders (and provided such accounts were notified in advance to the Common Representative). Five (5) Business Days prior to Conversion Date for CPO Price, after the close of operations of the BMV, Cemex shall notify in writing to the Common Representative and the Calculation Agent the Provisional Conversion Factor, which the Calculation Agent shall be obligated to validate within the next two (2) Business Days, and after the such validation by the Calculation Agent, the Provisional Conversion Factor shall become the Definitive Conversion Factor. Cemex shall notify in writing the Provisional Conversion Factor and the Definitive Conversion Factor to the Common Representative in order for the Common Representative to inform the Security holders and the corresponding authorities through the Electronic System for the Delivery and Disclosure of Information administered by BMV (known as the “SEDI”), and to Indeval, in accordance with Article 288 (two hundred eighty eight) of the Securities Market Law.

G. PROCEDURE FOR THE CONVERSION OF SECURITIES.

The conversion of the Securities shall be subject to the following:

(a) Regardless of any other notices that Cemex is obligated to give in accordance with this Indenture or in accordance with applicable law, Cemex hereby agrees to give notice to the Security holders though the Electronic System for the Delivery and Disclosure On Information administered by BMV (known as the “SEDI”), and in two (2) news papers of wide distribution in the cities of Mexico, Federal District and Monterrey, Nuevo Leon, and to give notice to Indeval, CNBV, BMV and the Common Representative with respect to the circulation of the Subjacent Treasure Shares and any corresponding CPOs, the Business Day following the corresponding Conversion Date.

(b) Cemex hereby agrees to, and in any case with sufficient anticipation under the circumstances, in order for the Calculation Agent to be in a position to determine the corresponding Conversion Factor and to discuss any relevant aspect with Cemex, promptly deliver to the Calculation Agent and the Common Representative notices indicating: (i) the occurrence of any fact or act and the circumstances of such act or fact, (ii) if one or more Security holders have requested the conversion of their Securities, or if an event resulting in mandatory conversion has occurred or reasonably is expected to occur, and (iii) the applicable Conversion Factor, including the Provisional Conversion Factor, and any and all information and methodology to calculate the Conversion Factor, to allow the Calculation Agent to comply with its obligations under this Indenture, including the validation of the Provisional Conversion Factor and the Definitive Conversion Factor; provided, however, that the Calculation Agent shall not have any obligation with respect to (1) investigation if there is an event that has caused or that may cause an adjustment in the Conversion Factor or the characteristics of said Conversion Factor, (2) to confirm the validity or enforceability of the fact that caused a modification in the Conversion Factor, or (3) to initially determine the applicable Conversion Factor.

(c) The conversion of the Securities into CPOs in any of the events set forth in this Indenture shall be done exclusively against the delivery of the corresponding Securities by the appropriate Security holder, provided, however, that (i) the Security holder shall be prevented from transferring to third parties in the market, the Securities that are subject to a conversion request or with respect to the Securities that are subject to a mandatory conversion, even in the cases in which such Security holder had not agreed to the conversion, and shall instruct the transfer of the Securities from the account of the Security holder custodian to the account of the Common Representative at Indeval with the appropriate time in advance for the conversion to take place, and (ii) the Common Representative may refuse to take any action in the name and on the account of a Security holder, if the Common Representative has not received the corresponding Securities for the transfer in accordance to this Indenture.

(d) The Securities shall be considered converted into CPOs once Cemex has given notice to Indeval, CNBV, BMV and the Common Representative, informing them that the corresponding amount of Subjacent Treasury Shares have been placed in circulation and that the CPOs have been released and transferred through Indeval, and that each Security holder has received through the corresponding custodian, the applicable CPOs precisely in the account maintained by such custodian, regardless that the exchange of the corresponding certificate representing the Securities for the certificate representing the CPOs takes place at a later time. Cemex hereby agrees to transfer to Indeval the corresponding Subjacent Treasury Shares, to cause the CPO Trustee to transfer through Indeval the corresponding CPOs, and to take the necessary or convenient acts for the conversion of the Securities to take place.

(e) If there are fractions while calculating the number of CPOs to be released to each of the Security holders as a result of a conversion of their Securities, (i) if the result is equal or more than zero dot five (0.5), the number of CPOs will be rounded upwards to the nearest entire amount, and one (1) additional CPO will be delivered; and (ii) if the result was less than zero dot five (0.5), the number of CPOs shall be rounded downwards to the nearest inferior round number, and no additional CPOs with respect to such fraction.

(f) The conversion of the Securities in accordance with the provisions of this Clause shall be done directly by Indeval, by means of a transfer of CPOs and Securities, in accordance with the terms of this Indenture.

(g) In the event that the trading of the ordinary participation certificates whose subjacent value is formed by shares of stock of Cemex has been suspended in the BMV, either temporarily or definitively, and consequently there will be no market value for such ordinary participation certificates as of the corresponding the Conversion Date, then the corresponding conversion of Securities into CPOs shall be suspended, and shall take place thirty (30) Business Days from the date in which the ordinary participation certificates whose subjacent value is formed by shares of stock of Cemex have resumed trading in the BMV; provided, however, that (i) if the suspension of the trading exceeds a term of one hundred eighty (180) days, then the Securities shall be mandatorily converted by Cemex (and Cemex will be obligated to take any and all actions to effect such conversion in accordance with this Indenture), from the Business Day following the term of one hundred and eighty (180) days, using the Conversion Factor in effect the Business Day immediately prior to the date in which the trading of the ordinary participation certificates whose subjacent value is formed by shares of stock of Cemex in the BMV was suspended (and the Conversion Factor shall be validated by the Calculation Agent), and (ii) during the time of the suspension, the Securities shall accrue interest, at the Interest Rate, and such interest amounts shall be paid on the corresponding Conversion Date (including the date of conversion in accordance with paragraph (i) above).

(h) In accordance with the provisions of section IX (nine) of Article 210 Bis (two hundred ten BIS) of the General Law of Negotiable Instruments and Credit Operations, the Subjacent Treasury Shares not delivered as a result of the conversion of the Securities (as subjacent value for the corresponding CPOs), shall be cancelled, and the Board of Directors and the Common Representative shall prepare minutes in that regards, and such minutes shall be officially formalized before a Notary Public and record such deed in the Public Registry of Property and Commerce of the State of Nuevo Leon, which corresponds to the corporate domicile of Cemex.

(i) Precisely on the corresponding Conversion Date, each of the Security holders that is converting their Securities shall have the right to receive from Cemex, with respect to the Securities being converted, any accrued and unpaid interest and any other applicable accessory amounts, including the Agreed Amount.

(j) Precisely on the Conversion Date in the Event of Early Conversion, each of the Security holders converting their Securities shall have the right to receive from Cemex, with respect to the Securities being converted, ordinary interest with respect to the Securities corresponding to the period of three hundred and sixty five (365) days immediately following the Conversion Date in the Event of Early Conversion or to an inferior period, if the Due Date occurs in an inferior term than the term of three hundred and sixty five (365) days (the “Agreed Amount”). This amount shall be paid in the manner set forth in Clause Eighth of this Indenture.

(k) Any controversy related to the conversion of the Securities, including the calculation of the applicable Conversion Factor shall be resolved by Cemex, the Common Representative and the Calculation Agent, and in the event that such parties are unable to reach an agreement among them, as determined in a definitive decision by any of the auditing firms below (or any successor of such firms), at the election of Cemex (i) Ernst & Young, (ii) KPMG, o (iii) PriceWaterhouseCoopers, and the Conversion Date (or any other date for conversion) shall be deemed extended until the tenth Business Day following the date in which the definitive determination was made.

TWELFTH. TERM OF THE SECURITIES.

The Securities shall have a term of three thousand six hundred forty (3,640) calendar days, beginning from December 10 (ten), 2009 (two thousand nine), and such term shall conclude on November 28 (twenty eight), 2019 (two thousand nineteen), provided however that, with respect to the corresponding Securities, the term of the Securities shall be deemed reduced to, and shall conclude at, the corresponding Conversion Date (the “Term of the Securities”).

THIRTEENTH. NEGATIVE COVENANTS.

A. NEGATIVE COVENANTS RELATED TO DILUTION.

During the Term of the Securities, Cemex shall not make any agreement or determination adversely affecting the rights of the Security holders with respect to the basis for conversion set forth in Clause Eleventh of this Indenture and particularly, without limitation in the following cases, unless Cemex has the prior written consent of the General Security holders Meeting further to this Indenture to take such adverse agreement or determination, provided, however, that if adjustments have to be made or the following events occur, no approval of the General Security holders Meeting will be needed.

With respect to any of the items that Cemex has the intention to approve, or were approved, or the intention to determine, or were determined, with respect to the items set forth below, Cemex hereby agrees to the following:

(a) Capital Stock Increases by Capitalization of Shareholders Equity Accounts, Share Dividends, Splits, etc. In the event of capital stock increases of Cemex, by the issuance of shares representative of the capital stock of Cemex, that are paid by means of capitalization of shareholders’ equity accounts (of any nature), distribution of dividends in shares representative of the capital stock of Cemex or in the event of a stock split of such shares of stock or similar event that results in the delivery or exchange of shares, of whatever nature or determination, it shall be adjusted the number of shares of Cemex that may be subscribed (by conversion) by the Security holders, by means of an adjustment in the Conversion Factor in accordance with the terms proposed by Cemex to the Common Representative, with the prior acceptance and/or ratification by the Calculation Agent (and for such purposes the Calculation Agent shall be notified and consulted in accordance with Clause Eleventh, section G subsection (b)).

(b) Reverse Split. In the event that Cemex decreases the number of shares representative of its capital stock outstanding by a reverse Split or similar or equivalent transaction, whatever it is called, the number of shares of stock that may be subscribed (by conversion) by the Security holders shall be adjusted by means of an adjustment to the Conversion Factor in accordance with the terms proposed by Cemex to the Common Representative, with the prior acceptance and/or ratification by the Calculation Agent (and for such purposes the Calculation Agent shall be notified and consulted in accordance with Clause Eleventh, section G subsection (b)).

(c) Mergers in which Cemex is the Merging Company. In the event that the general shareholders meeting of Cemex approves a merger of one or more companies, and Cemex is the merging company, or enters into a similar transaction, the Conversion Factor shall not be adjusted.

(d) Mergers in which Cemex is the Merged Company. In the event that the general shareholders meeting of Cemex approves that Cemex, as merged company, is merged with one or more companies, or enters into a similar transaction whatever is called, so Cemex ceases to exist to be absorbed by other legal entity, as a merging company or a new company is created as a result of the merger, whatever such company is named and regardless of the type of transaction, then the outstanding Obligations shall be, and shall be considered mandatorily converted, precisely the Business Day prior to the date in which the merger agreements were approved, in accordance with the terms of Section A of Clause Eleventh, provided, however, that to effect the conversion mentioned in this paragraph (d), Cemex hereby agrees to take any and all necessary measures, including any necessary action before CNBV, Indeval and BMV.

(e) Spin-off of Cemex. In the event that the general shareholders meeting of Cemex approves the spin-off of Cemex, then, the outstanding Securities shall be, and shall be considered mandatorily converted precisely the Business Day immediately before to the Business Day in which the approval of the spin-off was made, in accordance with the terms of Section A of Clause Eleventh of this Indenture, and shall be considered such prior Business Day as if such date were the Due Date contemplated in such Clause Eleventh Section A, provided, however, that to effect the conversion mentioned in this paragraph (e), Cemex hereby agrees to take any and all necessary measures, including any necessary action before CNBV, Indeval and BMV.

(f) Concurso Mercantil; Dissolution and Liquidation of Cemex. In the event that the general shareholders meeting of Cemex approves that Cemex be dissolved, or such dissolution is the result of an order issued by competent authority, or that Cemex was subject of a procedure of “concurso mercantil”, bankruptcy or similar or equivalent procedure, in any jurisdiction and regardless of the name of such procedure, then all the outstanding Securities shall be, and shall be considered as mandatorily converted, at the corresponding Conversion Factor in effect immediately before the approval of the dissolution or the declaration of “concurso mercantil”, bankruptcy or similar event, in order for the Security holders to convert into shares of stock of Cemex, and with such capacity participate in the concurso mercantil or bankruptcy procedures or similar procedures or in the liquidation or dissolution, and the provisions of Article 226 (two hundred and twenty five) of the General Law of Negotiable Instruments and Credit Operations shall not apply, provided, however that, in the event of concurso mercantil, bankruptcy or similar event, it shall be considered that the outstanding Securities shall still accrue interest until such Securities are effectively converted into shares representative of capital stock of Cemex, considering what is resolved by the judge deciding on the concurso mercantil or bankruptcy procedures.

The provisions of this Clause Thirteenth, Section A with respect to the shares of stock of the Company shall be considered to be applicable mutatis mutandi, to the CPOs.

In the event that the proposals to adjust the Conversion Factor presented by Cemex for the approval and/or ratification of the Calculation Agent during any of the events referred in this Clause Thirteenth Section A, were not accepted or ratified by the Calculation Agent, the Calculation Agent shall notify Cemex in order for Cemex to correct the proposal and may enter into the necessary discussions and negotiation between Cemex and the Calculation Agent, and if no agreement is reached with respect to the Adjustment Factor by Cemex and the Calculation Agent, then the applicable adjustment shall be determined by a definitive decision by any of the auditing firms below (or any successor of such firms), at the election of Cemex (i) Ernst & Young, (ii) KPMG, o (iii) PriceWaterhouseCoopers, and the Conversion Date (or any other date for conversion) shall be deemed extended until the tenth Business Day following the date in which the definitive determination was made.

Regardless of the actions that may correspond to the Security holders and the Common Representative in accordance to applicable law, if Cemex does not comply with any of its obligations under Clause Thirteenth Section A, the Security holders owning at least ten percent (10%) of the total outstanding Securities (considering the Nominal Value per Security) shall have the right, but not the obligation, to request the Common Representative to adjust the Conversion Factor as necessary in the terms proposed to the Common Representative, with the prior validation of such adjustment by the Calculation Agent and notice to Cemex, provided, however that in the event that the Security holders do not proposed the respective adjustment to the Conversion Factor, such adjustment shall be determined by the Calculation Agent, and the Calculation shall have no liability before Cemex and the Security holders, and Cemex and the Security holders (for the mere fact of acquiring the Securities) release the Calculation Agent of such liability.

B. OTHER NEGATIVE COVENANTS.

During the Term of the Securities, Cemex hereby agrees not to engage in the following acts, unless Cemex obtains the prior written approval of the General Security holders Meeting:

(a) Accounting Policies. Not to modify its current accounting policies unless (i) it is expressly authorized by Cemex’s auditing committee, and it is disclosed to the public investors under the terms of the General Regulations, and (ii) the modifications are required by applicable law, the Mexican NIFs, or the rules of financial disclosure;

(b) Related Party Transactions. Not to engage in related party transactions, except in accordance to the provisions and under the terms of the Securities Market Law;

(c) By-laws. Not to amend the clauses of its by-laws with respect to (i) its main corporate purpose, and (ii) its corporate domicile, to change it to a country other than Mexico;

(d) Registration. Not to take any action to cancel the registration of the Securities, or the shares of stock of Cemex or the CPOs in the National Registry of Securities, or the listing of such securities in the BMV;

(e) Adverse Acts. Not to engage in any acts or to take any step to amend the CPOs Indenture, the CPO Trust Agreement which adversely affects or reasonably could adversely affect the rights of the Security holders in accordance with the Securities.

FOURTEENTH. AFFIRMATIVE COVENANTS.

During the Term of the Securities, Cemex hereby agrees:

(a) Internal Financial Statements. To deliver to the Common Representative, quarterly, within the five (5) Business Days after the deadline established by the General Regulations, one (1) complete set of internal consolidated unaudited financial statements of Cemex, with respect to every quarter, which will include a balance sheet, statements of income and cash flows, prepared in accordance with the Mexican NIFs, and signed by the Chief Financial Officer or equivalent officer of Cemex.

(b) Audited Financial Statements. To deliver to the Common Representative, yearly, within the five (5) Business Days after the deadline established by the General Regulations, one (1) complete set of consolidated audited financial statements of Cemex, with respect to the corresponding fiscal year, which will include a balance sheet, statements of income and cash flows, prepared in accordance with the Mexican NIFs, and certified by the external auditor of Cemex.

(c) Other Reports.

(1) To deliver to the Common Representative an annual certificate, precisely in the same date of delivery to the Common Representative of the annual financial statements indicated in paragraph (b) above, signed by the Chief Financial Officer or equivalent officer of Cemex, stating that Cemex has complied during the respective annual period with its obligations contained in Clause Thirteenth and Fourteenth of this Indenture.

(2) To inform the Common Representative in writing, within the five (5) Business Days following to the date in which Cemex has knowledge of any event that constitutes an Event of Early Conversion, or that with the lapse of time or by written notice or both, may constitute an Event Of Early Termination in accordance with this Indenture.

(3) To inform the Common Representative and the Calculation Agent in writing, within the five (5) Business Days from the occurrence of a corresponding act, in the event that Cemex adopts or is affected by any of the resolutions contained in Paragraph A of Clause Thirteenth.

(d) Use of the Issuance. To use the Securities for exchange of certain outstanding debt securities (certificados bursátiles).

(e) Legal Existence and Accounting.

(1) To keep its legal existence and to keep itself as a going concern.

(2) To keep its accounting in accordance with the Mexican NIFs.

(f) Pari Passu Ranking. To make sure that its interest payment obligations (including the penalty interest, if the case may be), and the Agreed Amount, as the case may be, with respect to the Securities and in accordance with this Indenture, constitute at all times unconditional and unsubordinated obligations of Cemex, and shall have at all times at least the same priority for payment (pari passu) with respect to other not guaranteed liabilities, either present or future (except for those obligations that have payment priority in accordance with applicable bankruptcy laws.

(g) Obligations with respect to the CPOs and the Shares. To carry out all the necessary acts of any nature in order that (i) the Subjacent Treasury Shares be sufficient for the Security holders to make the conversion of the Securities into CPOs, either in whole or in part, using the Conversion Factor (including any change to the Conversion factor as set forth in Clause Thirteenth), (ii) it bay be issued and released enough CPOs for the Security holders making the conversion of the Securities, either in whole or in part, using the Conversion Factor (including any change to the Conversion factor as set forth in Clause Thirteenth), including the execution of any trust agreement, supplemental indenture or amendment to the current indentures, (iii) the CPO Trustee can carry out any necessary or convenient acts in order for the Security holders to convert, either in whole or in part, their Securities at any Conversion Date, including by means of issuance and release of CPOs, even in the adjustment events set forth in Clause Thirteenth, (iv) the shares of Cemex to be delivered at the time of conversion of any of the Securities, as subjacent values for the CPOs, and the CPOs are currently registered in the date of conversion and delivery in the National Registry of Securities and, in the case of the CPOs, are authorized for trading in the BMV, (v) to deposit, or cause to be deposited, the certificates representing the Subjacent Treasury Shares or the CPOs at Indeval, to allow the Security holders to convert any of their Securities, and (vi) to keep the registration of the shares of stock of Cemex and the ordinary participation certificates that have shares of stock as their subjacent value, in the National Registry of Securities.

FIFTEENTH. EVENTS OF EARLY CONVERSION.

The Common Representative may demand to Cemex the early conversion of all the Securities into CPOs in accordance with the applicable Conversion Factor (as such Conversion Factor may be adjusted in accordance with Clause Thirteenth), and to demand the payment of any interests accrued and not paid and the Agreed Amount in accordance with the following, upon the occurrence of any of the following events (each of such events, an “Early Conversion Event”), without need of a lawsuit or judicial proceeding or any other notice of any nature, and without regard to any rights that may correspond to the Security holders:

(a) Failure to Timely Pay Interests and Other Amounts. If Cemex fails to pay interests, either ordinary or penalty interest, payable with respect to the Securities, during a term exceeding three (3) Business Days beginning from the date in which such payment are due and payable;

(b) False or Incorrect Information. If Cemex delivers to the Common Representative false or incorrect information with respect to any significant aspect with respect to the issuance of the Securities or during the term of the Securities;

(c) Default in Obligations. If Cemex defaults in any of its obligations under this Indenture and under the Securities, and such default is not cured within the thirty (30) calendar days following the date of such default, in which Cemex has knowledge of such default or when Cemex was notified of such default by the Common Representative, whichever occurs first;

(d) Default in Obligations not derived from the Securities. If Cemex, Cemex Mexico or Tolteca defaults in any obligations set forth in any agreement or instrument of any nature, related to financial debt of Cemex, Cemex Mexico or Tolteca, and the corresponding creditors declare an early maturity, if the amount of the financial debt is equivalent in any currency, at least US$50,000,000.00 (Fifty Million Dollars and 00/100 Currency of the United States of America);

(e) Insolvency. If Cemex, Cemex México or Tolteca were declared bankrupt or in “concurso mercantil”, or any similar condition in accordance with applicable law in the corresponding jurisdiction, or if any one of Cemex, Cemex México or Tolteca expressly admits in writing the inability to pay their debts of financial nature upon maturity (including by means of a public announcement);

(f) Judgments or Awards. If Cemex, Cemex México or Tolteca, did not pay or satisfy a definitive judgment, administrative sentence or arbitral award (not subject to appeal or any other recourse of whatever nature), in an amount equal or exceeding US$50,000,000.00 (Fifty Million Dollars and 00/100 Currency of the United States of America) or its equivalent in other currencies, within a term of ninety (90) calendar days beginning from the date of notification of such judgment, sentence or award, or if within such term the judgment, sentence or award have not been cancelled.

If the event mentioned in section (e) above occurs, the Securities shall be mandatorily converted precisely at the time of the occurrence of said event, without need of prior default notice, and all accrued unpaid interests with respect to the Securities and the Agreed Amount shall immediately become due and payable.

In the event that any of the events mentioned in sections (a), (b), (c), (d) or (f) occurs, the Securities shall be mandatory convertible, provided that a Security holder or a group of Security holders that individually or collectively own at least ten percent (10%) of the outstanding Securities (considering the Nominal Value of the Securities), deliver a written notice to the Common Representative requesting the mandatory conversion of the outstanding Securities, and the Common Representative delivers to Cemex a notice declaring the mandatory conversion of the outstanding Securities, in which case, all accrued unpaid interests with respect to the Securities and the Agreed Amount shall immediately become due and payable.

SIXTEENTH. SECURITY HOLDERS MEETING.

While the Securities are not converted into CPOs, its holders shall not have corporate or economic rights with respect to the CPOs or the shares of stock subjacent to the CPOs, without prejudice to the express provisions regarding the payment of interest and penalty interest in accordance with Clauses Seventh and Eight of this Indenture.

However, the Security holders shall have voting rights corresponding to their Securities during general Security holders meetings (the “General Security holders Meetings”) in accordance with the following:

(a) The General Security holders Meetings shall represent all the Security holders, and shall be governed in any event by the provisions set forth in this Indenture and in the General Law of Negotiable Instruments and Credit Operations, and its decisions shall be valid against all Security holders, even the absent or dissident Security holders.

(b) The General Security holders Meeting shall gather when summoned by the Common Representative, by its own decision or at the request of the Security holders or Cemex.

The Security holders that, collectively or individually, are the owners of ten per cent (10%) or more of the outstanding Securities (based on the Nominal Value of the Securities), shall be entitled to request the Common Representative to call a General Security holders Meeting, specifying in their request the items to be discussed during the meeting. The Common Representative shall issue the call for the General Security holders Meeting to gather within twenty (20) calendar days beginning from the date of the request. If the Common Representative does not comply with this obligation, a judge of first instance of the corporate domicile of Cemex, at the request of the requesting Security holders, shall issue the call to the corresponding General Security holders Meeting.

(c) The calls for the General Security holders Meetings shall be published once, at least in the Official Newspaper of the Federation and in any of the newspapers of wide distribution of the corporate domicile of Cemex, with at least ten (10) calendar days in advance to the date of the corresponding General Security holders Meeting. The call shall contain the Agenda for the Meeting containing the items to be discussed.

(d) A General Security holders Meeting shall be duly installed by virtue of first call if represented at least a number of Security holders representing at least half plus one of the Securities outstanding (based on the Nominal Value of the Securities), and its decisions will be adopted with the affirmative vote, unless the events set forth in paragraph (e) below, of the majority of the attending Security holders (based on the Nominal Value of the Securities). A General Security holders Meeting shall be duly installed by virtue of second call if represented by any number of Securities.

(e) It shall be required to be represented during a General Security holders Meeting at least seventy five percent (75%) of the outstanding Securities, and that the decisions be approved by half plus one, at least, of the entitled votes at the Meeting (based on the Nominal Value of the Securities), with respect to the following matters:

(1) To appoint a common representative of the Security holders;

(2) To revoke the appointment of Common Representative;

(3) To issue waivers or to issue extensions to Cemex, or to introduce or approve any modification to this Indenture.

(f) To attend ant General Security holders Meeting, the Security holders hall deposit their certificates of deposit certificates issued with respect to the Securities which are property of each of them, issued by a credit institution or written evidence with respect of the property of such Securities issued by Indeval (completed in the last case, by the lists issued by the corresponding custodians), in the place designated in the call for the Meeting, at least the day before of the Meeting. The Security holders may represent themselves by proxy, appointed by a simple proxy letter or by any other mean permitted by applicable law.

Management, representatives and advisers of Cemex shall be entitled to attend any General Security holders Meetings, with voice but without vote.

(g) In any event may be represented during a General Security holders Meeting, Securities that are not outstanding, or any Securities that were acquired by Cemex or that were subject to early conversions under the terms of this Indenture.

(h) From all General Security holders Meetings minutes shall be prepared and shall be signed by the individuals acting as President and Secretary of the Meeting. To the minutes of the meeting it shall be added the attendance list signed by the attending holders and the tellers. The minutes, as well as the certificates, accounting records and any other information referred to the issuance of the Securities and the acts of the General Security holders Meetings, the Common Representative and the Calculation Agent shall be kept by the Common Representative and may be consulted from time to time by the Security holders, and may request, at their own expense, certified copies of such documents.

(i) The Meeting shall be chaired by the Common Representative or, in its absence, by the judge issuing the corresponding call, and during the Meetings the Security holders shall be entitled to one vote per each of the outstanding Securities that they own and taking into consideration the Nominal Value of the Securities.

SEVENTEENTH. COMMON REPRESENTATIVE AND REMUNERATION.

The Common Representative for all Security holders shall be Banco Mercantil del Norte, S.A., Institución de Banca Múltiple, Grupo Financiero Banorte, and such institution hereby states that:

(a) Banco Mercantil del Norte, S.A., Institución de Banca Múltiple, Grupo Financiero Banorte hereby accepts the appointment of common representative for the Security holders;

(b) Has verified the information contained in the Base Financial Statements and the amount of the Net Assets; and

(c) Has received from Cemex (i) written evidence of the issuance of the Subjacent Treasury Shares, which shall be used as subjacent value of the CPOs to effect the conversion of the Securities in accordance with the provisions of Clause Eleventh and other applicable provisions of this Indenture, and (ii) written evidence issued by the CPO Trustee, with respect to the issuance of the CPOs that are necessary to effect the conversion of the Security in accordance with the provisions of Clause Eleventh and other applicable provisions of this Indenture.

The Common Representative shall act as an attorney-in-fact of the Security holders, and shall have all the rights and obligations set forth in the General Law of Negotiable Instruments and Credit Operations, and the provisions of this Indenture:

(1) The Common Representative shall obtain, if Cemex does not do it, the inscription of the public deed in which it is officially formalized this Indenture in the Public Registry of Commerce of the State of Nuevo Leon, corresponding to the corporate domicile of Cemex, as required by the terms of Article 213 (two hundred thirteen) of the General Law of Negotiable Instruments and Credit Operations;

(2) The Common Representative shall watch for the compliance with respect to the use of proceeds by Cemex of the issuance of the Securities, or that the Securities are used for exchange of other outstanding debt securities issued by the Company;

(3) The Common Representative shall verify that the Obligations comply with all applicable laws, and once this is done, it shall sign as a Common Representative the certificate or certificates representing the Securities;

(4) The Common Representative shall exercise all the actions or rights that correspond to the Security holders as a whole or a portion of the Security holders, with respect to the payment of interests, either ordinary or penalty accrued by the Securities, and the Agreed Amount, if the case may be, as well as the conversion of the Securities into CPOs, and the actions or rights required in the performance of the duties referred to in Article 217 (two hundred seventeen) of the General law of Negotiable Instruments and Credit Operations, and to execute any acts of custody;

(5) The Common Representative shall execute the trust agreement to be executed with the purpose of limiting the transferability of the Securities at the Issuance Date, and shall exercise all the rights and shall comply with all the obligations set forth in such trust agreement;

(6) The Common Representative shall call and preside the General Security holders Meetings, and shall execute its resolutions;

(7) The Common Representative shall obtain from Cemex and its officers all the reports and information that are necessary for the fulfillment of its duties;

(8) The Common Representative shall verify the compliance by Cemex of its obligations set forth in this Indenture with respect to the Securities;

(9) The Common Representative shall agree with Cemex any adjustments to the Conversion Factor under the terms of this Indenture, with the prior validation made by the Calculation Agent, and shall do all the necessary acts with respect to the conversion of the Securities;

(10) The Common Representative shall attend during the Term of the Securities, the general shareholders meetings of Cemex, without voice or vote (and Cemex hereby agrees to take the necessary measures);

(11) The Common Representative shall calculate the interests and other amounts payable with respect the Securities, and shall publish the notices of conversion and the notices of payment of interests in the newspapers of wide distribution in Mexico City, Federal District, as determined by the Common Representative;

(12) The Common Representative shall deliver on behalf of the Security holders, the documents or agreement required to be entered with Cemex;

(13) The Common Representative shall verify the existence of sufficient amount of treasury shares and issued by Cemex and CPOs issued, to effect the conversion of the Securities at any Conversion Date;

(14) The Common Representative shall execute the agreements related to the custody, brokerage services, investment services, account opening and any other similar agreements that are required to carry out its duties, provided, however, that the expenses incurred for such concepts shall be on the account of and paid by Cemex;

(15) In general, the Common representative shall do all the necessary acts in order to protect the rights of the Security holders.

The Common Representative may be removed by resolution of the General Security holders Meeting as provided in section (e) of Clause Fifteenth of this Indenture, provided, however, that such removal shall only be effective the date in which a successor common representative has been designated and has taken office and from such moment, the successor common representative shall be considered for all purposes of this Indenture and the Securities as the “Common Representative”.

The Common Representative shall conclude its duties in the date in which (i) the total amount of interest accrued by the Securities, either ordinary or penalty, and the Agreed Amount, if such is the case, have been paid in full, and (ii) once the total amount of the issued Securities and outstanding have been converted into CPOs.

The Common Representative shall receive as compensation for rendering its services the amounts agreed by the Common Representative and Cemex in a separate instrument, and Cemex agrees to pay such amounts.

To all the fees to be received by the Common Representative shall be added the applicable value added tax, and any other tax that may be imposed at the time of payment on the Common Representative.

EIGHTEENTH. CALCULATION AGENT AND REMUNERATION.

The Calculation Agent hereby accepts the appointment made in its favor, and hereby agrees:

(a) To confirm, when required and when necessary, the adjustments to the Conversion Factor as proposed in accordance with the terms of this Indenture, including starting with the Provisional Conversion Factor;

(b) To discuss any relevant aspect with Cemex in connection with the events that causes a modification to the Conversion factor and with respect to the calculation of the Conversion Factor;

(c) To carry on with any act entrusted to him under this Indenture, or when reasonably requested by Cemex, the Common Representative or the Security holders.

The Calculation Agent shall receive as compensation for rendering its services the amounts agreed by the Calculation Agent and Cemex in a separate instrument, and Cemex agrees to pay such amounts.

To all the expenses incurred, and the fees to be received by the Calculation Agent shall be added the applicable value added tax.

The Calculation Agent may be removed by resolution of the General Security holders Meeting as provided in section (e) of Clause Fifteenth of this Indenture, provided, however, that such removal shall only be effective the date in which a successor calculation agent have been designated and has taken office and from such moment, the successor calculation agent shall be considered for all purposes of this Indenture and the Securities as the “Calculation Agent”.

NINETEENTH. EXPENSES.

All the expenses, fees, taxes, charges and, in general, any disbursements that are caused or made with respect to this Indenture, its execution and in maintaining the Indenture in force and effect, as well as in connection with the issuance and maintaining the Securities and their conversion, including without limitation, expenses with respect to its execution before a Notary Public and the regarding of this Indenture before the Public registry of Property and Commerce of the State of Nuevo Leon shall be paid by Cemex, provided, however, that the income tax generated by the interest earned as a result of the Securities, the Agreed Amount or the conversion of the Securities, including any capital gains, either actual or implied, shall be the sole responsibility of the Security holders.

TWENTIETH. INDEMNIFICATION.

Cemex shall indemnify and hold harmless each of the Calculation Agent, its immediate or final holding companies, its subsidiaries and affiliates, direct or indirect, and its shareholders, directors, employees, representatives or advisors and their corresponding holding companies, subsidiaries and affiliates, direct or indirect (the “Indemnified Parties”), from any and all claims, proceedings, judgments or suits of any kind, against any of the Indemnified Parties, by virtue of any act or omission made in connection the compliance with their obligations set forth in this Indenture or related to the execution of this Indenture. Consequently, Cemex agrees to pay or reimburse each of the Indemnified Parties the losses, claims, liabilities, costs, expenses or responsibilities of any nature suffered by the Indemnified Parties resulting from a claim, proceeding, judgment, suit or threatened proceeding or suit, which are related to the concepts above referenced, except if such losses, claims, liabilities, costs, expenses or responsibilities were the result of acts or omissions derived from the gross negligence, dab faith or willful misconduct of the Indemnified Party declared in a definitive sentence from competent judicial authority.

TWENTY FIRST. DOMICILES.

(a) For the exercise of any rights, and to comply with the obligations related to this Indenture and the Securities, the parties hereby designate the following conventional domiciles:

Cemex:

Avenida Ricardo Margáin Zozaya number 325 (thee hundred twenty five), Colonia Valle del Campestre, 66265 sixty six thousand two hundred sixty five, in San Pedro Garza García, Nuevo León, México. Telefax: (81) 8888-4432.

Attention: Vice-president of Corporate Finance

The Common Representative and Calculation Agent:

Avenida Revolución number 3000 three thousand, Colonia Primavera, 64830 (sixty four thousand eight hundred thirty), in Monterrey, Nuevo Leon, Mexico. Telefax: (81) 8319-6809

Attention: Trust Division

(b) Any change of domicile with respect to the ones determined above shall be notified to the other parties within three (3) Business Days following the actual change of domicile, and shall be effective the fifth (5th) Business Day from the date of the notice delivered to the other parties, unless in urgent cases, in which the change of domicile will be effective the following Business Day.

(c) Any notices and other communications related to this Indenture or the Securities shall be in writing, and addressed and delivered to the domiciles or telefax numbers identified in this Clause Twentieth, or to any other address or telefax number that the parties from time to time designate in accordance to paragraph (b) above. All notices and communications shall be delivered personally or by telefax, and shall be effective upon receipt.

TWENTY SECOND. GUARANTORS.

By appearing to the execution and subscription of this Indenture, and in the subscription of the Securities. Each of Cemex México and Tolteca, in an unconditional and irrevocable manner, hereby guarantee each and every one of the payment obligations assumed by Cemex under the terms of this Indenture and the Securities, expressly waiving the benefits of order, (excusion), division and waiting rights that may correspond to them.

TWENTY-THIRD. JURISDICTION AND COMPETENT COURTS.

This Indenture shall be governed, and shall be construed in accordance with the laws of the United Mexican States. For anything related to the interpretation and enforcement of the obligations derived from this Indenture, the parties hereby submit themselves to the jurisdiction of the courts sitting in Mexico City, Federal District, waiving any other forum that may correspond to them as a result of their domiciles of for any other reason.

TWENTY-FOURTH. EXHIBITS.

All the documents attached hereto as Exhibits to this Indenture constitute an integral part of this Indenture and shall be deemed to have been reproduced in each place in which such documents are referred in this instrument.

LEGAL PERSONALITY

I.- Mr. RENE DELGADILLO GALVAN, proves the authority in which he is appearing to this legal act as a legal representative of “CEMEX, SOCIEDAD ANONIMA BURSATIL DE CAPITAL VARIABLE”, and for such purposes he states that such authority has not been revoked or limited in any way, and proves the legal existence and good standing of the Company with the documents produced to me, which documents the undersigned Notary hereby attest to have in front of me and transcribe the relevant parts of such documents under the Appendix Chapter of this deed.

II.- Messrs. TEODORO RUIZ GONZALEZ and MIGUEL ARNULFO RAMOS SALGADO prove the authority in which they are appearing to this legal act as legal representatives of the banking institution named BANCO MERCANTIL DEL NORTE, SOCIEDAD ANONIMA, INSTITUCIÓN DE BANCA MÚLTIPLE, GRUPO FINANCIERO BANORTE, and for such purposes they state that such authority has not been revoked or limited in any way, and prove the legal existence and good standing of such banking institution with the documents produced to me, which documents the undersigned Notary hereby attest to have in front of me and transcribe the relevant parts of such documents under the Appendix Chapter of this deed.

III.- Mr. JOSE LEOPOLDO QUIROGA CASTAÑON, proves the authority in which he is appearing to this legal act as a legal representative of CEMEX MÉXICO, SOCIEDAD ANONIMA DE CAPITAL VARIABLE, and for such purposes he states that such authority has not been revoked or limited in any way, and proves the legal existence and good standing of such company with the documents produced to me, which documents the undersigned Notary hereby attest to have in front of me and transcribe the relevant parts of such documents under the Appendix Chapter of this deed.

IV.- Mr. JOSE LEOPOLDO QUIROGA CASTAÑON, proves the authority in which he is appearing to this legal act as a legal representative of EMPRESAS TOLTECA DE MÉXICO, SOCIEDAD ANONIMA DE CAPITAL VARIABLE, and for such purposes he states that such authority has not been revoked or limited in any way, and proves the legal existence and good standing of such company with the documents produced to me, which documents the undersigned Notary hereby attest to have in front of me and transcribe the relevant parts of such documents under the Appendix Chapter of this deed.

IDENTIFICATION INFORMATION

The individuals appearing before me stated the following:

Mr. RENE DELGADILLO GALVAN stated to be: Mexican citizen by birth, forty nine (49) years of age, married, born in the city of Monterrey, Nuevo Leon as of July 1 (one), 1960 (one thousand and sixty), Attorney at law, Tax Identification Number DEGR-600701-1V8, with Population Sole Code Number DEGR600701HNLLLN01 and with conventional domicile located at Avenida Ricardo Margáin Zozaya number 325, Colonia Valle del Campestre, in San Pedro Garza García, Nuevo León.

The Tax Identification Number of “CEMEX, SOCIEDAD ANONIMA BURSATIL DE CAPITAL VARIABLE” is CEM-880726-UZA, and its corporate domicile is located at Avenida Constitución Poniente number 444 four hundred forty four, Downtown, Monterrey, Nuevo Leon.

Mr. TEODORO RUIZ GONZALEZ stated to be: Mexican citizen by birth, forty one (41) years of age, married, born in the city of Monterrey, Nuevo Leon where he was born November 27 (twenty seven), 1968 (one thousand one hundred sixty eight), Bank officer, Tax Identification Number RUGT-681127-315, with Population Sole Code Number RUGT681127MNLZND05 and with conventional domicile located at Avenida Revolución number 3000 three thousand, Fourth Floor, Colonia Primavera, in the city of Monterrey, Nuevo Leon.

Mr. MIGUEL ARNULFO RAMOS SALGADO stated to be: Mexican citizen by birth, forty five (45) years of age, married, born in the city of Monterrey, Nuevo Leon where he was borne don November 15 (fifteen), 1964 (one thousand nine hundred sixty four), bank officer, with Tax Identification Number RASM-641115-B59, and Population Sole Code Number RASM641115HNLMLG03 and conventional domicile located at Avenida Revolución number 3000 (three thousand), Fourth Floor, Colonia Primavera, in the city of Monterrey, Nuevo Leon.

The Tax Identification Number of the banking institution named BANCO MERCANTIL DEL NORTE, SOCIEDAD ANONIMA, INSTITUCIÓN DE BANCA MÚLTIPLE, GRUPO FINANCIERO BANORTE is BMN-930209-927, and its domicile is located at Avenida Revolución number 3000 (three thousand), Fourth Floor, Colonia Primavera, in the city of Monterrey, Nuevo Leon.

Mr. JOSE LEOPOLDO QUIROGA CASTAÑON stated to be: Mexican citizen by birth, forty eight (48) years of age, born in the city of Monterrey, Nuevo Leon where he was born on April 16 (sixteen), 1961 (one thousand nine hundred sixty one), with Economics Degree, Tax Identification Number QUCL-610416-PX5, and Population Sole Code Number QUCL610416HNLRSP08, and with conventional domicile located at Avenida Ricardo Margáin Zozaya number 325, Colonia Valle del Campestre, in San Pedro Garza García, Nuevo León

The Tax Identification Number of the company named “CEMEX MEXICO, SOCIEDAD ANONIMA DE CAPITAL VARIABLE” is CME-820101-LJ4, its corporate domicile is located at Avenida Constitución Poniente number 444 four hundred forty four, Downtown, Monterrey, Nuevo Leon.

The Tax Identification Number of the company named “EMPRESAS TOLTECA DE MEXICO, SOCIEDAD ANONIMA DE CAPITAL VARIABLE” is ETM-890720-DJ2, its corporate domicile is located at Avenida Constitución Poniente number 444 four hundred forty four, Downtown, Monterrey, Nuevo Leon.

NOTARIAL ACKNOWLEDGEMENT

I, THE UNDERSIGNED NOTARY, HEREBY ATTEST:- I.- The veracity of this act; II.- That I personally know the person appearing, and that such person has the necessary legal capacity to execute this legal document, without anything in the contrary; III.- That I saw the documents referred to in this instrument; IV.- That all the inserted texts faithfully harmonize with the original documents; V.- That all the statements referred herein were made under oath; VI.- That the requirements set forth in Article 106, one hundred six, of the “Ley del Notariado” and the applicable provisions of the Income Tax Law and the Federal Tax Code were fulfilled; and VII.-That I read to him the content of this instrument, and I explained to him his right to read its contents by himself, and explained to him the scope and legal value of this instrument; and that all the acts that were manifested in this agreement are hereby ratified by the person appearing and such individual hereby execute such instrument before me, as of the date of issuance . I hereby authorize this deed since there is no tax caused by this act.- I ATTEST

/s/ MR. RENE DELGADILLO GALVAN on behalf of the company named “CEMEX, S.A.B. DE C.V.”.- MR. TEODORO RUIZ GONZALEZ.- MR. MIGUEL ARNULFO RAMOS SALGADO.- On behalf of the banking institution named BANCO MERCANTIL DEL NORTE, S.A., INSTITUCIÓN DE BANCA MÚLTIPLE, GRUPO FINANCIERO BANORTE.- MR. JOSE LEOPOLDO QUIROGA CASTAÑON.- On behalf of the company named CEMEX MÉXICO, S.A. DE C.V.- MR. JOSE LEOPOLDO QUIROGA CASTAÑON.- On behalf of the company named EMPRESAS TOLTECA DE MÉXICO, S.A. DE C.V.- Mr. IGNACIO GERARDO MARTINEZ GONZALEZ.- NOTARY PUBLIC.- Signed.- Notarial Seal of Approval.

LEGAL PERSONALITY

I.- Mr. RENE DELGADILLO GALVAN, proves the authority in which he is appearing to this legal act as a legal representative of “CEMEX, SOCIEDAD ANONIMA BURSATIL DE CAPITAL VARIABLE”, and for such purposes he states that such authority has not been revoked or limited in any way, and proves the legal existence and good standing of the Company with the following documents:

AUTHORITY OF THE INDIVIDUALS APPEARING TO THIS LEGAL ACT

Copy of public deed number 47,526 (forty seven thousand five hundred twenty-six) dated as of September 4 (four), 2009 (two thousand nine), issued by Mr. Juan Manuel García García, Notary Public No. 129 (one hundred twenty-nine), residing in the First District of the State of Nuevo Leon, and recorded in the Public Registry of Property and Commerce of the State of Nuevo Leon under electronic file number 532*9 (five hundred thirty-two asterisk nine) dated as of September 22 (twenty-two), 2009 (two thousand nine), with respect to the OFFICIAL FORMALIZATION of the minutes of the General Extraordinary Shareholders Meeting of “CEMEX”, SOCIEDAD ANONIMA BURSÁTIL DE CAPITAL VARIABLE held as of September 4 (four), 2009 (two thousand nine), in which among other items, authority for LAWSUITS AND COLLECTIONS, MANAGEMENT ACTS, OWNERSHIP ACTS AND FORT HE ISSUANCE OF NEGOTIABLE INSTRUMENTS was granted to Mr. RENE DELGADILLO GALVAN, which I hereby transcribe in the relevant parts as follows:

“.....That before me appeared Mr. RAMIRO VILLARREAL MORALES, in his capacity of Special Delegate of the General Extraordinary Shareholders Meeting of “CEMEX”, SOCIEDAD ANONIMA BURSÁTIL DE CAPITAL VARIABLE, and STATED: That intends to OFFICIALLY FORMALIZED THE MINUTES OF THE GENERAL EXTRAORDINARY SHAREHOLDERS MEETING held as of September 4 (four), 2009 (two thousand nine), showing for such purposes ht e corresponding minutes, which I, the Undersigned Notary, hereby attest to have such document in front of me, and I hereby fully transcribe as follows: “MINUTE NUMBER 1045.-CEMEX, S.A.B. DE C.V.- EXTRAORDINARY SHAREHOLDERS MEETING.- PRESIDENCY OF MR. LORENZO H. ZAMBRANO.-In the city of Monterrey, Nuevo Leon, corporate domicile of CEMEX, S.A.B. DE C.V. (the “Company”), being the 12:00 (twelve) hours of September 4 (four), 2009 (two thousand and nine), the shareholders and their representatives met at the Auditorium of the “Museo de Arte Contemporáneo, A.C.” located at Zuazua street and Jardón street, Downtown Monterrey, whose names appear in the Attendance List, which is signed by the shareholders and the Tellers, and it is part of the file formed for this Meeting, with the purpose of holding a GENERAL EXTRAORDINARY SHAREHOLDERS MEETING which was called for such date, hour and place, further to the publications made in accordance with the By-laws of the Company in the newspapers “El Norte” of Monterrey, and “Reforma” of Mexico City, as of August 15 (fifteen), 2009 (two thousand and nine). Acted as Chairman of the Meeting, the Chairman of the Board of Directors, Mr. LORENZO H. ZAMBRANO TREVIÑO, who in accordance with the provisions of Article 17th of the By-Laws of the Company appointed Messrs. VICTOR MANUEL ROMO MUÑOZ and RENE DELGADILLO GALVAN as Tellers, and such Tellers reviewed the Attendance List, proxy letters, access cards and certified that it was represented at the meeting an amount of 24,768’192,575 (twenty four thousand seven hundred sixty eight million one hundred ninety two thousand five hundred seventy five) shares out of the 26,133’593,448 (twenty six thousand one hundred thirty three million five hundred ninety three thousand four hundred forty eight) shares with voting rights representing the capital stock of the Company, which represent 94.77% (ninety four point seventy seven percent) of such capital stock outstanding. The required quorum is met in accordance with the General Law of Commercial Corporations and the By-laws of the Company, and considering the provisions of Securities Market Law, specifically the provisions of Article 53 of such law, and article 210 Bis of the General Law of Negotiable Instruments and Credit Operations, the Chairman declared the Meeting duly installed, and acted as Secretary of the Meeting, the Secretary of the Board of Directors, Mr. RAMIRO GERARDO VILLARREAL MORALES, who read the following AGENDA, which appears in the Call for the Meeting. AGENDA.- I. RESOLUTION REGARDING A PROPOSAL SUBMITTED BY THE BOARD OF DIRECTORS TO INCREASE THE VARIABLE PORTION OF THE CAPITAL STOCK OF THE COMPANY, AND TO ISSUE CONVERTIBLE SECURITIES INTO SHARES OF STOCK, AND CONSEQUENTLY IT SHALL BE PROPOSED TO ISSUE UP TO 4,800 MILLION UNSUBSCRIBED SHARES, WHICH SHALL BE KEPT IN THE TREASURY OF THE COMPANY, TO BE SUBSCRIBED AT A LATER TIME BY PUBLIC INVESTORS BY MEANS OF A PUBLIC OFFER IN ACCORDANCE WITH THE TERMS OF ARTICLE 53 OF THE SECURITIES MARKET LAW, OR IN THE EVENT OF CONVERSION OF THE SECURITIES TO BE ISSUED IN ACCORDANCE WITH ARTICLE 210 BIS OF THE GENERAL LAW OF NEGOTIABLE INSTRUMENTS AND CREDIT OPERATIONS, IN BOTH CASES, THE PREEMPTIVE RIGHTS OF CURRENT SHAREHOLDERS SHALL NOT BE APPLICABLE. THE SHARES OF STOCK REPRESENTING THE CAPITAL INCREASE SHALL BE REPRESENTED BY ORDINARY PARTICIPATION CERTIFICATES (“CEMEX.CPO”) WHICH SHALL BE REFERRED EACH TO 3 ORDINARY SHARES, AND IT SHALL BE PROPOSED THAT THE PUBLIC OFFER AND, AS THE CASE MAY ME, THE ISSUANCE OF CONVERTIBLE SECURITIES, SHALL BE MADE WITHIN A TERM OF 24 MONTHS. II. APPOINTMENT OF INDIVIDUAL OR INDIVIDUALS TO OFFICIALLY FORMALIZE THE ADOPTED RESOLUTIONS.- The shareholders approved the Agenda that was proposed, and proceeded to discuss it in the following manner. Further to the provisions of Section III of Article 49 of the Securities Market Law, the Secretary informed to the Meeting that the Company made available to the shareholders, the intermediaries of the securities markets and the legal representatives of the shareholders, the formats of proxy letters in order for the shareholders to issue such proxy letters, to duly represent their shares during this Meeting.- The Chairman proceeded to discuss the FIRST ITEM of the Agenda that reads: “I. RESOLUTION REGARDING A PROPOSAL SUBMITTED BY THE BOARD OF DIRECTORS TO INCREASE THE VARIABLE PORTION OF THE CAPITAL STOCK OF THE COMPANY, AND TO ISSUE CONVERTIBLE SECURITIES INTO SHARES OF STOCK, AND CONSEQUENTLY IT SHALL BE PROPOSED TO ISSUE UP TO 4,800 MILLION UNSUBSCRIBED SHARES, WHICH SHALL BE KEPT IN THE TREASURY OF THE COMPANY, TO BE SUBSCRIBED AT A LATER TIME BY PUBLIC INVESTORS BY MEANS OF A PUBLIC OFFER IN ACCORDANCE WITH THE TERMS OF ARTICLE 53

OF THE SECURITIES MARKET LAW, OR IN THE EVENT OF CONVERSION OF THE SECURITIES TO BE ISSUED IN ACCORDANCE WITH ARTICLE 210 BIS OF THE GENERAL LAW OF NEGOTIABLE INSTRUMENTS AND CREDIT OPERATIONS, IN BOTH CASES, THE PREEMPTIVE RIGHTS OF CURRENT SHAREHOLDERS SHALL NOT BE APPLICABLE. THE SHARES OF STOCK REPRESENTING THE CAPITAL INCREASE SHALL BE REPRESENTED BY ORDINARY PARTICIPATION CERTIFICATES (“CEMEX.CPO”) WHICH SHALL BE REFERRED EACH TO 3 ORDINARY SHARES, AND IT SHALL BE PROPOSED THAT THE PUBLIC OFFER AND, AS THE CASE MAY BE, THE ISSUANCE OF CONVERTIBLE SECURITIES, SHALL BE MADE WITHIN A TERM OF 24 MONTHS.” The Chairman informed that the Board of Directors of the Company has considered proposing to this Meeting, to increase the variable portion of the capital stock, and to issue convertible Securities. Before asking the Secretary to proceed with the reading of the proposed resolutions to this Extraordinary Meeting, Mr. Lorenzo H. Zambrano read a brief message to the shareholders of the Company: Before requesting the Secretary to read the resolutions to be proposed to this Extraordinary Meeting, I want to take advantage of the opportunity to convey to you a few words. As you already know, the unprecedented dimension of the financial and economic global crisis that broke out, has not only affected our Company, but our entire industry. In spite of the fact that certain recorded indicators have begun to show that the worst part of the world crisis is behind us, the construction activity in the majority of our markets will take more time to retake the growth levels comparable to the levels of past years. Thus, in CEMEX we are not betting to a quick recovery of our markets, we are betting to the commitment to a constant improvement, to become a more efficient and agile company, able to take maximum advantage out of all business opportunities it faces, as such opportunities are presented in more favorable economic conditions. During the last Shareholders Meeting I informed with respect to the strategy that was adopted, and we have followed such strategy in a disciplinary way to strengthen the Company and to continue delivering value to you. For purposes of this Meeting, I would like to mention the five central points of the strategy to recover our financial flexibility, since the reason of this meeting is centered within the same process: First, refinancing of approximately 15 thousand million dollars of our debt. Recently we reached an agreement with more than 50 of our creditor banks and 25 note holders in private placements, with a new maturity calendar extended until the year 2014, which opens spaces to keep concentrating in strengthen our business model. -Second, an effort to reduce in 900 million dollars our cost base. This important saving is not only due to a decreased demand in our main markets, it is also due to an improvement in our operative efficiency, since approximately 60% of these savings are structural, and consequently, they are sustainable.- Third, a reduction in our investments in fixed assets for maintenance and expansion, which this year will be limited to 600 million dollars and such amount, represents a reduction of approximately 1,500 million dollars in comparison with the last year.- Fourth, the sale of assets with a fixed objective of 2,000 million dollars for this year, and where we already have important advances, especially with the agreement to sale our assets in Australia for approximately 1,700 million dollars which was a difficult decision, but a necessary one since it will allow us to achieve our divestment goals that we have set.- And, fifth, to achieve a better Access to the capital markets, to strengthen our financial structure and to have additional liquidity, which is the reason for the call of this meeting.- It is important to mention that in accordance with our debt refinancing agreement, if we do not make a placement of capital for at least 1,000 million dollars by June 30, 2010, the cost of our refinanced debt will increase in 0.75 percentage points, and we will be forced to pay an additional fee of approximately 110 million dollars. If we do not issue capital or convertible Securities before June 30, 2010 for the same amount, the main creditors which represent 25% of all of our debt may request the realization of market transactions for such amount before December 31, 2010.- To conclude, I want to reiterate to you my great confidence that we are following an adequate strategy for CEMEX, to be a global company with the highest operative standards, with a talented and dedicated team, and the capacity of continuing creating sustainable value to its shareholders. Today, CEMEX is a more efficient company, a slimmer and more flexible company, and we are committed to keep improving to have even more solid basis to assure our future growth. Thank you very much for your attention.” Immediately thereafter, the Secretary of the Meeting read to the shareholders the resolutions of the Board of Directors that are proposed to the Meeting to be adopted, in order to implement said capital stock increase and the offering: “FIRST: The variable portion of the capital stock of the Company is hereby increased in the amount of $13’327,728.00 Mexican Currency, by the issuance of up to 4,800’000,000 ordinary common shares, out of which an amount of up to 3,200’000,000 shall be Series “A”, subseries “A4” shares, and up to 1,600’000,000 shall be Series “B” subseries “B4” shares, all of them of nominative form and without par value.- SECOND: The ordinary, nominative, without par value shares representing the increase in the variable portion of the capital stock, shall be represented by ordinary participation certificates, which shall be subscribed and paid, either by means of a public offer among public investors in accordance with Article 53 of the Mexican Securities Market Law (Ley del Mercado de Valores), and authorizing Messrs. Lorenzo H. Zambrano Treviño and Armando J. García Segovia as Delegates in order to execute the corresponding Prospectus and other relevant documents required to register such public offer; or by means of the issuance of convertible Securities into shares in accordance with Article 210 Bis of the General Law of Negotiable Instruments and Credit Operations (Ley General de Títulos y Operaciones de Crédito), or, in both forms. The subscription of the shares representing the increase in the variable portion of the capital stock shall be made at a theoretical par value of $0.00277661 Mexican Currency per share, plus a premium.- THIRD: For the purposes of the provisions of Article 210 Bis of the General Law of Negotiable Instruments and Credit Operations, it is resolved that: (i) the Securities shall be convertible into ordinary, nominative without par value, shares of stock, represented by ordinary participation certificates; (ii) beginning from their issuance, the Securities shall be convertible in a term not exceeding 10 (ten) years, from the date of their placement; (iii) the convertible Securities shall not be placed under par value, and their placement can be done by means of a public offering or among Institutional Investors, in Mexico or abroad; (iv) once the placement is consummated, the Board of Directors, annually and within the four months following the end of a fiscal year, shall officially formalize a statement made by the Board of Directors, indicating the amount of capital stock subscribed through conversion, and such statement shall be recorded in the Public Registry; (v) the issuance of the Securities shall comply with the requirements set forth in articles 208, 209, 210, 210 Bis, 211, 212 and 213 of the General Law of Negotiable Instruments and Credit Operations; (vi) the issuance of the Securities shall be made in accordance with the financial statements corresponding to the last immediate quarter of the date of the issuance; and (vii) it shall be designated as common representative the banking institution approved by the legal representatives of the Company as set forth in the Resolution Tenth below, and such legal representatives shall be authorized to hire such banking institution and to agree on the terms of its hiring.- FOURTH: Once issued, and in the mean time they are subscribed and paid, either by payment or by conversion as the case may be, the shares of stock representing the proposed capital stock increase shall be kept in the treasury of the Company.- FIFTH: The ordinary, nominative without par value shares of stock, representing the increase in the variable portion of the capital stock of CEMEX, S.A.B. de C.V., shall grant the same rights and obligations than the shares of stock of the Company currently outstanding.-

SIXTH: The terms and conditions in which the public offering shall be made, and in the event of the issuance and placement of the convertible Securities, as well as the number of shares determined for each case, including the determination of the corresponding premium, and the conversion terms within the resolutions adopted by this shareholders meeting, shall be authorized by any of the following legal representatives of the Company: Messrs. Lorenzo H. Zambrano Treviño, Héctor Medina Aguiar, Rodrigo Treviño Muguerza and Ramiro Gerardo Villarreal Morales, either jointly or individually.- SEVENTH: The Public Offer and, as the case may be, the issuance of convertible Securities into shares of stock, shall be made within a term of 24 (twenty-four) months beginning from the date of this general extraordinary shareholders meeting.- EIGHTH: The shares of stock representing the increase of the capital stock of the Company shall be represented by Ordinary Participation Certificates (“CEMEX.CPO”) to be issued by Banco Nacional de Mexico, S.A., member of the Grupo Financiero Banamex, in its capacity of Trustee in the Trust No. No. 111033-9, and each of such certificates shall be referred to 2 (two) Series “A” shares and 1 (one Series “B” shares. For such effects, the legal representatives of the Company are authorized to enter into the necessary agreements and other instruments for the issuance and release of the necessary Ordinary Participation Certificates, and to cause that the shares representing the capital stock be issued in favor of such trust institution and deposited at S.D. Indeval Institución para el Depósito de Valores, S.A. de C.V.- NINTH: The exercise of the preemptive rights in connection with the issuance of the shares representing the capital stock increase set forth in Article 132 of the General Law of Commercial Corporations (Ley General de Sociedades Mercantiles) shall not be applicable since it is a capital stock increase approved for a public offering, as permitted by Article 53 of the Mexican Securities Market Law; in the same way, such preemptive rights shall not be applicable in the case of the convertible Securities, further to the terms of Article 210 Bis of the General Law of Negotiable Instruments and Credit Operations.- TENTH: Messrs. Lorenzo H. Zambrano Treviño, Héctor Medina Aguiar, Rodrigo Treviño Muguerza, Ramiro Gerardo Villarreal Morales, Humberto Javier Moreira Rodríguez and René Delgadillo Galván are hereby authorized, individually any one of them in the name and on the account of the Company, to proceed with: (i) to carry on any and all necessary actions before any competent authority or third party, including the Mexican National Banking and Securities Commission (Comision Nacional Bancaria y de Valores), the Mexican Stock Exchange (Bolsa Mexicana de Valores, S.A.B. de C.V.), Securities and Exchange Commission, the New York Stock Exchange, Nacional Financiera, S.N.C., S.D. Indeval

Institución para el Depósito de Valores, S.A. de C.V., the Comisión Nacional del Sistema de Ahorro para el Retiro, and any public registry, for the issuance and placement of the shares of stock, the ordinary participation certificates representing such shares of stock, or the issuance and placement of the convertible Securities; (ii) to negotiate and to deliver any contract, unilateral statement, agreement, instrument or legal act necessary or related, including without limitation any statement, affirmative covenants, negative covenants, events of early maturity, indemnifications or any other provision considered necessary or convenient, and such instruments may be governed by the laws of Mexico or by the laws of other jurisdictions; and (iii) to carry on with any other necessary or convenient acts related to the offerings and approved transactions.- With respect to the above mentioned transactions, the legal representatives shall have the authority for lawsuits and collections, management acts, acts of ownership (actos de dominio) and to issue negotiable instruments, as provided in article 2554 of the Federal Civil Code, and its correlative articles of the Civil Codes of the other Mexican States, and in accordance with the provisions of Article 9 of the General Law of Negotiable Instruments and Credit Operations.- ELEVENTH: The new certificates, either in definitive or temporary form, representing Series “A” and Series “B” shares, representing the proposed increase in the variable portion of the capital stock of the Company, may be signed by any 2 (two) of the Members of the Board of the Company, in accordance with the provisions set forth in the Bylaws of the Company, containing coupons number 141 through 149.- TWELFTH: The Board of Directors shall designate the board members that shall sign the certificates representing the Securities.- THIRTEENTH: The Chairman and the Secretary of the Board of Directors, and the designated attorneys-in-fact, jointly or individually any of them, are authorized to make the applicable publications, notices and communications.- Monterrey, Nuevo León, as of June 25, 2009. By the Board of Directors, Mr. LORENZO H. ZAMBRANO, Chairman; Mr. RAMIRO VILLARREAL MORALES, Secretary (Signed).” Once the proposal presented by the Board of Directors of the Company was heard, the attending shareholders proceeded to analyze and discuss among them such proposal, and with the affirmative vote of the majority shareholders, and the negative vote of 176’541,610 (one hundred seventy six million five hundred forty-one thousand six hundred ten) shares, the following Resolution was approved: FIRST: It is hereby approved, in a express and unconditional manner, in all their terms, which each of such terms are hereby expressly ratified, the resolutions contained in the proposal presented by the Board of Directors of the Company, to increase the variable portion of the capital stock of the Company, to effect the public offering and to issue convertible Securities.- With respect to the SECOND and LAST ITEM of the Agenda which reads: “II. APPOINTMENT OF INDIVIDUAL OR INDIVIDUALS TO OFFICIALLY FORMALIZE THE ADOPTED RESOLUTIONS.” In order to execute and officially formalize the resolutions adopted during this General Extraordinary Shareholders Meeting, it was approved by unanimous vote the following Resolution: SECOND: That Messrs. LORENZO H. ZAMBRANO TREVIÑO and RAMIRO GERARDO VILLARREAL MORALES be and they are hereby designated and authorized, jointly or individually, to attend before a Notary Public that they consider appropriate, to officially formalize the minutes of this Meeting, to formalize and fulfill the adopted resolutions, and to cause their registration in the corresponding Public Registry of Commerce, if deemed necessary.- The Meeting was adjourned after reading the minutes of the meeting, which shall be incorporated in the Minute Book, and a set of minutes shall be prepared in regular paper, together with a copy of the newspaper in which the Call for the Meeting was published, proxy letters, access cards, attendance list certified by the Tellers, and other documents presented during the Meeting, which are part of the file of this Meeting, which shall be kept in the records of the Secretary of the Company.- These minutes were signed by the Chairman, the Secretary and the Tellers attending the meeting..- Mr. Lorenzo H. Zambrano Treviño- Chairman.- Mr. Ramiro Gerardo Villarreal Morales- Secretary.- Mr. Víctor Manuel Romo Muñoz- Teller.- Mr. René Delgadillo Galván- Teller.- .....”.

LEGAL EXISTENCE AND GOOD STANDING OF THE COMPANY

1.- First Instrument of Public Deed Number 94, ninety four, issued by the then Notary Public of the city of Monterrey, Mr. Carlos Lozano, issued as of May 28, twenty-eight, 1920, (one thousand nine hundred twenty), and duly recorded under number 21 (twenty-one), Pages 157 (one hundred fifty seven) to 186 (one hundred eighty six), Volume 16 (sixteen), Second Auxiliary, Commerce Section, as of June 11 (eleven), 1920 (one thousand nine hundred twenty), in the Public Registry of Property and Commerce of the First District of the State, residing in Monterrey, Nuevo Leon, related to the articles of incorporation of CEMENTOS PORTLAND MONTERREY, SOCIEDAD ANONIMA.

2.- First Instrument of Public Deed Number 297, two hundred ninety seven, issued in Monterrey, Nuevo Leon issued as of September 2, two, 1927, one thousand nine hundred twenty-seven), by Mr. Andrés Canales Cadena, which contains amendments to the articles of incorporation and by-laws of the Company, further to the provisions of the organic Law of Section I of Article 27 (twenty-seven) of the Constitution and its Regulations. Such public deed was transcribed totally and was attached to the appendix, the Certificate number 267 (two hundred sixty-seven), issued by the Secretary of Foreign Relations as of February 4 (four), 1927 (one thousand nine hundred twenty seven), which contains the authorization granted to the Company to amend its articles of incorporation and by-laws in accordance with articles second (2nd), fourth (4th), fifth (5th) and sixth (6th) of such law. The public deed was recorded under number 22 (twenty-two), Page 119 (one hundred nineteen), Volume 46 (forty-six), Book Number 3, three, Second Auxiliary of Commerce, in the Public Registry of Property and Commerce of the First District of the State, as of March 10 (ten), 1930 (one thousand nine hundred thirty).

3.- First Instrument of Public Deed Number 28, twenty- eight, issued as of January 20, twenty, 1931 (one thousand nine hundred thirty-one) by the then Notary Public of the city of Monterrey, Mr. Carlos Hinojosa Guajardo, and duly recorded under number 102 (one hundred two), Pages 66 (sixty-six), Volume 53 (fifty-three), as of August 17 (seventeen), 1931 (one thousand nine hundred thirty-one), in the Public Registry of Property and Commerce of the First District of the State, residing in Monterrey, Nuevo Leon, related to the change of corporate name to “CEMENTOS MEXICANOS, SOCIEDAD ANONIMA”.

4.- First Instrument of Public Deed Number 1531, one thousand five hundred thirty one, issued as of April 27, twenty-seven, 1963 (one thousand nine hundred sixty-three) by the Notary Public Number 4 of the city of Monterrey, Nuevo Leon , Mr. Carlos de la Garza Evia, and duly recorded in the Public Registry of Property and Commerce of the First District of the State, residing in Monterrey, Nuevo Leon, under number 378 (three hundred seventy-eight), Volume 178 (one hundred seventy-eight), Book Number 3 (three), Second Auxiliary, Commerce Section, related to AMENDMENT TO ARTICLES 25, TWENTY-FIVE, 32, THIRTY-TWO, 33, THIRTY THREE, 36, THIRTY SIX, OF THE BY-LAWS.

5.- First Instrument of Public Deed Number 2,306, two thousand three hundred six, issued as of January 16, sixteen, 1970 (one thousand nine hundred seventy) by the Notary Public Number 35 of the city of Monterrey, Nuevo Leon , Mr. Luis Manautou Gonzalez, and duly recorded in the Public Registry of Property and Commerce of the First District of the State, residing in Monterrey, Nuevo Leon, under number 121 (one hundred twenty-one), Volume 33 (thirty-three), Book Number 4 (four), Third Auxiliary General Agreements and Acts, Commerce Section, dated as of February 2 (second), 1970 (one thousand nine hundred seventy); related to the official formalization of the minutes number 621 (six hundred twenty-one), dated as of December 10 (ten), 1969 (one thousand nine hundred sixty-nine), in which it was approved an AMENDMENT TO THE BY-LAWS OF THE COMPANY.

6.- First Instrument of Public Deed Number 10,092, ten thousand ninety two, issued as of June 19, nineteen, 1973, one thousand nine hundred seventy-three, by Notary Public No. 12, Mr. Fernando Méndez López, residing in Monterrey, Nuevo Leon, and duly recorded in the Public Registry of Property and Commerce of the First District of the State, in Monterrey, Nuevo Leon, under number 921 (nine hundred twenty one), Page n/a, Volume 56 (fifty-six), Book Number 4, four, Third Auxiliary General Agreements, Commerce Section, as of June 27, twenty-seven, 1973, one thousand nine hundred seventy-three, related to AMENDMENTS TO ARTICLES 6, SIX, 2, TWO, AND 25, TWENTY-FIVE, OF THE BY-LAWS OF THE COMPANY.

7.- First Instrument of Public Deed Number 6,055, six thousand fifty-five, issued as of June 2, two, 1983, one thousand nine hundred eighty-three, by Notary Public No. 35, Mr. Luis Manauotu Gonzalez, residing in Monterrey, Nuevo Leon, and duly recorded in the Public Registry of Property and Commerce of the First District of the State, in Monterrey, Nuevo Leon, under number 2493 (two thousand four hundred ninety three), Volume 144 (one hundred forty-four), Book Number 4, four, Third Auxiliary General Agreements, Commerce Section, as of September 28, twenty-eight, 1983, one thousand nine hundred eighty-three, related to AMENDMENTS TO ARTICLES 6, SIX, 8, EIGHT, 12, TWELVE AND 17, SEVENTEEN OF THE BY-LAWS, FURTHERMORE, IT WAS ATTACHED A NEW ARTICLE NUMBER 9, NINE, CHANGING THE FORMER NUMERATION OF ARTICLE FROM NUMBER 9, NINE AND SO ON, TO THE SAME NUMBER PLUS ONE.

8.- First Instrument of Public Deed Number 15,237, fifteen thousand two hundred thirty seven, issued as of June 13, thirteen, 1987, one thousand nine hundred eighty-seven, by Notary Public No. 31, thirty one, Mr. Atanasio Gonzalez Lozano, residing in Monterrey, Nuevo Leon, and duly recorded in the Public Registry of Property and Commerce of the First District of the State, in Monterrey, Nuevo Leon, under number 2128 (two thousand one hundred twenty-eight), Volume 187 (one hundred eighty seven), Book Number 4, four, Third Auxiliary General Agreements, Commerce Section, as of June 29, twenty-nine, 1987, one thousand nine hundred eighty-seven, related to A CAPITAL STOCK INCREASE TO ACHIEVE AN AMOUNT EQUAL TO Ps $30,000,000,000.00 (THIRTY THOUSAND MILLION AND 00/100 PESOS) and amend articles 2, TWO, 6, SIX, 11, ELEVEN, 18, EIGHTEEN, 26, TWENTY-SIX, and the corresponding Transitory Clause of the By-laws of the Company.

9.- First Instrument of Public Deed Number 3,415, three thousand four hundred fifteen, issued as of July 16, sixteen, 1988, one thousand nine hundred eighty-eight, by Alternate Notary Public No. 70, seventy, Mr. Adolfo Cesar Guerra Hinojosa, residing in Monterrey, Nuevo Leon, and duly recorded in the Public Registry of Property and Commerce of the First District of the State, in Monterrey, Nuevo Leon, under number 2965 (two thousand nine hundred sixty-five), Volume 189-60 (one hundred eighty nine-sixty), Book Number 4, four, Third Auxiliary General Agreements, Commerce Section, as of July 28, twenty-eight, 1988, one thousand nine hundred eighty-eight, related to A CHANGE IN THE CORPORATE NAME OF THE COMPANY FROM “CEMENTOS MEXICANOS, SOCIEDAD ANONIMA, TO “CEMEX”, SOCIEDAD ANONIMA; AND CONSEQUENTLY, AMEND ARTICLE FIRST OF THE BY-LAWS, under the Permit number 045494 (zero four five four nine four), File 34929 (thirty four thousand nine hundred twenty-nine), issued by the Secretary of Foreign Relations as of July 26, twenty-six, 1988, one thousand eighty-eight).

10.- First Instrument of Public Deed Number 3, 431, three thousand four hundred thirty one, issued as of August 3, three, 1988, one thousand nine hundred eighty-eight, by Alternate Notary Public No. 70, seventy, Mr. Adolfo Cesar Guerra Hinojosa, residing in Monterrey, Nuevo Leon, and duly recorded in the Public Registry of Property and Commerce of the First District of the State, in Monterrey, Nuevo Leon, under number 3,177 (three thousand one hundred seventy-seven), Volume 189-64 (one hundred eighty nine-sixty four), Book Number 4, four, Third Auxiliary General Agreements, Commerce Section, as of August 12, twelve, 1988, one thousand nine hundred eighty-eight, related to the official formalization of the minutes of a general extraordinary shareholders meeting, in which it was resolved to increase the capital stock of the Company from Ps $30,000,000,000.00 (THIRTY THOUSAND MILLION AND 00/100 MEXICAN PESOS) to Ps $33,000,000,000.00 (THIRTY THREE THOUSAND MILLION AND 00/100 MEXICAN PESOS).

11.- First Instrument of Public Deed Number 25,021, twenty five thousand twenty one, issued as of May 17, seventeen, 1990, one thousand nine hundred ninety, by the then Alternate Notary Public No. 62, sixty two, Mr. Juan Manuel Garcia Garcia, residing in San Pedro Garza Garcia, Nuevo Leon, and duly recorded in the Public Registry of Property and Commerce of the First District of the State, in Monterrey, Nuevo Leon, under number

2,226 (two thousand two hundred twenty-six), Volume 193-45 (one hundred ninety-three dash forty five), Book Number 4, four, Third Auxiliary General Agreements, Commerce Section, as of May 18, eighteen, 1990, one thousand nine hundred ninety, related to the official formalization of the minutes of a general extraordinary shareholders meeting held on April 26, twenty six, 1990, one thousand nine hundred ninety, in which it was resolved to amend and incorporate new provisions in the By-laws of the Company, being the following: Articles 2, TWO, 5, FIVE, 6, SIX, 7, SEVEN, 8, EIGHT, 9, NINE, 11, ELEVEN, 12, TWELVE, 13, THIRTEEN, 15, FIFTEEN, 17, SEVENTEEN, 18, EIGHTEEN, 19, NINETEEN, 26, TWENTY-SIX, 33, THIRTY-THREE, 34, THIRTY-FOUR, 35, THIRTY-FIVE, 37 THIRTY-SEVEN, 39 THIRTY-NINE AND 42 FORTY-SECOND, AND TO INCLUDE A NEW ARTICLE 6-BIS, SIX, AND THE SOLE TRANSITORY ARTICLE.

12.- First Instrument of Public Deed Number 37,165, thirty seven thousand one hundred sixty five, issued as of June 5, five, 1992, one thousand nine hundred ninety two, by the Notary Public No. 62, sixty two, Mr. Manuel Garcia Cirilo, residing in San Pedro Garza García, Nuevo Leon, and duly recorded in the Public Registry of Property and Commerce of the First District of the State, in Monterrey, Nuevo Leon, under number 3411 (three thousand four hundred eleven), Volume 197-69 (one hundred ninety-seven dash sixty nine), Book Number 4, four, Third Auxiliary General Agreements, Commerce Section, as of June 16, sixteen, 1992, one thousand nine hundred ninety two, related to the official formalization of the minutes of a general extraordinary shareholders meeting held on May 28, twenty-eight, 1992, one thousand nine hundred ninety two, in which it was resolved to AMEND ARTICLES 6, SIX, 6-BIS, SIX BIS, AND 7, SEVEN OF THE BY-LAWS.

13.- First Instrument of Public Deed Number 41,827, forty one thousand three hundred twenty seven, issued as of April 29, twenty-nine, 1993, one thousand nine hundred ninety three, by the Notary Public No. 62, sixty two, Mr. Manuel Garcia Cirilo, residing in San Pedro Garza García, Nuevo Leon, and duly recorded in the Public Registry of Property and Commerce of the First District of the State, in Monterrey, Nuevo Leon, under number 2755 (two thousand seven hundred fifty five), Volume 199-55 (one hundred ninety-nine dash fifty five), Book Number 4, four, Third Auxiliary General Agreements, Commerce Section, as of May 12, twelve, 1993, one thousand nine hundred ninety three, related to the official formalization of the minutes of a general extraordinary shareholders meeting held on April 29, twenty-nine, 1993, one thousand nine hundred ninety three, in which it was resolved to ADEQUATE THE CAPITAL STOCK OF THE COMPANY TO THE NEW MONETARY UNIT OF THE UNITED MEXICAN STATES, AMENDING IN CONSEQUENCE ARTICLES 6, SIX, AND 6-BIS, SIX BIS OF THE BY-LAWS.

14.- First Instrument of Public Deed Number 45,923, forty five thousand nine hundred twenty three, issued as of May 31, thirty one, 1994, one thousand nine hundred ninety four, by the then Alternate Notary Public No. 62, sixty two, Mr. Juan Manuel Garcia Garcia, residing in San Pedro Garza Garcia, Nuevo Leon, and duly recorded in the Public Registry of Property and Commerce of the First District of the State, in Monterrey, Nuevo Leon, under number 3256 (three thousand two hundred fifty-six), Volume 201-66 (two hundred one dash sixty-six), Book Number 4, four, Third Auxiliary General Agreements, Commerce Section, as of June 22, twenty-two, 1994, one thousand nine hundred ninety four, related to the official formalization of the minutes of a general extraordinary shareholders meeting held on April 28, twenty eight, 1994, one thousand nine hundred ninety four, in which it was resolved to transform the Company to a company with variable capital, amending as a consequence, ARTICLES 1, ONE, 6, SIX, 6-BIS, SIX-BIS, 7, SEVEN, 8, EIGHT, 9, NINE, 10, TEN, 17, SEVENTEEN, AND 19, NINETEEN, CHANGING THE NUMERATION OF SUCH ARTICLES BEGINNING FROM 6-BIS, SIX BIS, WHICH SHALL BE FROM NOW ON 7, SEVEN, AND FROM 7, SEVEN TO 48, FORTY EIGHT TO INCREASE THE NUMERATION BY ONE, AND IT IS ADDED A NEW ARTICLE 45, FORTY FIVE.

15.- First Instrument of Public Deed Number 45,925, forty five thousand nine hundred twenty five, issued as of May 31, thirty one, 1994, one thousand nine hundred ninety four, by the then Alternate Notary Public No. 62, sixty two, Mr. Juan Manuel Garcia Garcia, residing in San Pedro Garza Garcia, Nuevo Leon, and duly recorded in the Public Registry of Property and Commerce of the First District of the State, in Monterrey, Nuevo Leon, under number 3257 (three thousand two hundred fifty-seven), Volume 201-66 (two hundred one dash sixty-six), Book Number 4, four, Third Auxiliary General Agreements, Commerce Section, as of June 22, twenty-two, 1994, one thousand nine hundred ninety four, related to the official formalization of the minutes of a general extraordinary shareholders meeting held on April 28, twenty eight, 1994, one thousand nine hundred ninety four, in which it was resolved TO INCREASE THE CAPITAL STOCK OF THE COMPANY IN THE VARIABLE PART BY THE AMOUNT OF NPs$4,537,600.00 (FOUR MILLION FIVE HUNDRED THIRTY SEVEN THOUSAND SIX HUNDRED AND 00/100 NEW MEXICAN PESOS).

16.- First Instrument of Public Deed Number 48,973, forty eight thousand nine hundred seventy-three, issued as of May 22, twenty-two, 1995, one thousand nine hundred ninety five, by the then Alternate Notary Public No. 62, sixty two, Mr. Juan Manuel Garcia Garcia, residing in San Pedro Garza Garcia, Nuevo Leon, and duly recorded in the Public Registry of Property and Commerce of the First District of the State, in Monterrey, Nuevo Leon, under number 10,996 (ten thousand nine hundred ninety-six), Volume 201-220 (two hundred one dash two hundred twenty), Book Number 4, four, Third Auxiliary General Agreements, Commerce Section, as of June 26, twenty-six, 1995, one thousand nine hundred ninety five, related to the official formalization of the minutes of a general ordinary shareholders meeting held on April 27, twenty seven, 1995, one thousand nine hundred ninety five, in which it was resolved TO INCREASE THE CAPITAL STOCK OF THE COMPANY IN THE VARIABLE PART BY THE AMOUNT OF NPs$7,226,100.00 (SEVEN MILLION TWO HUNDRED TWENTY SIX THOUSAND ONE HUNDRED AND 00/100 NEW MEXICAN PESOS).

17.- First Instrument of Public Deed Number 53,288, fifty three thousand two hundred eighty eight, issued as of May 2, two, 1996, one thousand nine hundred ninety six, by the Notary Public No. 129, one hundred twenty nine, Mr. Juan Manuel Garcia Garcia, residing in San Pedro Garza Garcia, Nuevo Leon, and duly recorded in the Public Registry of Property and Commerce of the First District of the State, in Monterrey, Nuevo Leon, under number 2,852 (two thousand eight hundred fifty two), Volume 203-58 (two hundred three dash fifty eight), Book Number 4, four, Third Auxiliary General Agreements, Commerce Section, as of May 24, twenty-four, 1996, one thousand nine hundred ninety six, related to the official formalization of the minutes of a general extraordinary shareholders meeting held on April 25, twenty five, 1996, one thousand nine hundred ninety six, in which it was resolved TO AMEND ARTICLES 6, SIX, 7, SEVEN, 8, EIGHT, 11, ELEVEN, 16, SIXTEEN, 18, EIGHTEEN, 34, THIRTY-FOUR, 38, THIRTY-EIGHT AND 43, FORTY-THREE OF THE BY-LAWS, AND TO INCREASE THE CAPITAL STOCK OF THE COMPANY IN ITS VARIABLE PART BY THE AMOUNT OF NPs$2,332,987.00 (TWO MILLION THREE HUNDRED THIRTY TWO NINE HUNDRED EIGHTY SEVEN AND 00/100 NEW MEXICAN PESOS).

18.- First Instrument of Public Deed Number 57,956, fifty seven thousand nine hundred fifty six, issued as of April 30, thirty, 1997, one thousand nine hundred ninety seven, by the Notary Public No. 129, one hundred twenty nine, Mr. Juan Manuel Garcia Garcia, residing in San Pedro Garza Garcia, Nuevo Leon, and duly recorded in the Public Registry of Property and Commerce of the First District of the State, in Monterrey, Nuevo Leon, under number 2,359 (two thousand three hundred fifty nine), Volume 203-51 (two hundred three dash fifty one), Book Number 4, four, Third Auxiliary General Agreements, Commerce Section, as of May 13, thirteen, 1997, one thousand nine hundred ninety seven, related to the official formalization of the minutes of a general extraordinary shareholders meeting held on April 24, twenty four, 1997, one thousand nine hundred ninety seven, in which it was resolved TO AMEND ARTICLES 2, TWO, 18, EIGHTEEN, 19, NINETEEN, 20, TWENTY, 22, TWENTY-TWO, 23, TWENTY-THREE, 26, TWENTY-SIX, 30, THIRTY AND 35, THIRTY-FIVE OF THE BY-LAWS.

19.- First Instrument of Public Deed Number 61,771, sixty one thousand seven hundred seventy one, issued as of May 25, twenty-five, 1998, one thousand nine hundred ninety eight, by the Notary Public No. 129, one hundred twenty nine, Mr. Juan Manuel Garcia Garcia, residing in San Pedro Garza Garcia, Nuevo Leon, and duly recorded in the Public Registry of Property and Commerce of the First District of the State, in Monterrey, Nuevo Leon, under number 3385 (three thousand three hundred eighty-five), Volume 207-68 two hundred seven dash sixty eight, Book Number 4 four, Third Auxiliary General Agreements and Acts, Commerce Section dated as of June 1 one, 1998 (one thousand nine hundred ninety eight, related to the Official Formalization of the minutes of the General Ordinary Shareholders Meeting held as of April 23 twenty three, 1998 (one thousand nine hundred ninety eight), in which among other items it was approved a capital increase in the variable part of the capital stock in the amount of $1’394,438.00 Mexican Currency, and the issuance and subscription of 41’875,005 common ordinary Series “A” shares without par value, which will form the Subseries “A-1”.

20.- First Instrument of Public Deed Number 25,205, twenty five thousand two hundred five, issued as of May 18, eighteen, 1999, one thousand nine hundred ninety nine, issued by the undersigned Notary Public, and duly recorded in the Public Registry of Property and Commerce of the First District of the State, in Monterrey, Nuevo Leon, under number 3,481 (three thousand four hundred eighty one), Volume 209-70 (two hundred nine dash seventy), Book Number 4, four, Third Auxiliary General Agreements, Commerce Section, as of May 21, twenty-one, 1999, one thousand nine hundred ninety nine, related to the official formalization of the minutes of a general extraordinary shareholders meeting held on April 29, twenty nine, 1999, one thousand nine hundred ninety nine, in which it was resolved TO AMEND ARTICLE 6, SIX OF THE BY-LAWS.

21.- First Instrument of Public Deed Number 2,522 two thousand five hundred twenty-two, dated as of May 22, twenty two, 2001 (two thousand and one), issued by Mr. José Luis Farías Montemayor, Notary Public No. 120 (one hundred and twenty), residing in the city of Monterrey, Nuevo Leon, and duly recorded in the Public Registry of Property and Commerce of the First District of the State, in Monterrey, Nuevo Leon, under number 4743 four thousand seven hundred forty-three, Volume 2 two, Book First, dated as of May 25 twenty five 2001 two thousand one; regarding the official formalization of the minutes of general extraordinary shareholders meeting held as of April 26 (twenty six), 2001 (two thousand one), in which it was agreed among other items to amend ARTICLE 45 OF THE BY-LAWS OF THE COMPANY.

22.- First Instrument of Public Deed Number 75,536 seventy five thousand five hundred thirty six, dated as of July 4 four, 2002 (two thousand and two), issued by Mr. Juan Manuel García García, Notary Public Number 129 (one hundred twenty-nine), residing in this city, and duly recorded in the Public Registry of Property and Commerce of the First District of the State, in Monterrey, Nuevo Leon, under number 6547 six thousand five hundred forty-seven, Volume 3 three, Book First, as of July 10 (ten), 2002 (two thousand and two); regarding the official formalization of the minutes of a general extraordinary shareholders meeting held as of April 25 (twenty five), 2002 (two thousand and two), in which it was approved to amend ARTICLES 4, 6, 7, 8, 9, 10, 11, 12, 13, 14, 15, 17, 18, 19, 20, 22, 23, 25, 26, 27, 32, 33, 34 Y 35, AS WELL AS THE ADDITION OF A SOLE TRANSITORY ARTICLE.

23.- First Instrument of Public Deed Number 30,411 (thirty thousand four hundred eleven), dated as of April, 28 (twenty-eight) 2003 (two thousand and three), issued by Mr. Francisco Garza Calderón, then Notary Public No. 75, duly recorded in the Public Registry of Property and Commerce of the First District of the State, in Monterrey, Nuevo Leon, under number 4087 (four thousand eighty seven), Volume 4 four, Book First, dated as of May 8 (eight) 2003 (two thousand three), regarding the official formalization of the minutes of the general extraordinary shareholders meeting held as of April 24 (twenty four) 2003 (two thousand and three), in which it was approved the amendment to ARTICLES 2, 6, 8, 18, 27 and 45 OF THE BY-LAWS OF THE COMPANY.

24.- First Instrument of Public Deed Number 7,725 (seven thousand seven hundred twenty-five) dated as of April 28, 2005 (two thousand five), issued by Mr. Juan Manuel García García, Notary Public Number 129 (one hundred twenty-nine), duly recorded in the Public Registry of Property and Commerce of the First District of the State, in Monterrey, Nuevo Leon, under electronic file number 532*9 (five hundred thirty two asterisk nine) dated as of May 13, 2005 (two thousand and five), regarding the Official Formalization of the minutes of the general extraordinary shareholders meeting of the Company held as of

April 28 (twenty eight), 2005 (two thousand and five), in which it was approved, among other items, the subdivision of the Series “A” and “B” ordinary common shares of stock of the Company, without par value, representing the fixed and variable capital that form the capital stock of the Company, delivering two Common ordinary shares without par value, per each of the shares of stock outstanding, AMENDING Article 6 of the By-laws.

25.- First Instrument of Public Deed Number 35,211 (thirty five thousand two hundred eleven), dated as of April, 27 (twenty-seven) 2006 (two thousand and six), issued by Mr. Francisco Garza Calderón, then Notary Public No. 75, duly recorded in the Public Registry of Property and Commerce of the First District of the State, in Monterrey, Nuevo Leon, under electronic file number 532*9 (five hundred thirty two asterisk nine), Internal Control Number 41 (forty one) dated as of July 5 (five), 2006 (two thousand and six), regarding the official formalization of the minutes of the extraordinary shareholders meeting of the Company held as of April 27 (twenty seven), 2006 (two thousand and six), in which among other items it was approved the amendment of articles 1, 2, 6, 7, 8, 9, 10, 12, 13, 15, 18, 19, 20, 21, 22, 23, 24, 25, 26, 27, 28, 30, 31, 34, 35, 44 and 45 of the By-laws of “CEMEX”, SOCIEDAD ANONIMA DE CAPITAL VARIABLE, the elimination of the current articles 32, 33 and 36, and the addition of a transitory article second, to adjunt the text of the by-laws to the new provisions of the Mexican Securities Market Law; the change in the numbering of the articles beginning from article 34 which will be 32, the article 35 will now be 33 and articles 37 through 45 will begin three numbers from that point; and the inclusion of a heading in each of the articles of the by-laws of the Company.

From the foregoing instruments, the by-laws of the Company that are in force and effect are the following:

“......ARTICLE 1. DENOMINATION.- The Company is a commercial anonymous Company and is called CEMEX, followed by the words “Sociedad Anonima Bursátil de Capital Variable” or by its abbreviation “S.A.B. de C.V.”.- - - - ARTICLE 2. PURPOSE.- The Company’s purpose shall be: I.- To industrially produce and commercially develop Portland cement. II.- To industrially produce and commercially develop any other product similar to Portland cement or in any way related to the production and sale of Portland cement. III.- To industrially and commercially develop clays, limestone, plasters and other substances found to exist in land belonging to the Company or to which it has such rights. IV.- To carry out all the transactions related to the aforesaid purposes or that directly or indirectly assist in their realization. V.- To acquire through the purchase, contribution, barter, lease or any other legal title, all kinds of goods whether fixed or movable, and to enter into any type of agreement, contract, or affect the property rights or any other attribute of said goods, and acquire through any act, agreement or contract, all kinds of rights and obligations, without any limitations whatsoever; having the capacity to organize or install other industrial plants anywhere whatsoever, purchase or subscribe shares and obtain interest in the capital or management of companies, national or foreign, with the same, similar or a different line of business as stipulated in clauses I, II, III and IV herein. VI.- To issue, endorse, accept, guarantee and otherwise subscribe negotiable instruments and to execute every type of transaction with them. VII.- To execute avales, Securities and, in general, guarantee, including with pledges and mortgages, obligations incurred on behalf of third parties, with or without consideration, and therefore to sign negotiable instruments, contracts and any other documents necessary for the execution of said guarantees..- ARTICLE 3. DOMICILE.- The corporate seat of the Company is the city of Monterrey, N.L., Mexico, with the understanding that agencies or branches may be established within Mexico or abroad as deemed advisable by the Board of Directors.- ARTICLE 4. DURATION.- The duration of the Company shall be for a period computed as of May 28, 1920, and shall terminate on May 27, 2100.- ARTICLE 5. NATIONALITY.- This Company is Mexican. Any foreigner who in the incorporation date of this Company has acquired or in the future shall acquire an interest or participation in the Capital Stock of the Company, shall be considered for this sole act as Mexican, it being understood that said party has agreed not to seek the protection of its government, under penalty of losing said interest or participation in favor of the Republic of Mexico. This article shall be inserted in its entirety on the share certificates issued by the Company. This Company received authorization from the Mexican Ministry of Foreign Affairs under Permit Number 267, dated February 4, 1927, in accordance with the Organizational Law of Section I of Article 27 of the Constitution and its Regulations.- - ARTICLE 6. CAPITAL STOCK.- The Capital Stock shall be variable. The Minimum Fixed Capital with no redemption rights is of $36,300,000.00 (thirty-six million three hundred thousand pesos and 00/100) represented by 13,068´000,000 (thirteen thousand sixty eight million) ordinary shares, which shall be registered and with no Nominal Value, of which 8,712´000,000 (eight thousand seven hundred twelve million) correspond to the Series “A” and 4,356´000,000 (four thousand three hundred fifty six million) to Series “B”; the Variable Capital with no redemption rights shall be unlimited. The common ordinary Capital Stock, as well as the capital represented by Class Shares, both in its Fixed and Variable portions, shall be represented by Series of registered shares with no par value, together with its respective sub-series. Every time reference is made to a series of shares, Fixed or Variable Capital, it shall be construed as a reference to any sub-series that, as the case may be, have been issued and that shall be identified with the same letter with which the Series has been identified and a number from 1 (one) and forward, in accordance with the respective sub-series. The common ordinary Capital Stock shall be represented by two Series, both for its Fixed and Variable portions. The Series “A” shall represent as a minimum the (64%) sixty four per cent of the common ordinary Capital Stock and the Series “B”, or of free subscription, shall represent as a maximum the (36%) thirty-six per cent. In the event that Class Shares shall exist, and unless an authorization is obtained to treat them as neutral investment in accordance with the Law, at least (64%) sixty-four percent of the Capital Stock represented by this type of shares shall be subject, in respect to its holders, to the same restrictions applicable to the Series “A” shares of the ordinary capital. All the shares forming part of the common ordinary Capital Stock, except for the characteristics related to the holdings of each one of the Series and the part of the Capital which they represent, give their holders the same rights and obligations. By no means and neither directly nor indirectly, the shares of the Series “A” may be acquired: (i) by foreign individuals or foreign legal entities or Mexican legal entities that do not have a foreign exclusion clause, in the understanding that such clause shall be contained both in the by-laws of the acquirer as in the by-laws of any other company or partnership that directly or indirectly has an interest in the Capital Stock of such acquirer; (ii) by groups, units, associations, trusts, and any entity, with or without legal personality, that admits foreigners, that is foreign, is one in which, by any form, directly or indirectly, there is intervention of foreigners, or companies in which any foreigners participate (except for the case of Trusts formed by the Company for the issuance of ordinary participation certificates to be offered to the public investors); (iii) by foreign governments or foreign sovereigns. The Class Shares may be acquired subject to the terms and conditions approved by the Shareholders’ Meeting authorizing its issuance. In the event of a violation of these restrictions, the acquisition shall be null and the Company shall not recognize the acquirer as the owner nor may the acquirer exercise the corporate rights inherent to the shares. For the purposes of these by-laws, “Class Shares” are defined as the shares that carry no voting rights, and also those that have limits over other corporate rights, and shares with restricted vote.- ARTICLE 7. ACQUISITION OF OWN SHARES AND MEASURES TO LIMIT THE SHAREHOLDING OWNERSHIP.- I.- The Company may acquire shares representing its own Capital Stock or negotiable instruments representing them, as well as optional instruments or financial derivative instruments which may be liquidated in kind that have such shares or negotiable instruments underlying in accordance with the terms and conditions indicated by the applicable Law. The shares or negotiable instruments that represent such shares that belong to the Company, or, the shares issued but not subscribed maintained in the Treasury, may be placed among the public investors in accordance with the dispositions of the applicable law. So long the shares are the property of the Company, they may not be represented nor voted in the Shareholders’ Meetings, and no social or economical rights of whatever nature may be exercised. II.- (A).- For purposes of these by-laws, the following definitions shall apply, whether in their singular or plural form: --- “Shares”: the ones that represent the Capital Stock of the Company; any type of certificate or receipt referred to the shares representing the Capital Stock of the Company; as well as any other security, negotiable instrument or document that refers to or permits the exercise of, the vote of the corresponding shares representing the Capital Stock of CEMEX, S.A.B. de C.V. --- “CONSORTIUM”: shall have the meaning established by the Mexican Securities Law. --- “RELATIVE”: person or persons that with respect to each other, have family relationship by consanguinity, affinity or civil, up until the fifth degree in a straight or collateral line, the spouse, concubine and concubinary. --- “ENCUMBRANCE”: pledges, seizures, trusts (or equivalent figures under foreign Law), or any act or transaction that in any form, limits, restricts or affects, the implicit rights of the Shares. --- “GROUP OF PERSONS”: shall have the meaning established by the Mexican Securities Law. --- “CORPORATE GROUP”: shall have the meaning established by the Mexican Securities Law. --- “RELATED PARTY”: shall have the meaning established by the Mexican Securities Law. --- “HOLDING”: the ownership, possession or holding of Shares or the possibility of instructing or exercising the right to vote. --- “TRANSACTION”: Any agreement, contract, unilateral declaration, stipulation, arrangement and any act that creates, transmits, modifies or extinguishes obligations, including, enunciatively but not limited to, all acts or facts that give or may give place for any exercise or instruction of the exercise of the vote, or if the ownership, possession or holding of the Shares may be obtained. --- Any Transaction or Encumbrance that may result or results in a possibility, directly or indirectly, to acquire or exercise the right to vote regarding the Shares that represent a 2% or more of the Capital Stock of the Company, shall be subject to the prior authorization of the Board of Directors. The Board of Directors must decide, within a period of 90 days from the reception of the written application directed to the President or Secretary of the Board. The application must contain: (i) name, social denomination of the participant(s) in the Transaction or

Encumbrance and the Shares whose Holding they have on the date of the application, (ii) in case of a Group of Persons, Corporate Group, Consortium, Related Parties or Relatives, provide the details of all the persons involved, indicating their name, social denomination and Shares each holds, as well as who shall exercise the social and economic rights, and (iii) description of the Transactions or Encumbrances. The Board of Directors, in order to resolve the applications, shall consider the following criteria: a) if it involves Transactions or Encumbrances of qualified investors or institutions in which the public investors participate; b) the likelihood of the participants in the Transactions or Encumbrances exercising a significant influence or being able to obtain control (as these terms are defined in the applicable law); c) if all the legal dispositions and the by-laws have been observed, and the persons who wish to participate in the Transactions or Encumbrances have not incurred in any violation of the Law or by-laws or have not complied with the applicable Law or by-laws; d) if the persons who wish to participate in the Transactions or Encumbrances are competitors of the Company and there is a risk of affecting the free market competition or there could be an access to confidential and privileged information; e) the moral and economic solvency of the participants; f) the protection of the minority rights and the rights of the workers of the Company and its subsidiaries; and g) maintain an adequate base of investors. If the Board of Directors authorizes the application, the Transaction or Encumbrance shall be done during the next 10 (ten) days following notification from the Board of such authorization. If done afterwards, the authorization shall be null. II.- (B).- Any Transaction or Encumbrance that results o may result in a participation equal or greater than 30% of the Capital Stock of the Company, shall oblige, without taking into account whether the participants in the Transaction or Encumbrance wish or not to acquire control, the execution of a forced public offer for the acquisition for the total of the Shares representing the Company’s Capital Stock. In the event the requirements described in numeral II of this article are not met or exceed the participations indicated in the paragraphs A and B, the persons involved therein shall not be entitled to exercise the voting rights corresponding to the total of the Shares whose Holding was obtained or is obtained, and therefore, such Shares shall not be taken into account for the determination of the quorum of attendance and voting in the Shareholders’ Meetings, nor shall the records in the shareholder ledger be done and there shall be no effects of the Registry done by the Institute for the Deposit of Securities. In order to determine if a specific situation is within numeral II of this Article, the following considerations and criteria shall apply and all the Shares whose holding is obtained, shall be obtained, or is obtained by virtue of any Transaction or Encumbrance, shall be taken into account (the calculation shall be made regarding the number of shares directly representing the Capital Stock of the Company). 1.- It does not matter if the Transaction or Encumbrance is made abroad. 2.- A single Holding shall be considered regarding each of the participants in the Group of Persons, Corporate Group, Consortium, each Related Party, and each Relative. 3.- Each Transaction or Encumbrance that may result in obtaining a 2% or more of the Capital Stock must be submitted to authorization. 4.- In case of Trusts established by the Company for the issuance of ordinary participation certificates to be offered to the public investors, the fiduciary institution shall not be subject to numeral II of this Article or Article 10 of these bylaws. 5.- For the interpretation of these by-laws, the applicable law shall be taken into account.- ARTICLE 8. MODIFICATIONS TO THE CAPITAL STOCK.- To increase or decrease the Capital Stock and amortize issued shares with undistributed profits, except in accordance with the provisions of Article 7 of these by-laws, the following procedure shall be followed: The Fixed Capital Stock shall only be increased or decreased by resolution of the General Extraordinary Shareholders’ Meeting, and such Meeting shall also authorize the amortization of issued shares with distributable profits representing this part of the Capital Stock and the amendments to the limits of the Variable Capital. The Variable Capital Stock shall be increased or decreased by resolution of the General Ordinary Shareholders’ Meeting, and such Meeting shall also resolve about the amortization of issued Shares representing this part of the Capital Stock with distributable profits; in the event of a capital increase in its Variable part, the Meeting may delegate to the Board of Directors the authority to determine the terms and conditions under which it shall proceed to the issuance, exhibit and subscription of the respective shares, which once issued and while subscribed shall be held by the Treasury of the Company. In the event of a capital reduction in the Variable part of its Capital Stock, the Board of Directors, in accordance with applicable legal provisions, may fix the terms and conditions for its implementation. The amortization of Shares with distributable profits shall be made in accordance with the terms mentioned by the Law. The minutes of the General Ordinary Shareholders´ Meetings that approve increases or decreases in the variable portion of the Capital Stock must be notarize, except in the cases where the increases and decreases are the result of the repurchase of shares. In the terms of the applicable law, the Company may increase its Capital Stock by the issuance of non-voting shares, shares with other limitations in their corporate rights, or shares with restricted vote. The issuance of the shares mentioned in this paragraph shall not exceed the percentage of the Capital Stock established by the applicable Law and may be part of the Fixed or Variable portions of the Capital Stock. The non-voting shares shall not be counted for purposes of determining the attendance or voting quorums at the Shareholders’ Meetings, while the shares with limitations on other corporate rights, or of restricted vote, shall only be counted to determine the attendance and voting quorums in the Shareholders’ Meetings held to deal with any matters in which such shares have a voting right. Issued Class Shares, as the case may be, shall conform one or several Series with its respective sub-series, each Series shall be identified with two letters of the alphabet, one of which shall be “A”, “B” or “N”, respectively and depending on whether its holding restrictions are reserved in the terms of these by-laws with respect to the Series “A”, common ordinary Capital, are of free subscription in the terms of these by-laws with respect to the Series “B” of the common ordinary Capital Stock, or in its case, are considered as neutral investment under which they shall also have free subscription; and the other letter shall be used to distinguish them from the shares representing the common ordinary Capital Stock and the other Classes that conform the Capital Stock, attaching a progressive number for each sub-series issued. In the event of a Capital Stock increase, the shareholders holding shares that represent the Capital Stock shall have a preemptive right to subscribe, in proportion to their participation in the same and depending on their participation in the common ordinary capital or in the capital represented by Class Shares, the shares that in either case are issued. The proportion shall be determined considering only the participation in the issued Capital Stock. The preemptive rights may only be exercised with respect to the same class of Shares that are held by the shareholder and within the (15) fifteen days following the publication of the resolution of the respective Shareholders’ Meeting, the publication shall be made in the terms provided in these by-laws for the calls for Shareholders’ Meetings. The preemptive right to subscribe shall not be applicable to increases to the capital through public offers or through the issuance of own shares previously acquired by the Company. The Shareholders shall also have the right to receive the shares that are issued by means of capitalization of reserves or profits, in the understanding that the shares issued under this concept shall correspond proportionately to all issued Shares. The Shareholders’ Meeting shall determine the nature or class of shares that shall be represented by the Capital Increases made by the capitalization of reserves or profits and only those Shareholders holding common ordinary shares or Class Shares, depending on which of them are being issued, shall share the benefit of receiving the shares so issued in the proportion of their Holdings in the issued ordinary common Capital Stock or of Class, respectively. The Company may issue Treasury Shares to be subscribed afterwards by the public investors, in accordance and subject to the applicable Laws. The shareholders of the variable part of the Capital Stock of the Company shall not have withdrawal rights. The Company shall keep a Book, which shall be authorized by the Chairman or Secretary of the Board of Directors or by any other officer designated by the Board of Directors for this purpose. All notes relating to the registration of increases and decreases of the Capital Stock in its Variable portion shall be kept in this Book. ARTICLE 9. CERTIFICATES REPRESENTING THE SHARES.- The Share Certificates and Provisional Certificates issued in each case, must contain the expressions referred to in the Law and in Articles 5, 7 (regarding the restrictions for the transmission of Shares or to acquire substantial portions of the Capital Stock), 8, and 10 of these by-laws, regarding the rights and obligations of the shareholders, and must have the signatures of any two Board members appointed by the Board of Directors. The Chairman and Secretary may use a facsimile of their signature, as long as they fulfill the requirement of the applicable Law. The Share Certificates and provisional certificates must also contain adhered vouchers, to be used when exercising their dividend and preemptive rights. The Board shall determine the number of shares represented in each Share Certificate and the number of vouchers to be adhered. ARTICLE 10. SHARE REGISTRY AND SIGNIFICANT PARTICIPATIONS.- The Company shall have a Share Registry that must contain: a).- The name, nationality, and address of the Shareholder, as well as the indication of the shares belonging to him, indicating their number, series, class, and other distinctions; b).- The indication of the payments made taking place; c).- Any encumbrances over the Shares, as well as of the rights incorporated in them, the limitations of domain, and transfers made. The Registry must also comply with the dispositions established in the applicable law and with Article 7 of these by-laws. The Company shall consider the person inscribed in the Registry, referred to in this article, as owner of the shares. To this effect, the Company must record in such Registry, when requested by any holder, the transfers, limitations, or liens imposed on them. In case the Shares or certificates that represent them were deposited in an authorized Institution for the Deposit of Securities, the register shall be made in accordance with the applicable law and with the by-laws. The persons who, in any way and in accordance with the criteria set forth in numeral II of Article 7 of these by-laws, obtain a participation of 5%, 10%, 15%, 20%, 25% or 30% must inform the Company within a period of 5 (five) working days following the day in which such percentage of ownership is obtained or exceeded. For purposes of calculating such percentages, numeral II of article 7 of these by-laws shall apply. In the case of Corporate Groups, Groups of Persons, or Consortiums, the obligation to notify applies to all the persons that are considered members of such groups. The notice given to the Company, referenced in this Article, shall include the name of the person or persons that have the ownership and the rights or faculties acquired, the authorization from the Board in those cases described in Article 7 of these by-laws, and the data needed to identify the persons regarding the ones for which Shares are grouped for Ownership. In case of non compliance with the provisions of this Article, regarding notices of significant participations, the corresponding Shares shall not be represented in the Meeting. The Company shall keep a registry of significant participations, where names, nationality and domicile of the persons whose names are in the instruments or respective certificates, as well as the relation, agreement or arrangement that exists between them and the information necessary in order to verify the compliance of these by-laws, shall be registered. Only those who are registered may represent the respective shares in the Shareholders’ Meeting. The shareholders must, additionally, comply with what the applicable law establishes regarding acquisitions of securities subject to disclosure and disclosure of contracts and agreements between shareholders. In order to comply with the obligations to notify, this Article shall apply. Only those that have complied with these bylaws and the applicable law shall be able to exercise or instruct the exercise of the corresponding voting rights. In case of non compliance with what is stated in these by-laws, the registration in the Registry of Shares shall not take place and all the transactions made by an institution for the deposit of securities shall have no legal effect whatsoever before the Company. ARTICLE 11. SHAREHOLDER´S MEETING.- The General Meeting is the supreme decision organ of the Company, and it may resolve and ratify all of the resolutions and acts of the same. It shall have no limitation on its powers other than as mentioned in the Law and in these by-laws. In the event that the Capital Stock of the Company, in addition to the common ordinary shares, is represented by shares of other classes, all proposals that may affect the rights conferred to Shareholders holding shares of such classes shall be previously accepted by the class so affected in a Special Shareholders’ Meeting in which the attendance and voting quorums applicable to the Extraordinary Shareholders’ Meetings shall be applied, which shall be counted in reference to the total number of shares of each respective class. The class Shareholders’ Meetings shall be held in the social domicile and shall be subject to the provisions of Articles 13, 14 and 15 of these by-laws, and the Shareholder designated by the Shareholders present thereat shall act as Chairman and the Secretary of the Company shall act as Secretary or in his absence, whoever the Shareholders designate. ARTICLE 12. COMPETENCE OF THE SHAREHOLDERS’ MEETINGS.- The Ordinary General Meeting shall meet at least once a year, once the immediate preceding fiscal year ends, in the corporate domicile, on the date specified by the Board of Directors in accordance with applicable law. The Annual Ordinary General Meeting held because of the closing of the fiscal year, shall deal with the following, in accordance with the applicable law: (a) annual reports regarding the activities corresponding to the Corporate Practices and Audit Committees; (b) annual report of the Chief Executive Officer, accompanied with the report from the external auditor; (c) opinion of the Board of Directors regarding the contents of the annual report of the Chief Executive Officer; (d) the annual report of the Board of Directors declaring and explaining the main policies and accounting and information criteria followed in the preparation of the financial information; (e) the report of the Board of Directors regarding the operations and activities in which it has participated; (f) the election, removal or substitution of the members of the Board of Directors, and their level of independence; additionally, the Ordinary Meeting shall approve the operations that the Company or the companies controlled by the Company wish to undertake during one fiscal year, when they represent 20% (twenty percent) or more of the net worth of the Company, based on amounts corresponding to the closing of the immediate preceding trimester of the date the Meeting is held, independent from the way they are executed, simultaneously or progressively, but that, because of their characteristics, may be considered as one operation; in such Meetings the shareholders that have shares with voting rights may vote, including the ones that have a limited or restricted vote; and (g) all other matters that are part of their faculties in accordance with these bylaws or the applicable law. Extraordinary General Meetings shall have the competence over the matters established in the applicable law and in the by-laws. Ordinary and Extraordinary Meetings shall meet whenever called. ARTICLE 13. CALLS.- The calls for Shareholders’ Meetings shall be made by the Board of Directors or by the Corporate Practices or Audit Committees, with the exception of those rights granted by Law to the shareholders to legally publish the Calls. The Call shall be made through an announcement published in the Official Gazette of the State or in any of the major daily newspapers in the corporate domicile, at least fifteen days prior to the date set for the Meeting. The Call shall state the place, day and time at which the Meeting shall be held and shall contain the Agenda, which shall not include matters under the title of “general” or equivalents. A Call shall not be required if all the shares in their entirety are represented when the Meeting is installed and the votes are taken. When a quorum is not obtained for a Meeting, a minute shall be drawn-up in the respective Book, evidencing such circumstance, and said minute shall be signed by the Chairman and Secretary as well as by the appointed Tellers, setting forth the date of the newspaper in which the call was published. If such should be the case, a second Call, so noted, shall be published just once in the Official Gazette or another major daily paper in the corporate domicile, at least fifteen days prior to the date set for the Meeting. The Shareholders that are Owners of shares with voting right, including in a limited or restrictive form, that represent at least 10% (ten percent) of the Capital Stock subscribed and paid, shall be able to request to the Chairman of the Board of Directors or of the Corporate Practices or Audit Committees, in any moment, that a General Shareholders Meeting takes place, in the terms of the applicable law. Any Shareholder may request the Chairman of the Board of Directors that a General Shareholders Meeting takes place, in the terms of the applicable law, when, for any cause, the minimum number required, for a Meeting to be held, of members of the Corporate Practices and Audit Committees is not present and the Board of Directors has not made the provisional corresponding appointments. From the publication of the Call for the Shareholders’ Meetings, information and documents regarding every and all of the matters included in the Agenda shall be made available to the Shareholders, in the offices of the Company and at no cost. ARTICLE 14. ATTENDANCE TO THE SHAREHOLDERS’ MEETINGS.- In order to attend and participate in the General Meetings of Shareholders, the Shareholders with the right to vote shall deposit their shares at the corporate offices, in a Mexican credit institution or a brokerage firm, operating in accordance with the Mexican Securities Law. The Certificate of Deposit and, as the case may be, the list of Owners issued by the broker shall be delivered in the office of the Secretary of the Company at least 48 hours prior to the time set for the Meeting. In addition, it is necessary to observe the dispositions of Articles 7 and 10 of these by-laws regarding the Shares intended to be represented in the Meeting. The Secretary, in exchange for the aforesaid certificate of deposit, shall list, and after checking the compliance with the by-laws regarding Articles 7 and 10, shall issue a deposit voucher that verifies the shareholders’ standing as such and the number of shares represented. Said voucher shall authorize the person to whom it has been issued to attend the Meeting. The deposited shares or respective certificates shall only be returned to the Shareholders when the Meeting has been concluded, and in exchange for the voucher issued by the Secretary. The Secretary shall have the documents referred to herein, at the disposal of the Tellers appointed to act as such at the respective Meeting, so that, at the end of the respective registration period, they may prepare the Attendance List of the Shareholders who have right to attend that Meeting. ARTICLE 15. SHAREHOLDERS’ REPRESENTATION.- Every Shareholder has the right, subject to compliance with these by-laws, to attend the Meetings, personally or through Proxy. If attending by Proxy, it shall be necessary to obtain a simple power of attorney, granted in accordance with the forms created by the Company and that shall be at the disposal of the shareholders, including the brokers in the Stock Exchange, during the term indicated by the Law. The forms shall contain the following: (a) clearly name the Company and the Agenda without mentioning under the title “General Matters”, the items referred to by the applicable law, and (b) a space for including the instructions for exercise of the Power of Attorney indicated by the grantor of such Power of Attorney. The Secretary of the Board of Directors shall verify that this Article is observed and shall inform the Meeting thereof. ARTICLE 16. INSTALLATION OF THE SHAREHOLDERS’ MEETINGS.- The General Ordinary Shareholders’ Meeting shall be considered legitimately installed in its first call, if at least 50% of the total number of voting shares representing the Capital Stock are present thereat. In the event of a second call, the General Ordinary Shareholders’ Meeting shall be deemed installed regardless of the number of voting shares that are present thereat. The General Extraordinary Shareholders’ Meeting shall be considered legitimately installed in its first call, if at least three fourths of the total number of voting shares representing the Capital Stock are present thereat, and in the event of a second call, if at least 50% per cent of the total number of voting shares representing the Capital Stock are present thereat. ARTICLE 17. DEVELOPMENT OF THE SHAREHOLDERS’ MEETINGS.- The Meeting shall be chaired by the Chairman of the Board of Directors or who normally substitutes him in the practice of his functions. In their absence, the Meeting shall be chaired by the Shareholder appointed by the absolute majority of those present. The Secretary of the Meeting shall be the person who is the Secretary of the Board of Directors or in his absence, the person appointed by the majority of the shareholders and proxies present thereat. The voting shall be simple unless the shareholders representing at least 20% of the Capital Stock request that the voting be nominal. The Chairman of the Board of Directors shall appoint two Tellers, having the possibility of doing so in writing once the call for the Meeting is published. In the case of absence of the Tellers so appointed, a new designation may be made. The Tellers present at the Meeting shall determine, with the documentation available and the Attendance List formulated for said effect, the number of legally represented shares. If by any reason the Agenda was not totally discussed in the date for which the Meeting had been called, such Meeting shall continue to be open during the immediate following days and until all items on the Agenda are dealt with. The Shareholders owning shares with voting rights, including in a limited or restrictive form, duly represented in the Meeting and that represent at least 10% (ten percent) of the Capital Stock subscribed and paid, shall have the right to request the deferral of the voting on any matter for which they considered themselves not to be well informed, abiding to the terms and conditions indicated by the General Corporations Law. ARTICLE 18. VOTING RIGHTS AND QUOROUM OF THE SHAREHOLDERS’ MEETINGS.- In all Meetings, each common ordinary share shall be entitled to one vote. This principle shall be subject to applicable legal provisions and to the provisions of these by-laws, with exception to those cases of shares temporarily re-acquired by the Company as referred to in numeral I of Article 7; to the non-voting shares, as well as to, or with the limitation to other corporate rights, and any shares with limited vote in accordance with the applicable law and the resolutions of the Shareholders’ Meeting in which its issuance has been approved; as well as to those cases contemplated by numeral II of Article 7 and Article 10 of these by-laws. In all Ordinary Shareholders’ Meetings, the resolutions shall be valid with the affirmative vote of the majority of the votes of the voting-shares present thereat. In the Extraordinary Shareholders’ Meetings, the resolutions shall only be valid if approved by the affirmative vote of the voting-shares representing at least (50%) fifty per cent of the Capital Stock with voting rights, except in the case of amendments to Articles 7 (except for the acquisitions of own shares), 10, and 22, in which it shall be required to obtain approval of (75%) seventy-five percent of the voting shares as well as those cases that in accordance with the Law, require a special quorum. It shall be left to the Tellers, who shall sign the respective minute, to verify that the quorums so indicated are complied with. The Shareholders, Owners of shares with voting rights, including in a limited or restrictive form, that represent at least 20% of the Capital Stock subscribed and paid, shall have the right to judicially oppose to the resolutions of the General Meetings, regarding those items where they have voting rights, whenever the provisions stated in applicable law, for these purposes, are observed. The shareholders owning shares with voting rights, limited or restricted, who jointly or individually own 10% of the Capital Stock, may request the postponement, only once, by 3 days and without the need for a new call, of the voting of any matter which they feel they have not been sufficiently informed of. ARTICLE 19. INTEGRATION OF THE BOARD.- The Board of Directors shall be composed of a maximum of twenty one (21)

Regular Board Members, where at least 25% (twenty-five percent) must be independent in accordance with the applicable Law. A Shareholders’ Meeting may designate Alternate Board Members. The Alternate Board Members shall become part of the Board of Directors only in such cases of temporary or permanent absences of the Regular Board Members. The person appointed as Chairman of the Board of Directors shall be designated by the Shareholders’ Meeting; the Shareholders’ Meeting or the Board of Directors shall designate the Secretary, whom may not be a Board Member. The Board Members, Regular or Alternate, shall remain in their position, even if their term has expired or because of their resignation, up until 30 days from such event. In case any of the Board Members is absent, or the appointed one does not take charge of such appointment, and no alternate has been appointed, or such alternate does not take charge of such appointment, the Board of Directors may appoint provisional members, without the intervention of the Shareholders’ Meeting, who shall ratify such appointments or appoint the substitute members in the next Meeting from such event. The Alternate Board Members, in the order in which they were appointed, shall substitute the Regular Members; in case the number of Alternate Board Members designated is less than the number of Board Members, each Alternate Board Member shall substitute the Board Member that corresponds according to the designation order of the Alternate Board Members, and once the Alternate Board Members have been appointed, this procedure shall be repeated until designating each Board Member its own Alternate Board Member, under which cases an Alternate Board Member can have that character with respects to one or more Regular Board Members, in the understanding that Alternate Board Members of Regular Board Members who are independent must have that same character. The Regular Board Members can only be substituted in their absences by the Alternate Board Member that corresponds in accordance to the designation. The independent Board Members and their alternates must be appointed in accordance with the dispositions of the applicable Law and these by-laws, and those who cease to have such character must notify the Board of Directors in its next Meeting at the latest. ARTICLE 20. MINORITY RIGHTS IN THE APPOINTMENT OF THE BOARD.- All shareholders owning shares with voting rights, including limited and restricted, who individually or jointly own 10% of the Capital Stock of the Company, shall have the right to appoint and revoke, in the General Shareholders Meeting, a member of the Board of Directors. Such appointment may only be revoked by the other shareholders when all the other appointments of the members are revoked, in which case, the substituted persons may not be appointed with such character during the next twelve months following the date of such revocation. In such case, the minority shareholders must refrain from taking part in the election of the Board referred to by Article 19 of the by-laws, limiting their actions to appointing by majority of votes, a member of the Board of Directors. ARTICLE 21. HONORARY CHAIRMAN.- The General Shareholders Meeting may, through a resolution, appoint as Honorary Chairman of the Company a person that deserves such appointment due to his achievements within the Company. The Honorary Chairman must keep confidential the information or matters of the Company that he is aware of, when such information is not of public domain. The Honorary Chairman shall not be subject to the responsibilities established in the applicable law for Board members and relevant executives; he shall have voice without vote whenever he attends to the Meetings of the Board of Directors, The Honorary Chairman may not adopt resolutions that transcend in a significant way the administrative, financial, operational or legal situation of the Company or corporate group to which it belongs. ARTICLE 22. RESTRICTION TO BECOME A BOARD MEMBER.- The following persons cannot be Board Members of the Company: a) Persons with no legal capacity.- b) Persons who, in accordance with the Law, may not engage in commercial transactions; c) Those who, during the twelve months immediately preceding the election, have held a position as external auditors of the Company or any of the companies part of the corporate group; d) Those who have been substituted in their appointment by revocation, in which case they can not be appointed with such character during the twelve months following the date of revocation; e) Those who have past due obligations with the Company not duly guaranteed; f) Those who, during the fiscal year immediately preceding the election (either with or without interruptions) have held a position in, acted as representatives or attorneys-in-fact in any form of, have been shareholders or have participated (directly or indirectly) in 5% or more of the Capital Stock or assets of, or have rendered services through any form to: persons or entities (either incorporated or not) (except those companies in which Cemex, S.A.B de C.V. has direct or indirect participation with a minimum of 40% of the Capital Stock) and whose activity is related to the production or distribution of cement or its derivatives (persons or entities includes those that at the same time are shareholders or participate in the management, either directly or indirectly, of the person or entity dedicated to the above mentioned activity, and also those in which the latter is a shareholder or participate in the management, either directly or indirectly), or g) those who have participated in an act that implicates a violation to the bylaws, Laws and applicable rules. Board members who, after being appointed, are found to be in one of the cases or situations described above, shall have to renounce and shall not be able to perform their functions again, except with a new election and after the restriction has been eliminated. ARTICLE 23. BOARD MEETINGS.- The Board of Directors shall gather at least four times during each fiscal year. The Chairman of the Board of Directors and of the Corporate Practices and Audit Committees, as well as 25% (twenty five percent) of the Board Members, can call a Board Meeting and include in the agenda such items as they consider pertinent. The Company’s external auditor may be called to the Board of Director Meetings, as an invitee with voice but without vote, and shall abstain from being present during the discussion of those items on the agenda in which he has a conflict of interest or that could impair his independence as defined by the Law. The Meeting shall be considered duly installed with the presence of the majority of the Board Members, who shall make their decisions by an absolute majority of the Board Members there present. Minutes shall be drawn up for each of the Meetings of the Board, which shall contain the topics and items discussed; said minutes must be signed by the Chairman and Secretary who acted as such during said Meeting. The Board may adopt resolutions without a Meeting through the unanimous consent of its members. Such resolutions shall be confirmed in writing. All information presented to the Board of Directors, whether of the Company or of its controlled entities, shall be signed by the persons responsible for its content and drafting. ARTICLE 24. FACULTIES OF THE CHAIRMAN OF THE BOARD.– The Chairman of the Board of Directors shall have, except for any modifications, restrictions or additional responsibilities that the General Shareholders’ Meeting or the Law may determine, the following faculties, obligations, attributions, and powers: I.- Execute or procure the execution of the resolutions of the General Shareholders’ Meetings and the Board of Directors, doing anything that is necessary or prudent in order to protect the Company’s interests, without affecting the faculties that the Shareholders’ Meeting, the Board or the Law may confer to the Chief Executive Officer. II.- Submit proposals to the Board of Directors regarding the independent directors that shall integrate the Corporate Practices and Audit Committees, as well as the provisional directors that shall be designated by the Board, if necessary. III.- Chair the Shareholders’ Meetings and the Board Meetings, having a quality vote in the Board’s Resolutions in the case of a tie. IV.- Prepare, sign and publish the calls for the General Shareholders’ Meetings and summon the Board of Directors’ Meetings. V.- Represent the Company before any type of authority, company or individual. Any absence of the Chairman shall be covered by the Board Member appointed by the Board of Directors. ARTICLE 25.

APPOINTMENT OF THE SECRETARY OF THE BOARD.- In case the Shareholders’ Meeting does not prepare it, the Board of Directors shall appoint a Secretary, who may not be a Board Member and who shall be subject to the obligations and responsibilities established by the Law, being this appointment revocable at any time. ARTICLE 26. DUTIES AND RESPONSIBILITIES OF THE BOARD MEMBERS.- The General Ordinary Shareholders’ Meeting may establish the obligation that the Board Members and Secretary of the Board, the Chief Executive Officer and the Relevant Executives referred to by the applicable Law, grant a guarantee to cover the liabilities in which they may incur as a result of the performance of their position. The Board Members shall perform their duties in a value-creating manner for the benefit of the Company, without favoring a specific shareholder or group of shareholders, and shall therefore act diligently and in good faith by adopting informed decisions; and shall comply with their duty of care and loyalty, abstaining from engaging in illicit acts or activities, as established by the applicable Law. The liability for breach of these fiduciary duties or for engaging in illicit acts or activities shall consist of indemnifying the Company for the damages and costs suffered, and the responsible individuals shall be removed from their positions as established by applicable Laws. With respect to liabilities arising from the breach of the duty of care, and only when the relevant acts were not done willfully, in bad faith or are not illegal, indemnities or insurance may be contracted for the Board Members or the Secretary. In no other case may such indemnity or insurance be granted or contracted. The right to bring actions based on the breach of the fiduciary duties or on the committing of illicit acts or activities as established by the Law, shall be exclusively on behalf of the Company or of the individual who is controlled by the Company or in which the Company has significant influence, that suffers the economic damage, and may be enforced by the Company, through the resolution previously adopted in the General Extraordinary Shareholders’ Meeting, or by the shareholders who, individually or in group, hold voting shares, including shares with limited or restricted voting rights, that represent 5% or more of the Company’s Capital Stock, with disregard of the fulfillment of the requirements established by the General Corporations Law for suing management for their civil responsibility. With respect to liability claims brought on behalf of controlled companies or of those where the Company has substantial influence, these shall be independent of other claims that should be brought under the General Corporations Law, and if such claims are brought by the Sociedad Anónima Bursátil, the prior approval by the General Extraordinary Shareholders’ Meeting shall be required. In the event that the shares representing the Capital Stock of the Company are placed among the public through negotiable instruments representing such shares, issued by fiduciary institutions under a trust, the right to bring the liability claim shall correspond to the fiduciary institution and to the holders of such instruments that represent 5% or more of the Company’s Capital Stock…. ARTICLE 27. RESPONSIBILITIES OF THE BOARD.- It is the responsibility of the Board of Directors to: I.- Establish the general strategies for conducting the Company’s business and other companies controlled by it. II.- Monitor the managing and handling of the Company and of the other companies controlled by it, considering the importance that the latter have in the financial, administrative and legal situation of the Company, as well as the performance of the Relevant Executives. III.- Approve, with the prior opinion of the Audit and Corporate Practices Committees: A) The policies and guidelines for the use of the Company’s assets and the assets of other companies controlled by it, by related parties. B) Each related party transaction that the Company or other companies controlled by it plan to enter into. C) Transactions that are executed, either simultaneously or successively, that may be considered as one single transaction given their characteristics, and that the Company or the companies controlled by it plan to enter into, during a fiscal year, when these are unusual or non-recurrent, or else, when their total value represents, based on numbers corresponding to the end of the immediately preceding quarter in any of the following scenarios: 1. The purchase or sale of assets with a value equal or greater than 5% of the consolidated assets of the Company. 2. The granting of guarantees or the assumption of liabilities for a total sum equal or greater than 5% of the consolidated assets of the Company. Investments in debt securities or financial instruments shall not be covered by this provision whenever these are made in accordance with the policies that for such purpose are issued by the Board of Directors. D) The appointment, election, and, as the case may be, removal of the Chief Executive Officer of the Company, and its compensation, as well as the policies for the appointment and compensation of other Relevant Executives. E) The policies for extending credit or personal guarantees to related parties. F) Waivers granted so that a Board Member, Relevant Executive or any other individual with power to command, can take personal advantage or for third parties of corporate opportunities belonging to the Company or to other companies controlled by it or where the Company has substantial influence. Waivers for transactions with a total value less than what is mentioned in Section C) of this numeral III may be delegated to the Audit and Corporate Practices Committees. G) The guidelines with respect to internal controls and the internal audit of the Company and of the other companies controlled by it. H) The accounting policies of the Company, adjusting them to the accounting principles recognized or issued by the National Banking and Securities Commission. I) The Company’s financial statements. J) The hiring of the firm that shall render the external audit services and, if applicable, of additional or complementary services. IV.- Present to the General Shareholders’ Meeting held after the end of the fiscal year: A) the annual report regarding the activities of the Audit and Corporate Practices Committees. B) The report prepared by the Chief Executive Officer, according to the Law, together with the report of the external auditor. C) The Board of Director’s opinion regarding the content of the Chief Executive Officer’s report mentioned in the preceding section. D) The report mentioned in Article 172, section b) of the General Corporations Law, which contains the main accounting and information policies and criteria to be used in preparing the financial information. E) The report on the activities and transactions in which it intervened as required by the applicable Law. V.- Follow-up on the main risks to which the Company and the other companies controlled by it are exposed, identified based on the information presented to the committees, the Chief Executive Officer and the firm that serves as external auditor, as well as the accounting, internal control and internal audit, registry, archive or information systems of the Company or the other companies controlled by it. This task may be done through the conduit of the Audit and Corporate Practices Committee. VI.- Approve the policies for information and communication with shareholders and the market, as well as with the Board Members and Relevant Executives, in order to comply with the Law. VII.- Determine the corresponding course of action in order to correct any irregularities it is aware of and to implement the applicable corrective measures. VIII.- Establish the terms and conditions to which the Chief Executive Director shall abide in the exercise of its powers of administration. IX.- Order the Chief Executive Officer to disclose to the public those material events that it has knowledge of. X.- Manage the businesses and assets of the Company, with full management power, under the terms of Article 2,554 (two thousand five hundred and fifty-four), Second paragraph of the Federal District Civil Code, and its correlative Article 2,448 (two thousand four hundred and forty-eight) of the State of Nuevo Leon. XI.- Perform the domain over movable and real estate assets of the Company, as well as over their real and personal rights, under the terms of the third paragraph of Article 2,554 (two thousand five hundred and fifty-four) of the Federal District Civil Code and its correlative article 2,448 (two thousand four hundred and forty eight) of the Civil Code for the State of Nuevo Leon. XII.- Represent the Company before any type of administrative or judicial authorities of the Municipality, State or Country, as well as before the labor authorities or any other authority, or before arbitrators, with a vast power, including those faculties requiring a special clause according to the Law, under the provisions of the first paragraph of Article 2,554 (two thousand five hundred and fifty-four) of the Federal District Civil Code and its correlative Article 2,448 (two thousand four hundred and forty-eight) of the Civil Code for the State of Nuevo Leon, and file legal suits, complaints and criminal accusations, being also able to act as a civil party in criminal cases, and grant remission, as well as to present Juicios de Amparo and waive the company’s rights under them. XIII.- Grant and subscribe negotiable instruments on behalf of the Company, contribute with movable and real estate assets of the Company to other companies, and subscribe shares or take a participation in other companies, with the exception of those restrictions established by the applicable Law. XIV.- Grant avales, Securities, and generally guarantee, even with mortgage or pledge, duties from third parties with or without counter benefits, and therefore execute negotiable instruments, contracts and other documents that are necessary for the granting of said guarantees, with the exception of those restrictions established by the applicable Law. XV.- Monitor compliance with the resolutions of the Shareholders’ Meetings. XVI.- Grant or deny the authorizations referred to in article 7 of these by-laws. XVII.- Any other responsibility established by the Law in accordance with the functions that the Law grants to the Board of Directors and that are not reserved for the General Shareholders’ Meeting. Approval from the Board of Directors shall not be required for the following transactions, each individually, entered between related parties and the Company or the companies controlled by it, if such transactions adhere to the policies and guidelines approved by the Board of Directors for such purpose: (a) those transactions that, based on their value, are not material to the Company or those companies controlled by it; (b) transactions entered into by the Company and the companies controlled by it or companies where the Company has substantial influence or entered by any of latter, whenever such transactions are part of the Company’s business scope or are considered made at market prices or supported on valuations made by external specialized firms; and (c) transactions with employees, whenever these are entered under the same conditions as with other clients or as a result of the rendering of general professional services. The Board of Directors may only delegate its faculties under numerals X, XI, XII, XIII, and XIV above, and the attorneys-in-fact to whom they delegate those faculties are hereby duly authorized to delegate once more the faculties that have been delegated to them; with respect to section F) of numeral III, delegation shall be made as established therein, all other faculties correspond exclusively to the Board of Directors. ARTICLE 28. CHIEF EXECUTIVE OFFICER.- The management, direction and execution of the business of Company and of the companies controlled by it shall be the responsibility of the Chief Executive Officer, who shall abide to the strategies, policies and guidelines approved by the Board of Directors. The Chief Executive Officer shall have the signature of the Company, and shall have the following faculties, duties and obligations: I.- Represent the Company with general powers for act of administration, to manage the businesses and corporate assets with the ampleness of the second paragraph of Article 2554 of the Federal District Civil Code and its correlative Articles in the Civil Codes of any and all States of the Republic of Mexico, and Article 10 of the General Corporations Law. II.- Represent the Company with general power for lawsuits and collections, with all the general and special powers requiring special power or clause, without ay limitation whatsoever, with the ampleness of the first paragraph of Article 2554 and 2587 of the Federal District Civil Code, and its correlative Articles in the Civil Codes of any and all States of the Republic of Mexico, as well as the power to represent the Company in labor disputes, with the attributions, obligations and rights prescribed in the Federal Employment Law. III.- Execute acts of domain over the corporate assets, as well as over their personal and real rights, whether movable or real estate assets, with the powers that correspond per the Law to the owner pursuant to the terms of the third paragraph of Article 2554 of the Federal District Civil Code and the correlative Article 2448 of the State of Nuevo Leon. IV.- Exercise the voting rights of those shares issued by those subsidiaries owned by the Company, complying with the Law. V.- Organize, manage and direct the personnel and the assets and businesses of the Company as instructed by the Board and to collect and make payments. VI.- Enter into agreements, execute negotiable instruments that are to be issued, accepted, endorsed or guaranteed, and all other documents related to his attributions, and execute those acts that are required for the ordinary course of business whenever they abide to the policies and guidelines that are approved by the Board of Directors for such purposes. VII.- Designate the Relevant Executives that shall assist him in the exercise of his functions and due fulfillment of his obligations, as well as any other employees he deems convenient. VIII.- Grant and revoke general and special powers, as well as to delegate, all or part of his faculties, including the power to authorize the attorney-in-fact to whom he delegated Powers so that the latter can likewise delegate the faculties he deems convenient, including such power of delegation. IX.- All other faculties, obligations and responsibilities established by the Law and that are not reserved to the General Shareholders’ Meeting or to the Board of Directors. The Board

of Directors may broaden or restrict the faculties of the Chief Executive Officer. The Chief Executive Officer and Relevant Executives shall conduct their positions in a manner that looks after the creation of value for the Company, without favoring a specific shareholder or group of shareholders. For this purpose they shall act with due diligence, making informed decisions and complying with the duties imposed by the Law or these by-laws. The Chief Executive Officer and the Relevant Directors shall be responsible for damages and losses caused to the Company or to other companies controlled by it, as determined by the Law. ARTICLE 29. MANAGING POSITIONS.- The Board of Directors may appoint managers and sub-managers, who shall be under the immediate orders of the Chief Executive Officer. It shall delegate among them the different attributions that shall correspond to them. The managers and sub-managers shall have the duties and obligations expressed in the Power issued for said effect. ARTICLE 30. FACULTIES OF THE SECRETARY OF THE BOARD.- The Board may designate, among its Members, one or more delegates for executing specific acts. The Secretary of the Board of Directors shall have the following faculties, obligations and attributions: A).- Draft, sign and publish the calls and notifications for the Shareholders’ Meetings, and if applicable, call the Meetings of the Board of Directors and of the Corporate Practices and Audit Committees. B).- Participate with voice, but without vote, in the Board of Director Meetings. C).- Maintain the confidentiality of the information and issues that he becomes aware of as part of his position in the Company, when such information and issues are not deemed public. D).- Attend all of the General Shareholders’ Meetings and Board of Director Meetings, draft and sign the corresponding minutes, and keep the Minute Books of the General Shareholders’ Meetings and Board of Director Meetings as established by Law. E).- Sign the minutes prepared in such Meetings, as well as authenticate such acts or resolutions contained in such minutes for all applicable legal effects. F).- Act as the special designated representative of the Company to appear before a notary public and obtain the complete or partial protocolization of the minutes prepared at the General Shareholders’ Meetings and the Board of Director Meetings. G).- Issue any required proofs or authentications of the legal representation of the Company and of records inserted in the Shareholder Ledger. ARTICLE 31. COMMITTEES.- To fulfill its responsibilities, the Board of Directors shall be assisted by the Audit and Corporate Practices Committees, which shall be only comprised of independent directors and at least with three of such directors as appointed by the General Shareholders’ Meeting or by the Board of Directors, as per the proposal made by the Chairman of such Board. The Chairman of the Audit and Corporate Practices

Committees shall be appointed and removed from office exclusively by the General Shareholders’ Meeting, and shall not be able to chair the Board of Directors. The Secretary of the Board of Directors shall also be the Secretary of the Audit and Corporate Practices Committees, but he shall not be a member of such Committees. The Chairmen of the Audit and Corporate Practices Committees may call Board of Director Meetings and insert in the agenda the items they deem pertinent. With respect to corporate practices, the Committee shall: (a) Provide its opinion to the Board of Directors with respect to those issues that are relevant to it, as provided by the Law. (b) Request opinions from independent experts whenever it deems it necessary for the efficient performance of its duties o whenever required by Law; (c) Call General Shareholders’ Meetings and insert in such Meetings’ agendas those items that it deems pertinent. (d) Assist the Board of Directors in preparing the reports referenced in Article 28, section IV, letters d) and e) of the Mexican Securities Law. (e) Perform all other duties established by the Law or in these by-laws. With respect to audit matters, the Committee shall: (a) Provide its opinion to the Board of Directors with respect to those issues that are relevant to it, as provided by the Law. (b) Evaluate the performance of the firm that renders the external audit services, as well as analyze the report, opinions or notices prepared and issued by the external auditor; to this effect, the Committee may request the external auditor’s presence whenever it deems it convenient, in addition to its duty to meet with the external auditor at least once a year. (c) Discuss the Company’s financial statements with the persons involved in their preparation and revision, and based on this, recommend the Board of Directors to approve or disapprove the financial statements. (d) Inform the Board of Directors about the condition of the internal control and internal audit systems of the Company and the companies controlled by it, including any irregularities that it detects, if so is the case. (e) Prepare the opinion referenced in Article 28, section IV, letter c) of the Mexican Securities Law and submit it to the Board of Director’s consideration, for its later presentation to the Shareholders’ Meeting, aiding itself with, among other things, the report of the external auditor; such opinion shall indicate, at the least: 1.- Whether the policies and accounting and information criteria followed by the Company are adequate and sufficient based on the particular circumstances of the Company. 2.- Whether such policies and criteria have been consistently applied to the information presented by the Chief Executive Officer. 3.- Whether, as the result of numbers 1. and 2. above, the information presented by the Chief Executive Officer reasonably reflects the financial results and condition of the Company. (f) Assist the Board of Directors in the preparation of the reports referenced in Article 28, section IV, letters d) and e) of the Mexican Securities Law. (g) Supervise that the transactions referenced in Articles 28, section III and 47 of the Mexican Securities Law are conducted in compliance with the Law and with the policies issued as per such legal dispositions. (h) Request opinions from independent experts whenever it deems it necessary for the efficient performance of its duties o whenever required by Law. (i) Request from the Relevant Directors and any other employees of the Company or other companies controlled by it, any reports related to the preparation of financial information or any other report that he deems necessary for performing its duties. (j) Investigate possible non-compliance that he is aware of, with the operations, guidelines and policies, internal control, internal audit and accounting record systems, whether by the Company or any other company controlled by it; to this effect, it shall conduct and examination of the documents, files and any other evidence, to the extent this is necessary to perform such surveillance. (k) Receive any observations made by the Shareholders, Directors, Relevant Executives, employees, and any other third party, with respect to the matters described in letter (j) above, and take any action that, under its judgment, may be taken as a result of such observations. (l) Request periodic meetings with the Relevant Directors, as well as the submittal of information related to the internal control and internal audit of the Company or other companies controlled by it. (m) Inform the Board of Directors of any material irregularities it detects during the performance of its duties and, if applicable, of the corrective actions adopted or suggest such actions that must be adopted. (n) Call Shareholder Meetings and request the inclusion in the agenda of those items that it deems pertinent. (o) Monitor that the Chief Executive Officer performs the resolutions adopted at the Shareholders’ Meetings and the Board of Director Meetings, based on the instructions that, for such purposes, are dictated by such Meetings. (p) Monitor the establishment of mechanisms and internal controls that allow verifying that acts and transactions of the Company and other companies controlled by it are in compliance with the applicable Law, as well as implement methods that enable reviewing compliance of the aforementioned duties. (q) Perform all other duties established by the Law or in these by-laws pursuant the responsibilities provided herein. The annual report on the Audit and Corporate Practices Committees’ activities shall be prepared by the Chairmen of such Committees and presented to the Board of Directors. The Audit and Corporate Practices Committees shall gather as many times as necessary, having the right to call such meetings the Chairman of the Board of Directors, 25% of the Board Members, The Chief Executive Officer, or the Chairman of such Committee. The decisions shall be made by majority of votes, having the Chairman a deciding vote in case of a tie; and it shall require the attendance of the majority of its members in order to have a valid meeting. The Alternates of those Directors members of the Audit and Corporate Practices Committee, shall also have the same position regarding the integration of this Committee. In those Committee meetings where the Chairman and/or Secretary were absent, the attending members shall appoint among them, by majority vote, those who shall act as Chairman and Secretary for that particular meeting. The Committees shall keep a minute book of their meetings, where the minutes of every meeting shall be kept with the signature of whoever acted as Chairman and Secretary. One single Committee may perform the functions of both, the Audit and the Corporate Practices Committees. ARTICLE 32. COMPENSATION OF THE BOARD.- The Members of the Board of Directors and their Alternates, as well as the members of the Audit and Corporate Practices Committees, shall be remunerated for their services in the amounts determined by the General Shareholders’ Meeting. ARTICLE 33. SURVEILLANCE OF THE COMPANY.- The surveillance of the management and execution of the Company’s business shall be the responsibility of the Board of Directors, through the Audit and Corporate Practices Committee, as well as through the firm performing the external audit of the Company, each within the scope of their attributions. The Audit and Corporate Practices Committee, and the firm performing the external audit of the Company, shall perform those activities in accordance with the duties that the applicable Law imposes on them. ARTICLE 34. FISCAL YEARS… ARTICLE 35.- USE OF NET PROFITS…”

II.- Messrs. TEODORO RUIZ GONZALEZ and MIGUEL ARNULFO RAMOS SALGADO, prove the authority in which they are appearing on behalf of the banking institution named BANCO MERCANTIL DEL NORTE, SOCIEDAD ANONIMA, INSTITUCIÓN DE BANCA MÚLTIPLE, GRUPO FINANCIERO BANORTE, and state that such authority has not been revoked or limited in any way, and prove the legal existence and good standing of said banking institution, with the following documentation:

AUTHORITY OF TEODORO RUIZ GONZALEZ TO APPEAR TO THIS LEGAL ACT:

First Instrument of Public Deed Number 43,298 (forty three thousand two hundred ninety eight), dated as of September 20 (twenty), 2005 (two thousand and five), issued by Mr. Primitivo Carranza Acosta, Alternate Notary Public Number 72 (seventy two), office in which the Notary Public is Mr. Javier Garcia Avila, residing in the city of Monterrey, Nuevo Leon; regarding the official formalization of the relevant contents of a meeting held as of July 25 (twenty-five), 2005 (two thousand five) of BANCO MERCANTIL DEL NORTE, SOCIEDAD ANONIMA, INSTITUCION DE BANCA MULTIPLE, GRUPO FINANCIERO BANORTE, in which it was resolved, among other items, to GRANT POWERS OF ATTORNEY in favor of TEODORO RUIZ GONZALEZ. The public deed was recorded in the Public Registry of Property and Commerce of the First District sitting in the city of Monterrey, Nuevo Leon, under Electronic File Number 81438*1 (eighty one thousand four hundred thirty eight asterisk one), Internal Control Number 56 (fifty six) dated as of October 6 (six), 2005 (two thousand and five).

From the above referenced public deed, I hereby transcribe the relevant parts as follows: “..... AGENDA FOR THE MEETING:..... IV.- GENERAL MATTERS.- ISSUANCE AND REVOCATION OF POWERS OF ATTORNEY..... RESOLUTION N° 315.9.- The Company hereby appoints the following individuals as Trust Delegates of Banco Mercantil del Norte, Sociedad Anónima, Institución de Banca Múltiple, Grupo Financiero Banorte:.....TEODORO RUIZ GONZALEZ.- To each and every one of the appointed Trust Delegates, the Company hereby grants the following corporate authority and powers of attorney, to be exercised jointly or individually in Mexico or abroad: To engage in trust transactions as referred to in the General Law of Negotiable Instruments and credit Operations, and to carry on with mandates and commissions in accordance with the provisions of Articles 46 sections XV, XVI, XVII, XIX, XX, XXI, XXII and XXIII, 79, 80, 81, 83, 85 and other applicable provisions of the Credit Institutions Law (Ley de Instituciones de Crédito). In the pursuit of the transactions referred to above, the Trust Delegates shall have the following powers of attorney: a).- GENERAL POWER FOR LAWSUITS AND COLLECTIONS to represent the Company, with all general and special powers which by law require a special clause according to law without any limitation, as provided for in the first paragraph of Article Articles (2554) two thousand five hundred fifty four and (2587) two thousand five hundred eighty seven of the Civil Code for the Federal District in common matters and applicable in the whole Mexican Republic for federal matters, and their correlative articles (2448) two thousand four hundred forty eight and (2481) two thousand four hundred eighty one of the Civil Code of the State of Nuevo Leon, and their correlative articles of the Civil Codes of the other Mexican States.- b).- GENERAL POWER FOR MANAGEMENT ACTS, further to the terms set forth in the second paragraph of Article (2554) two thousand five hundred fifty four of the Civil Code for the Federal District in common matters and applicable in the whole Mexican Republic for federal matters, and its correlative article (2448) two thousand four hundred forty eight of the Civil Code of the State of Nuevo Leon, and its correlative article of the Civil Codes of the other Mexican States, with all the authority that require special clause in accordance to applicable law.- c).- GENERAL POWER FOR OWNERSHIP ACTS, further to the terms set forth in the third paragraph of Article (2554) two thousand five hundred fifty four of the Civil Code for the Federal District in common matters and applicable in the whole Mexican Republic for federal matters, and its correlative article (2448) two thousand four hundred forty eight of the Civil Code of the State of Nuevo Leon, and its correlative article of the Civil Codes of the other Mexican States, with all the authority that require special clause in accordance to applicable law.- d).- GENERAL BANKING POWERS further to Article (9) nine of the General Law of Negotiable Instruments to issue and subscribe negotiable instruments in the name and stead of the Company, and to engage in credit transactions as provided for in the applicable law.- e).- The appointed Trust Delegates shall be authorized, within the scope of their duties, to grant general or special powers of attorney to third parties subject to the terms of the trust agreements in which the Company acts as Trustee, but they shall not be authorized to appoint other Trust Delegates”.....

AUTHORITY OF MIGUEL ARNULFO RAMOS SALGADO

TO APPEAR TO THIS LEGAL ACT:

First Instrument of Public Deed Number 34,780 (thirty four thousand seven hundred and eighty), dated as of October 9 (nine), 2002 (two thousand and two), issued by Mr. Primitivo Carranza Acosta, Alternate Notary Public Number 72 (seventy two), office in which the Notary Public is Mr. Javier Garcia Avila, residing in the city of Monterrey, Nuevo Leon; regarding the official formalization of the relevant contents of a meeting held as of July 25 (twenty-five), 2002 (two thousand two) of BANCO MERCANTIL DEL NORTE, SOCIEDAD ANONIMA, INSTITUCION DE BANCA MULTIPLE, GRUPO FINANCIERO BANORTE, in which it was resolved, among other items, to GRANT POWERS OF ATTORNEY in favor of MIGUEL ARNULFO RAMOS SALGADO. The public deed was recorded in the Public Registry of Property and Commerce of the First District sitting in the city of Monterrey, Nuevo Leon, under number 10012 (ten thousand twelve), Volume 3 (three), Book 1 (one), Public Registry of Commerce, as of October 14 (fourteen), 2002 (two thousand and two).

From the above referenced public deed, I hereby transcribe the relevant parts as follows: “..... AGENDA FOR THE MEETING:..... 11.9.- ISSUANCE AND REVOCATION OF POWERS OF ATTORNEY..... RESOLUTION N° 369.13.- The Company hereby appoints the following individuals as Trust Delegates of Banco Mercantil del Norte, Sociedad Anónima, Institución de Banca Múltiple, Grupo Financiero Banorte: .....MIGUEL ARNULFO RAMOS SALGADO.- To each and every one of the appointed Trust Delegates, the Company hereby grants the following corporate authority and powers of attorney, to be exercised jointly or individually in Mexico or abroad: To engage in trust transactions as referred to in the General Law of Negotiable Instruments and credit Operations, and to carry on with mandates and commissions in accordance with the provisions of Articles 46 sections XV, XVI, XVII, XIX, XX, XXI, XXII and XXIII, 79, 80, 81, 83, 85 and other applicable provisions of the Credit Institutions Law (Ley de Instituciones de Crédito). In the pursuit of the transactions referred to above, the Trust Delegates shall have the following powers of attorney: a).- GENERAL POWER FOR LAWSUITS AND COLLECTIONS to represent the Company, with all general and special powers which by law require a special clause according to law without any limitation, as provided for in the first paragraph of Article Articles (2554) two thousand five hundred fifty four and (2587) two thousand five hundred eighty seven of the Civil Code for the Federal District in common matters and applicable in the whole Mexican Republic for federal matters, and their correlative articles (2448) two thousand four hundred forty eight and (2481) two thousand four hundred eighty one of the Civil Code of the State of Nuevo Leon, and their correlative articles of the Civil Codes of the other Mexican States.- b).- GENERAL POWER FOR MANAGEMENT ACTS, further to the terms set forth in the second paragraph of Article (2554) two thousand five hundred fifty four of the Civil Code for the Federal District in common matters and applicable in the whole Mexican Republic for federal matters, and its correlative article (2448) two thousand four hundred forty eight of the Civil Code of the State of Nuevo Leon, and its correlative article of the Civil Codes of the other Mexican States, with all the authority that require special clause in accordance to applicable law.- c).- GENERAL POWER FOR OWNERSHIP ACTS, further to the terms set forth in the third paragraph of Article (2554) two thousand five hundred fifty four of the Civil Code for the Federal District in common matters and applicable in the whole Mexican Republic for federal matters, and its correlative article (2448) two thousand four hundred forty eight of the Civil Code of the State of Nuevo Leon, and its correlative article of the Civil Codes of the other Mexican States, with all the authority that require special clause in accordance to applicable law.- d).- GENERAL BANKING POWERS further to Article (9) nine of the General Law of Negotiable Instruments to issue and subscribe negotiable instruments in the name and stead of the Company, and to engage in credit transactions as provided for in the applicable law.- e).- The appointed Trust Delegates shall be authorized, within the scope of their duties, to grant general or special powers of attorney to third parties subject to the terms of the trust agreements in which the Company acts as Trustee, but they shall not be authorized to appoint other Trust Delegates”..........

LEGAL EXISTENCE AND GOOD STANDING OF THE BANKING INSTITUTION

a).- With public deed number 30,421 (thirty thousand four hundred twenty-one), dated as of March 16 (sixteen), 1945 (one thousand nine hundred forty five), issued by Mr. Fernando G. Arce, who was ascribed to the Notary Public Number 54 (fifty four) of the Federal District, which first instrument was recorded in the Public Registry of Property of Mexico City, Federal District, Commerce Section, under number sixty five, pages one hundred fourteen, volume one hundred ninety nine, third book, in which it was attested the INCORPORATION OF “BANCO RADIO CINEMATOGRAFICO”, SOCIEDAD ANONIMA, INSTITUCION FINANCIERA, with domicile located in Mexico City, Federal District, in definitive term, and a capital stock of ONE MILLION PESOS, Mexican Currency.

b).- With public deed number 31,080 (thirty one thousand eighty), dated as of August 8 (eight), 1945 (one thousand nine hundred forty five), issued by Mr. Fernando G. Arce, who was ascribed to the Notary Public Number 54 (fifty four) of the Federal District, which first instrument was recorded in the Public Registry of Property of Mexico City, Federal District, Commerce Section, under number two hundred and sixty three, pages two hundred sixteen, volume two hundred thirty five, third book, in which it was officially formalized the minutes of the Extraordinary Shareholders Meeting of “BANCO RADIO CINEMATOGRAFICO”, SOCIEDAD ANONIMA, INSTITUCION FINANCIERA, in which it was approved the CHANGE OF CORPORATE NAME to “BANCO REFACCIONARIO INDUSTRIAL”, SOCIEDAD ANONIMA, INSTITUCION FINANCIERA.

c).- With public deed number 605 (six hundred and five), dated as of January 15 (fifteen), 1948 (one thousand nine hundred forty eight), issued by Mr. Joaquin F. Oceguera, Notary Public Number 99 (ninety nine) of the Federal District, which first instrument was recorded in the Public Registry of Property of Mexico City, Federal District, Commerce Section, under number thirty four, pages twenty eight, volume two hundred forty five, third book, in which it was officially formalized the minutes of the Extraordinary Shareholders Meeting of “BANCO REFACCIONARIO INDUSTRIAL”, SOCIEDAD ANONIMA, INSTITUCION FINANCIERA, in which it was approved the CHANGE OF CORPORATE NAME to “CREDITO REFACCIONARIO INDUSTRIAL”, SOCIEDAD ANONIMA, INSTITUCION FINANCIERA, to increase its capital stock to the amount of TWO MILLION PESOS, Mexican Currency, and to amend articles first, seventh, eighth, thirty sixth and forty fourth of the by-laws.

d).- With public deed number 159,056 (one hundred fifty nine thousand and fifty six), dated as of December 6 (six), 1976 (one thousand nine hundred seventy six), issued by Mr. Tomás Lozano Molina, Notary Public Number 87 (eighty seven) of the Federal District, associated with Mr. Francisco Lozano Noriega, Notary Public Number 10 (ten) of the Federal District, which first instrument was recorded in the Public Registry of Property of Mexico City, Federal District, Commerce Section, under number one hundred ninety two, pages one hundred forty nine, volume one thousand five, third book, as of December 20 (twenty), 1976 (one thousand nine hundred seventy six) in which it was officially formalized the minutes of the Extraordinary Shareholders Meeting of “FINANCIERA Y FIDUCIARIA MEXICANA”, SOCIEDAD ANONIMA, “FINANCIERA COLON”, SOCIEDAD ANONIMA and “BANCO HIPOTECARIO METROPOLITANO”, SOCIEDAD ANONIMA “CREDITO REFACCIONARIO INDUSTRIAL”, SOCIEDAD ANONIMA, INSTITUCION FINANCIERA, in which it was approved TO MERGE with “CREDITO REFACCIONARIO INDUSTRIAL”, SOCIEDAD ANONIMA, surviving the later one, and changing the corporate name to “BANCO DE CREDITO Y SERVICIO”, SOCIEDAD ANONIMA, increasing its capital stock and amending in their entirety the by-laws of the company.

e).- With public deed number 165,003 (one hundred sixty thousand and three), dated as of December 8 (eight), 1977 (one thousand nine hundred seventy seven), issued by Mr. Francisco Lozano Noriega, Notary Public Number 10 (ten) of the Federal District, which first instrument was recorded in the Public Registry of Property of Mexico City, Federal District, Commerce Section, under number three hundred, pages three hundred ten, volume one thousand fifty, third book, as of January 2 (two), 1978 (one thousand nine hundred seventy eight) in which it was officially formalized the minutes of the Extraordinary Shareholders Meeting of BANCO DE CREDITO Y SERVICIO”, in which it was approved TO MERGE with “FINANCIERA DE FOMENTO”, SOCIEDAD ANONIMA and “FINANCIERA MONTERREY”, SOCIEDAD ANONIMA, as merged companies.

f).- With public deed number 171,500 (one hundred seventy one thousand five hundred), dated as of November 15 (fifteen), 1978 (one thousand nine hundred seventy eight), issued by Mr. Tomás Lozano Molina, Notary Public Number 87 (eighty seven) of the Federal District, associated with Mr. Francisco Lozano Noriega, Notary Public Number 10 (ten) of the Federal District, which first instrument was recorded in the Public Registry of Property of Mexico City, Federal District, Commerce Section, under number one hundred and six, pages eighty one, volume one thousand eighty five, third book, as of December 1 (one), 1978 (one thousand nine hundred seventy eight) in which it was officially formalized the minutes of the Extraordinary Shareholders Meeting of “BANCO DE CREDITO Y SERVICIO”, SOCIEDAD ANONIMA, in which it was approved the AGREEMENT TO MERGE “FINANCIERA MEXICO”, SOCIEDAD ANONIMA, surviving the first one, and ceasing to exist the later one.

g).- With public deed number 76,155 (seventy six thousand one hundred fifty five), dated as of August 22 (twenty two), 1985 (one thousand nine hundred eighty five), issued by Mr. Luis Felipe Del Valle Prieto, Notary Public Number 20 (twenty) of the Federal District, which first instrument was recorded in the Public Registry of Property of Mexico City, Federal District, Commerce Section, under commercial file number 81,513 (eighty thousand five hundred thirteen) as of October 7 (seven), 1985 (one thousand nine hundred eighty five) in which IT WAS OFFICIALLY FORMALIZED THE INTERNAL REGULATIONS OF “BANCO DE CREDITO Y SERVICIO”, SOCIEDAD NACIONAL DE CREDITO, INSTITUCION DE BANCA MULTIPLE, published in the Official Newspaper of the Federation as of July twenty nine, one thousand nine hundred eighty five.

h).- With the decree published in the Official Newspaper of the Federation as of August twenty nine, one thousand nine hundred eighty three, effective as of September first of the same year, in which it was ordered the TRANSFORMATION of “BANCO DE CREDITO Y SERVICIO”, SOCIEDAD ANONIMA, INSTITUCION DE BANCA MULTIPLE, into “BANCO DE CREDITO Y SERVICIO”, SOCIEDAD NACIONAL DE CREDITO.

i).- With public deed number 192,905 (one hundred ninety two thousand nine hundred five), dated as of October 23 (twenty three), 1981 (one thousand nine hundred eighty one), issued by Mr. Tomás Lozano Molina, Notary Public Number 87 (eighty seven) of the Federal District, associated with Mr. Francisco Lozano Noriega, Notary Public Number 10 (ten) of the Federal District, which first instrument was recorded in the Public Registry of Property of Mexico City, Federal District, Commerce Section, under commercial file number 3234 (three thousand two hundred thirty four), as of December 1 (one), 1981 (one thousand nine hundred eighty one), in which it was officially formalized the minutes of the extraordinary shareholders meeting of “BANCO DE CREDITO Y SERVICIO”, SOCIEDAD ANONIMA, in which it was approved the MERGER of “POLIBANCA INNOVA”, SOCIEDAD ANONIMA.

j).- With the decree published in the Official Newspaper of the Federation dated as of August 9 (nine), 1991 (one thousand nine hundred ninety one) in which it was ordered the TRANSFORMATION of “BANCO DE CREDITO Y SERVICIO” SOCIEDAD NACIONAL DE CREDITO, INSTITUCION DE BANCA MULTIPLE to “BANCO DE CREDITO Y SERVICIO”, SOCIEDAD ANONIMA, being the transformation approved by the meeting of the Management Board of such credit institution, held as of July 22 (twenty two), 1991 (one thousand nine hundred ninety one), and approved by approval letter issued by the Mexican Ministry of Finance dated as of August 7 of the same year, and from such meeting, minutes were prepared and officially formalized in public deed number 15,752 (fifteen thousand seven hundred fifty two), as of August twenty nine, 1991 (one thousand nine hundred ninety one), issued by Antonio Velarde Violante, Notary Public Number One Hundred Seventy Four of the Federal District, which first instrument was recorded in the Public Registry of Commerce of Mexico City under Commercial File Number 74,441 (seventy four thousand four hundred forty one) dated as of September 30 (thirty), 1991 (one thousand nine hundred ninety one), and in such public deed, the approval letter and the decree were also officially formalized.

k).- With public deed number 16,276 (sixteen thousand two hundred seventy six), dated as of October 31 (thirty first), 1991 (one thousand nine hundred ninety one), issued by Mr. Andrés Jimenez Cruz, Notary Public Number 178 (one hundred seventy eight) of the Federal District, then alternate to Mr. Antonio Velarde Violante, Notary Public Number 164 (one hundred sixty four) of the federal District, which first instrument was recorded in the Public Registry of Property of Mexico City, Federal District, Commerce Section, under commercial file number 64,441 (sixty four thousand four hundred forty one), as of January 22 (twenty two), 1992 (one thousand nine hundred ninety two), in which it was officially formalized the minutes of the extraordinary shareholders meeting of “BANCO DE CREDITO Y SERVICIO”, SOCIEDAD ANONIMA, held as of September 27, 1991 (one thousand nine hundred ninety one), in which it was approved to AMEND THE BY-LAWS IN THEIR ENTIRETY, keeping the same corporate name, term, domicile in Mexico City, Federal District, and a minimum fixed capital of FORTY THOUSAND MILLION PESOS, Mexican Currency, and a maximum capital without limit.

l).- With public deed number 44,598 (forty four thousand five hundred ninety eight), dated as of March 26 (twenty six), 1993 (one thousand nine hundred ninety three), issued by Mr. Luis De Angoitia y Gaxiola, Notary Public Number 109 (one hundred nine) of the Federal District, which first instrument was recorded in the Public Registry of Property of Mexico City, Federal District, Commerce Section, under commercial file number 64,441 (sixty four thousand four hundred forty one), as of October 7 (seven), 1993 (one thousand nine hundred ninety three), in which it was officially formalized the minutes of the extraordinary shareholders meeting of “BANCO DE CREDITO Y SERVICIO”, SOCIEDAD ANONIMA, in which it was approved, among others, TO CHANGE THE CORPORATE NAME to “BANCRECER”, SOCIEDAD ANONIMA, INSTITUCION DE BANCA MULTIPLE, GRUPO FINANCIERO BANCRECER.

m).- With public deed number 49,262 (forty nine thousand two hundred sixty two), dated as of April 22 (twenty two), 1996 (one thousand nine hundred ninety six), issued by Mr. Luis De Angoitia y Gaxiola, Notary Public Number 109 (one hundred nine) of the Federal District, which first instrument was recorded in the Public Registry of Property of Mexico City, Federal District, Commerce Section, under commercial file number 64,441 (sixty four thousand four hundred forty one), as of July 2 (two), 1996 (one thousand nine hundred ninety six), in which it was officially formalized the minutes of the extraordinary shareholders meeting of “BANCRECER”, SOCIEDAD ANONIMA, INSTITUCION DE BANCA MULTIPLE, GRUPO FINANCIERO BANCRECER, held as of March 31 (thirty one), 1995 (one thousand nine hundred ninety five), in which it was approved among others, the INCREASE OF THE AUTHORIZED CAPITAL STOCK to the amount of ONE HUNDRED AND FIFTY MILLION PESOS, Mexican Currency, and the AMENDMENT TO ARTICLES seventh, ninth, tent eleventh, nineteenth, twentieth, twenty second, twenty fifth and thirtieth of the by-laws of the company.

n).- With public deed number 49,263 (forty nine thousand two hundred sixty three), dated as of April 22 (twenty two), 1996 (one thousand nine hundred ninety six), issued by Mr. Luis De Angoitia y Gaxiola, Notary Public Number 109 (one hundred nine) of the Federal District, which first instrument was recorded in the Public Registry of Property of Mexico City, Federal District, Commerce Section, under commercial file number 64,441 (sixty four thousand four hundred forty one), as of July 12 (twelve), 1996 (one thousand nine hundred ninety six), in which it was officially formalized the minutes of the extraordinary shareholders meeting of “BANCRECER”, SOCIEDAD ANONIMA, INSTITUCION DE BANCA MULTIPLE, GRUPO FINANCIERO BANCRECER, held as of

August 29 (twenty nine), 1995 (one thousand nine hundred ninety five), in which it was approved among others, INCREASE OF THE AUTHORIZED CAPITAL STOCK in the amount of SEVEN HUNDRED AND FIFTY MILLION PESOS, Mexican Currency, and the AMENDMENT TO ARTICLES seventh, ninth, tent eleventh, nineteenth, twentieth, twenty second, twenty fifth and thirtieth of the by-laws of the company.

ñ).- With public deed number 100,262 (one hundred thousand two hundred sixty two), dated as of December 23 (twenty three), 1996 (one thousand nine hundred ninety six), issued by Mr. Ignacio R. Morales Lechuga, Notary Public Number 116 (one hundred sisteen) of the Federal District, which first instrument was recorded in the Public Registry of Property of Mexico City, Federal District, Commerce Section, under commercial file number 64,441 (sixty four thousand four hundred forty one), as of January 17 (seventeen), 1997 (one thousand nine hundred ninety seven), in which it was officially formalized the minutes of the extraordinary shareholders meeting of “BANCRECER”, SOCIEDAD ANONIMA, INSTITUCION DE BANCA MULTIPLE, GRUPO FINANCIERO BANCRECER, held as of December 9 (nine), 1996 (one thousand nine hundred ninety six), in which it was approved, among others, the APPROVAL OF A MERGER of “BANORO”, SOCIEDAD ANONIMA, INSTITUCION DE BANCA MULTIPLE, INTEGRANTE DE GRUPO FINANCIERO BANCRECER, as merged company, and “BANCRECER”, SOCIEDAD ANONIMA, INSTITUCION DE BANCA MULTIPLE, GRUPO FINANCIERO BANCRECER, as merging company, ceasing to exist the first one, and surviving the second one; the increase of the authorized capital stock to the amount of TWO THOUSAND MILLION PESOS, Mexican Currency, and the amendment to clause seventh of the by-laws of the company.

o).- With public deed number 7,170 (seven thousand one hundred seventy), dated as of December 24 (twenty four), 1996 (one thousand nine hundred ninety six), issued by Mr. Jorge J. Chavez Castro, Notary Public Number 30 (thirty) of Culiacan, State of Sinaloa, which first instrument was recorded in the Public Registry of Property and Commerce of Culiacan, State of Sinaloa, as of January 16 (sixteen), 1997 (one thousand nine hundred ninety seven), in which it was officially formalized the minutes of the extraordinary shareholders meeting of “BANORO”, SOCIEDAD ANONIMA, INSTITUCION DE BANCA MULTIPLE, INTEGRANTE DE GRUPO FINANCIERO BANCRECER, held as of December 9 (nine), 1996 (one thousand nine hundred ninety six), in which it was approved, among others, the APPROVAL OF A MERGER of “BANORO”, SOCIEDAD ANONIMA, INSTITUCION DE BANCA MULTIPLE, INTEGRANTE DE GRUPO

FINANCIERO BANCRECER, as merged company, and “BANCRECER”, SOCIEDAD ANONIMA, INSTITUCION DE BANCA MULTIPLE, GRUPO FINANCIERO BANCRECER, as merging company, ceasing to exist the first one, and surviving the second one.

p).- With public deed number 1,669 (one thousand six hundred sixty nine), dated as of November 5 (five), 1999 (one thousand nine hundred ninety nine), issued by Mr. Alfredo Ayala Herrera, Notary Public Number 237 (two hundred thirty seven) of the Federal District, which first instrument was recorded in the Public Registry of Property of Mexico City, Federal District, Commerce Section, under commercial file number 64,441 (sixty four thousand four hundred forty one), as of November 18 (eighteen), 1999 (one thousand nine hundred ninety nine), in which it was officially formalized the minutes of the extraordinary shareholders meeting of “BANCRECER”, SOCIEDAD ANONIMA, INSTITUCION DE BANCA MULTIPLE, GRUPO FINANCIERO BANCRECER, held as of November 3 (three), 1999 (one thousand nine hundred ninety nine), in which it was approved, among others, THE AMENDMENT OF THE BY-LAWS IN THEIR ENTIRELY, TO ACCEPT, SUBSCRIBE AND PAYMENT OF TWENTY THREE MILLION FOUR HUNDRED THIRTY SIX THOUSAND ORDINARY SERIES “O” SHARES FOR THE INSTITUTO PARA LA PROTECCIÓN AL AHORRO BANCARIO AND THE APPOINTMENT OF FRANCISCO GONZALEZ MARTINEZ, AS MANAGING RECEIVER, keeping the same corporate name, term, domicile in Mexico City, Federal District, with a capital stock of TWO THOUSAND THREE HUNDRED FORTY THREE MILLION SIX HUNDRED THOUSAND PESOS, Mexican Currency, with foreign investors admission clause.

q).- With public deed number 6,411 (six thousand four hundred eleven), dated as of January 24 (twenty four), 2002 (two thousand two), issued by Mr. Alfredo Ayala Herrera, Notary Public Number 237 (two hundred thirty seven) of the Federal District, which first instrument was recorded in the Public Registry of Property of Mexico City, Federal District, Commerce Section, under commercial file number 64,441 (sixty four thousand four hundred forty one), as of April 18 (eighteen), 2002 (two thousand two), in which it was officially formalized the minutes of the extraordinary shareholders meeting of “BANCRECER”, SOCIEDAD ANONIMA, INSTITUCION DE BANCA MULTIPLE, GRUPO FINANCIERO BANCRECER, held as of December 3 (three), 2001 (two thousand one), in which it was approved, among others, the increase in the capital stock of the company in the amount of $2,343,600,000.00 (TWO THOUSAND THREE HUNDRED FORTY THREE MILLION SIX HUNDRED THOUSAND PESOS, 00/100 MEXICAN CURRENCY), to reach the amount of $4,687,200,000 (FOUR THOUSAND SIX HUNDRED EIGHTY SEVEN

MILLION TWO HUNDRED THOUSAND AND 00/100 MEXICAN CURRENCY), which was subscribed and partially paid, and amending consequently article seventh of the by-laws of the Company. Furthermore, the legal representative appearing before the notary stated that as of such date the capital stock duly paid is the amount of $2,500,000,000.00 (TWO THOUSAND FIVE HUNDRED MILLION PESOS 00/100 MEXICAN CURRENCY).

r).- With Public Deed Number 34,071 (thirty four thousand seventy one), dated as of April 24 (twenty four) 2002 (two thousand two), issued by Mr. Primitivo Carranza Acosta, Alternate Notary Public Number 72 (seventy two) residing in this Registrar District, which first instrument was recorded in the Public Registry of Property of Mexico City, Federal District, Commerce Section, under commercial file number 64,441 (sixty four thousand four hundred forty one), as of July 22 (twenty two), 2002 (two thousand two), and in the Public Registry of Property and Commerce of the city of Monterrey under number 7020 (seven thousand twenty), Volume 3 (three), First Book, dated as of July 22, 2002 (two thousand two), which contains the official formalization of (I) the minutes of the general extraordinary shareholders meetings of Banco Mercantil del Norte, Sociedad Anónima, Institución de Banca Múltiple, Grupo Financiero Banorte and Bancrecer, Sociedad Anónima, Institución de Banca Múltiple, held as of March 11, 2002 (two thousand two), (II) as well as the Merger Agreement executed the same date. Such documents contain the following legal acts: 1.- The merger of both credit institutions, the first one as merged company and ceasing to exist, and the second one as merging and surviving company.- 2.- The modification of the capital stock of Bancrecer, Sociedad Anónima, Institución de Banca Múltiple, to reach the amount of $2,273,482,963.00 (two thousand two hundred seventy three million four hundred eighty two thousand nine hundred sixty three pesos 00/100 Mexican Currency) and the amendment to article seventh of the by-laws of the Company.- 3.- The change of corporate name from Bancrecer, Sociedad Anónima, Institución de Banca Múltiple, to Banco Mercantil del Norte, Sociedad Anónima, Institución de Banca Múltiple, Grupo Financiero Banorte, and the amendment to article first of the by-laws of the Company.- 4.- The change of corporate domicile of Bancrecer, Sociedad Anónima, Institución de Banca Múltiple, from Mexico City, Federal District to the city of Monterrey, Nuevo Leon, and amendment of article fifth of the by-laws of the company.

s).- With Public Deed Number 34,085 (thirty four thousand eighty five), dated as of April 25 (twenty five) 2002 (two thousand two), issued by Mr. Primitivo Carranza Acosta, Alternate Notary Public Number 72 (seventy two) residing in this Registrar District, which first instrument was recorded in the Public Registry of Property of Mexico City, Federal

District, Commerce Section, under commercial file number 64,441 (sixty four thousand four hundred forty one), as of July 22 (twenty two), 2002 (two thousand two), and in the Public Registry of Property and Commerce of the city of Monterrey under number 7021 (seven thousand twenty one), Volume 3 (three), First Book, dated as of July 22, 2002 (two thousand two), which contains the official formalization of the permit number 0910,882 zero, nine, one, zero, comma, eight, eight, two, File 194509046150, one, nine, four, five, zero, nine, zero, four, six, one, five, zero, of page 2B6F0N08 two, letter “B”, six, letter “F”, zero, letter “N”, zero, eight, dated as of April 10 (ten), 2002 (two thousand two), issued by the Ministry of Foreign Affairs, authorizing the change of corporate name from Bancrecer, Sociedad Anónima, Institución de Banca Múltiple, to Banco Mercantil del Norte, Sociedad Anónima, Institución de Banca Múltiple, Grupo Financiero Banorte.

t).- With Public Deed Number 34,089 (thirty four thousand eighty nine), dated as of April 25 (twenty five) 2002 (two thousand two), issued by Mr. Primitivo Carranza Acosta, Alternate Notary Public Number 72 (seventy two) residing in this Registrar District, which first instrument was recorded in the Public Registry of Property of Mexico City, Federal District, Commerce Section, under commercial file number 64,441 (sixty four thousand four hundred forty one), as of July 22 (twenty two), 2002 (two thousand two), and in the Public Registry of Property and Commerce of the city of Monterrey under number 945 (nine hundred forty five), Volume 3 (three), Second Book, dated as of July 22, 2002 (two thousand two), which contains the SOLE RESPONSABILITIES AGREEMENT executed among GRUPO FINANCIERO BANORTE, SOCIEDAD ANÓNIMA DE CAPITAL VARIABLE; CASA DE BOLSA BANORTE, SOCIEDAD ANÓNIMA DE CAPITAL VARIABLE, GRUPO FINANCIERO BANORTE; ARRENDADORA BANORTE, SOCIEDAD ANÓNIMA DE CAPITAL VARIABLE, ORGANIZACIÓN AUXILIAR DEL CREDITO, GRUPO FINANCIERO BANORTE; FACTOR BANORTE, SOCIEDAD ANÓNIMA DE CAPITAL VARIABLE, ORGANIZACIÓN AUXILIAR DEL CREDITO, GRUPO FINANCIERO BANORTE; ALMACENADORA BANORTE, SOCIEDAD ANÓNIMA DE CAPITAL VARIABLE, ORGANIZACIÓN AUXILIAR DEL CREDITO, GRUPO FINANCIERO BANORTE; BANCO DEL CENTRO, SOCIEDAD ANÓNIMA, INSTITUCIÓN DE BANCA MÚLTIPLE, GRUPO FINANCIERO BANORTE; PENSIONES BANORTE GENERALI, SOCIEDAD ANÓNIMA DE CAPITAL VARIABLE, GRUPO FINANCIERO BANORTE; SEGUROS BANORTE GENERALI, SOCIEDAD ANÓNIMA DE CAPITAL VARIABLE; FIANZAS BANORTE, SOCIEDAD ANÓNIMA DE CAPITAL VARIABLE and BANCRECER, SOCIEDAD ANÓNIMA, INSTITUCIÓN DE BANCA MÚLTIPLE, eliminating BANCO

MERCANTIL DEL NORTE, SOCIEDAD ANÓNIMA, INSTITUCIÓN DE BANCA MÚLTIPLE, GRUPO FINANCIERO BANORTE, by virtue of its merger by BANCRECER, SOCIEDAD ANÓNIMA, INSTITUCIÓN DE BANCA MÚLTIPLE, and adding to the last one to GRUPO FINANCIERO BANORTE with its new corporate name BANCO MERCANTIL DEL NORTE, SOCIEDAD ANÓNIMA, INSTITUCIÓN DE BANCA MÚLTIPLE, GRUPO FINANCIERO BANORTE.

u).- With official letter 101.486 one, zero, one, dot, four, eight, six, dated as of April 24 (twenty four), 2002 (two thousand two) issued by the Ministry of Finance, which contains the approval of:- 1.- The merger of Banco Mercantil del Norte, Sociedad Anónima, Institución de Banca Múltiple with Bancrecer, Sociedad Anónima, Institución de Banca Múltiple, the first one as merged company and ceasing to exist, and the second one as merging and surviving company.- 2.- The modification of the capital stock of Bancrecer, Sociedad Anónima, Institución de Banca Múltiple, to reach the amount of $2,273,482,963.00 (two thousand two hundred seventy three million four hundred eighty two thousand nine hundred sixty three pesos 00/100 Mexican Currency) and the amendment to article seventh of the by-laws of the Company.- 3.- The change of corporate name from Bancrecer, Sociedad Anónima, Institución de Banca Múltiple, to Banco Mercantil del Norte, Sociedad Anónima, Institución de Banca Múltiple, Grupo Financiero Banorte, and the amendment to article first of the by-laws of the Company.-

v).- With official letter 101.823 one, zero, one, dot, eight, two, three, dated as of April 25 (twenty five), 2002 (two thousand two) issued by the Ministry of Finance, which contains the approval to incorporate Bancrecer, Sociedad Anónima, Institución de Banca Múltiple, under its new corporate name of Banco Mercantil del Norte, Sociedad Anónima, Institución de Banca Múltiple, Grupo Financiero Banorte, as a part of Grupo Financiero Banorte, Sociedad Anónima de Capital Variable.

w).- The official letters 101.486 one, zero, one, dot, four, eight, six and 101.823 one, zero, one, dot, eight, two, three, above referenced, have been duly recorded under commercial file number 64,441 (sixty four thousand four hundred forty one), as of July 22 (twenty two), 2002 in the Public Registry of Property of Mexico City, Federal District and in the Public Registry of Property and Commerce of the city of Monterrey under number 7020 (seven thousand twenty), Volume 3 (three), First Book, dated as of July 22, 2002 (two thousand two).

x).- With the First Instrument of Public Deed Number 34,836 (thirty four thousand eight hundred thirty six), dated as of November 1 (one) 2002 (two thousand two), issued by

Mr. Primitivo Carranza Acosta, Alternate Notary Public Number 72 (seventy two) residing in this Registrar District, which contains the official formalization of the minutes of the Board of Directors meeting of BANCO MERCANTIL DEL NORTE, SOCIEDAD ANÓNIMA, INSTITUCIÓN DE BANCA MÚLTIPLE, GRUPO FINANCIERO BANORTE held as of April 25 (twenty five), 2002 (two thousand two) in which it was approved, among other things, the appointment of AURORA CERVANTES MARTINEZ as Secretary of the Board of Directors, and such public deed was recorded in the Public Registry of Property and Commerce of the city of Monterrey under number 10,923 (ten thousand nine hundred twenty three), Volume 3 (three), First Book, dated as of November 5 (five), 2002 (two thousand two), which I transcribe the relevant parts as follows: “... 9.7 APPOINTMENT OF SECRETARY OF THE BOARD AND RATIFICATION OF ALTERNATE SECRETARY OF THE BOARD OF DIRECTORS.- The Chairman of the Board of Directors, Mr. Roberto González Barrera informed the directors the need to appoint a Secretary of the Board in accordance with article 27 of the By-laws of the Company since the resignation tendered by Mr. Emilio Yarto Sahagún, and proposed the appointment of Aurora Cervantes Martínez as new Secretary. In addition, it was proposed that Mr. Jorge Antonio García Garza, as Alternate Secretary to assist the Secretary and cover her absences.- Once the proposal was analyzed, the member of the board approved by unanimous decision the following: RESOLUTION No 40.- Further to the provisions of Article 27 of the By-laws of the Company, Aurora Cervantes Martínez be and hereby is appointed as Secretary of the Board of Directors, and Mr. Jorge Antonio García garza is ratified as Alternate Secretary, whom shall have the duties and obligations set forth in applicable law and the by-laws of the Company.- RESOLUTION No 41.- The appointment referred in the preceding Resolution shall be effective May 16th, 2002, and Mr. Emilio Yarto Sahagún is hereby authorized, as Secretary of the Board, to issue certifications of the adopted resolutions and any other written evidence with respect to the information under his custody, and he is authorized to attend before a Notary Public of his choice to officially formalized the powers of attorney granted during the meetings of the Board of Directors in which he acted as Secretary of the Board of Directors........”.

y).- With Public Deed Number 36,112 (thirty six thousand one hundred twelve), dated as of July 10 (ten) 2003 (two thousand three), issued by Mr. Primitivo Carranza Acosta, Alternate Notary Public Number 72 (seventy two), which contains the oficial formalization of the minutes of the General ordinary Shareholders Meeting held as of April 29 (twenty nine), 2003 (two thousand and three), which approved the restatement of the by-laws of the Company, and such public deed was recorded in the Public Registry of Property and Commerce of the city of Monterrey under number 6732 (six thousand seven hundred thirty two), Volume 4 (four), First Book, dated as of July 15 (fifteen), 2003 (two thousand three).

z).- With Public Deed Number 36,117 (thirty six thousand one hundred seventeen), dated as of July 10 (ten) 2003 (two thousand three), issued by Mr. Primitivo Carranza Acosta, Alternate Notary Public Number 72 (seventy two), which contains the official formalization of the minutes of the General Ordinary Shareholders Meeting held as of April 29 (twenty nine), 2003 (two thousand and three), which approved the election of members of the board of directors for the 2003 fiscal year, and such public deed was recorded in the Public Registry of Property and Commerce of the city of Monterrey under number 6677 (six thousand six hundred seventy seven), Volume 4 (four), First Book, dated as of July 14 (fourteen), 2003 (two thousand three).

aa).- With Public Deed Number 38,626 (thirty eight thousand six hundred twenty six), dated as of July 7 (seven) 2004 (two thousand four), issued by Mr. Primitivo Carranza Acosta, Alternate Notary Public Number 72 (seventy two), which contains the official formalization of the minutes of the General Ordinary Shareholders Meeting, which approved the election of members of the board of directors for the 2004 fiscal year, and such public deed was recorded in the Public Registry of Property and Commerce of the city of Monterrey under the electronic commercial number 81438*1 (eighty one thousand four hundred thirty eight asterisk one), dated as of July 20 (twenty), 2004 (two thousand four), which I transcribe the relevant parts as follows: “......III.- APPOINTMENT OF MEMBERS OF THE BOARD OF DIRECTORS AND STATUTORY AUDITORS OF THE COMPANY.- With respect to the third item of the Agenda for the Meeting, Mr. Roberto González Barrera, submitted to the consideration of the shareholders and representatives of the shareholders, a proposed board of directors.- In addition, stated that with respect to the proposal for statutory auditors, as of today, a special meeting was held, in which Series “O” statutory auditors were appointed, and a communication from the special delegate to such meeting was received informing of such appointments, and requested Aurora Cervantes Martínez to read such notification for purposes of integrating the surveillance body of the Company.- The Chairman of the Meeting reminded the shareholders and representatives of the shareholders of the need to determine in accordance with article Thirty Sixth of the By-laws, the amount of guarantee that the directors and statutory directors shall give to guarantee the performance of their duties.- Once the proposal was analyzed, the following resolutions were adopted by unanimous consent: RESOLUTIONS.-

FIRST:- The Board of Directors shall be formed by 12 directors and their respective alternates, and the following persons were appointed as directors and the persons next to their names will be appointed as their alternates for the 2004 fiscal year: DIRECTORS.- 1 Roberto González Barrera (Chairman) Equity.- 2. Rodolfo Barrera Villarreal (Vice-chairman) Equity.- 3. Jacobo Zaidenweber Cvilich. Independent.- 4. Alejandro Álvarez Figueroa. Independent.- 5. Eduardo Livas Cantú. Independent.- 6. José G. Garza Montemayor. Equity.- 7. Don Juan Diez-Canedo Ruiz. Independent.- 8. Luis Peña Kegel. Related.- 9. Francisco Alcalá de León. Independent.- 10. Bertha González Moreno. Equity.- 11. Richard Frank. Equity.- 12. Roberto González Moreno. Equity.- ALTERNATE DIRECTORS.- 1. Juan Manuel Quiroga Garza. Related.- 2. Jesús L. Barrera Lozano. Equity.- 3. Simón Nizri Cohen. Independent.- 4. César Verdes Quevedo. Independent.- 5. Germán Francisco Moreno Pérez. Independent.- 6. David Villarreal Montemayor. Equity.- 7.- Javier Vélez Bautista. Independent.- 8. Manuel Sescosse Varela. Related.- 9. Isaac Becker Kabacníc. Independent.- 10. Federico Abelardo Valenzuela Ochoa. Related.- 11. Alejandro Schwedhelm. Equity.- 12. José Antonio Díaz Vicente. Independent.- SECOND.- The surveillance body will be integrated by the following persons: Fernando Morales Gutiérrez. Statutory Auditor.- Carlos Arreola Enríquez. Alternate Statutory Auditor.- THIRD: In accordance with Article Thirty Sixth of the By-laws, it is noted that the members of the board and statutory auditor, expecting their appointment have guaranteed their performance by a cash deposit in the Company account in the amount of $1,326.30 which is equal to 30 times the current mínimum salary in the domicile of the Company.…….”.

bb) With Public Deed Number 39,092 (thirty nine thousand ninety two), dated as of August 27 (twenty seven) 2004 (two thousand four), issued by Mr. Primitivo Carranza Acosta, Alternate Notary Public Number 72 (seventy two), which contains the official formalization of the minutes of the Meeting of the Board of Directors held as of July 28 (twenty eight), 2004 (two thousand four), which approved the appointment of Alternate Secretary for the 2004 fiscal year, and such public deed was recorded in the Public Registry of Property and Commerce of the city of Monterrey under the electronic commercial number 81438*1 (eighty one thousand four hundred thirty eight asterisk one), dated as of August 30 (thirty), 2004 (two thousand four), which I transcribe the relevant parts as follows: “......V. GENERAL MATTERS.-......APPOINTMENT OF ALTERNATE SECRETARY OF THE BOARD OF DIRECTORS.- Aurora Cervantes Martínez requested approval to appoint as new Alternate Secretary, Mr. Miguel Angel Vera Barrera, who shall have the duties and responsibilities set forth in applicable law and the by-laws of the Company.- Once the proposal was analyzed, the Board of Directors approved by unanimous decision the following: RESOLUTION N° 247:- Mr. Miguel Angel Vera Barrera be and hereby is appointed as Alternate Secretary of the Board of Directors, who shall have the duties set forth.- ....”

IN ACCORDANCE WITH THE FOREGOING, PART OF THE BY-LAWS OF THE COMPANY THAT ARE CURRENTLY IN EFFECT, ARE WRITTEN AS FOLLOWS:

“..... CHAPTER FIRST.- ARTICLE FIRST.- CORPORATE NAME.- The company is named Banco Mercantil del Norte. The corporate name shall be followed by the words Sociedad Anónima or their abbreviation S. A., Institución de Banca Múltiple, Grupo Financiero Banorte. ARTICLE SECOND.- CORPORATE PURPOSE.- The Company shall have as corporate purpose the rendering of the service of banking and credit in accordance with the Law of Credit Institutions, and consequently, the Company is entitled to engage in transactions and to render banking services as referred to in Article 46 of said law, in all their kinds, in accordance with the other applicable legal or administrative provision, and further to corporate health practices and in accordance with banking and commercial uses and customs. ARTICLE THIRD.- PURSUIT OF CORPORATE PURPOSE.- To pursuit the corporate purpose, the Company may: I.- Acquire, sale, own, lease and in general, to use and manage, under any title, any kind of rights and properties, either personal or real estate that are necessary or convenient for the corporate purposes; and II.- To engage in any legal acts that are necessary or convenient to carry on with corporate activities and the pursuit of the corporate purpose. ARTICLE FOURTH.- TERM.- The Company shall have no definitive term. ARTICLE FIFTH.- DOMICILE.- The domicile of the company is the city of Monterrey, Nuevo Leon, Mexico, which domicile may not be deemed to be changed if the company establishes branches or offices in any other place within the Mexican Republic or abroad. ARTICLE SIXTH.- NATIONALITY.- The company is Mexican. Any foreigner, that at the time of incorporation of the company or thereafter acquires a participation or becomes the owner of one or more shares of the company shall be considered as Mexican with respect to that participation or ownership, and may not invoke the protection of its own government. Failure to comply with the foregoing paragraph may result in the forfeiture of such participation or ownership in favor of the Mexican State.- CHAPTER SECOND- CAPITAL STOCK, SHAREHOLDERS AND SHARES.- ARTICLE SEVENTH.- CAPITAL STOCK.- The Company shall have a common capital stock of $2,273’482,963.00 M.N. (TWO THOUSAND TWO HUNDRED SEVENTY

THREE MILLION FOUR HUNDRED EIGHTY TWO THOUSAND NINE HUNDRED SIXTY THREE AND 00/100 MEXICAN CURRENCY) represented by 22,734’829,630 series “O” shares, with a par value of $0.10 (TEN CENTS MEXICAN CURRENCY) each. The Capital Stock may also be integrated by an additional portion, represented by series “L” shares with a par value of $0.10 (TEN CENTS MEXICAN CURRENCY) each, up to an amount equal to forty percent of the common capital stock.-..... CHAPTER FOURTH.- MANAGEMENT.- ARTICLE TWENTY FOURTH.- MANAGEMENT BODIES.- The direction and management of the Company shall be entrusted to a Board of Directors and a Chief Executive Officer, in their respective scope of authority. The corresponding appointments shall be made in accordance with the provisions of articles 22, 23 and 24 of the Law of Credit Institutions. The Board of Directors shall be formed by up to fifteen members and their respective alternates, which mayo r may not be Series “O” shareholders. The majority of the directors shall be Mexican or foreign residents in the Mexican Republic. ARTICLE TWENTY FIFTH.- APPOINTMENT AND TERM.- The Series “O” shareholders shall appoint all the directors and their respective alternates. The Series “O” shareholders that represent at least ten percent of the common capital stock of the Company shall have the right to appoint one director and its respective alternate. Once such appointment is made, the remaining members of the Board of Directors shall be appointed by a simple majority vote, without counting the minority shareholders that appointed a director or directors as set forth above. Notwithstanding the provisions of last paragraph of Article 24 and article 25 of the Law of Credit Institutions, the appointment of a minority director can only be revoked when all the appointments of directors of the same class are revoked. The members of the board of directors shall remain in office for one year and may be reelected; and shall remain in office until the new person takes office. ARTICLE TWENTY SEVENTH.- PRESIDENT AND SECRETARY.- The members of the board shall elect every year, among its members, a chairman and one of the two vice-chairmen, and the other directors in the order of their appointment shall cover the absences of the vice-chairman. The chairman shall be the president of the general shareholders meetings, the board of directors meetings and the executive committee of the board of directors, and shall execute the resolutions of such bodies without need of a special resolution in such respect. The board of directors shall appoint a Secretary, which may not be a director, as well as an Alternate Secretary to help the Secretary in its duties and cover the absences of the Secretary. ARTICLE TWENTY EIGHTH.- MEETINGS.- The Board of Directors shall meet whenever a call is issued by the Secretary or Alternate Secretary, by agreement of the Chairman or the Statutory Auditor if applicable. The call shall be sent with a minimum of five business days in advance for the meeting at the last registered domiciles of the directors and the statutory auditor. It shall be validly installed a meeting of the Board of Directors with the presence of the majority of its members; the Board of Directors resolutions shall be valid if they are approved by majority of the attendant members, the President shall hold the casting vote in the event of a tie. The minutes of the board of directors meetings, meetings of regional boards and other internal committees shall be signed by the individual that chaired them, the Secretary and the attending statutory auditors, and shall be kept in special books, and the Secretary and Alternate Secretary shall be entitled to issue certified copies of the contents of such minutes. ARTICLE.- TWENTY NINTH.- AUTHORITY.- The Board of Directors shall have the authority that the applicable laws and these by-laws grant in general to this type of corporate bodies, including without limitation:: I.- represent the Company before any individual or moral person, and before any kind of Authority, either judicial (Civil or Criminal), Administrative or Labor, either federal or local, with the general power of attorney for law suits and collections, as provided for in the first paragraph of Article Articles (2554) two thousand five hundred fifty four and (2587) two thousand five hundred eighty seven of the Civil Code for the Federal District; and shall be empowered without limitation: A. to participate in any kind of judicial proceedings, either Civil, Commercial, Tax, Administrative, Criminal or Labor, including Amparo proceedings, to follow such lawsuits and drop them if convenient for the Company; B. to file and ratify accusations or complaints before criminal authorities; C. to establish the Company as co-party with the public prosecutor in criminal processes; D. to grant pardon when applicable; E. To make or take positions in any kind of proceedings, including labor proceedings, provided, however, that the right to absolve them is restricted to the persons designated by the Board of Directors as provided in paragraph VII of this Article; and F.- To appear before any kind of labor authority, either administrative or judicial, local or federal, to act in legal or extrajudicial proceedings, form the conciliation stage until the execution of the corresponding award; and to execute any kind of agreements as provided for Article 11, 787 and 876 of the Federal Labor Law; II.- To manage the business and corporate assets with the most ample power of attorney for management acts as provided for in 2554, first paragraph, of the Civil Code for the federal District; III.- To issue, subscribe, grant, accept, guarantee or endorse negotiable instruments as provided for in Article 9th of the General Law of Negotiable Instruments and Credit Operations; IV.- To engage in ownership acts with respect to the assets of the

Company, as provided for in the third paragraph of article 2554 of the Civil Code of the Federal District, and other special authority as set forth in sections I, II and V of article 2587 of such civil code; V.- To establish the rules regarding the corporate structure, organization, integration, duties and rights of the regional boards, internal committees and working commissions deemed necessary, to appoint their members and to establish their compensation; VI.- As provided by article 145 of the General Law of Commercial Companies, to appoint and remove the Chief Executive Officer and the main officers of the Company, taking into consideration the provisions of Article 24 of the Law of Credit Institutions; to appoint trust delegates, the external auditor, the Secretary and Alternate Secretary and to establish their rights and obligations and determine their compensation; VII.- To grant powers of attorney deemed convenient to said officer or to any other person, and to revoke them; and as provided in applicable laws, to delegate its duties in the Chief Executive Officer or to one or more members of the Board of Directors or legal representatives, to carry on the business in the terms and conditions determined by the Board of Directors; VIII.- To delegate in the person or persons deemed convenient, the legal representation of the Company, to grant them the use of the corporate signature and to grant general powers of attorney for lawsuits and collections, with the most ample authority as provided for in Article 2554 of the Civil Code, including special clauses as required by law in accordance with paragraphs III, IV, VI, VII and VIII of article 2587 of such code, including without limitation: a).- to present themselves as legal representatives of the Company during any proceeding, either administrative, labor, judicial or extrajudicial, to participate in any stage of such proceedings, and to take and absolve positions in the name and stead of the Company; to present and accept conciliation measures, to make transactions, to take any kind of decisions and to execute any labor agreements with workers; b).- To enter into any kind of legal acts referred to in section I of this paragraph; c).- To substitute powers and authority, without limitation to its own authority, and to issue and revoke mandates, and IX.- In general, to carry on with the acts and operations necessary or convenient to pursuit the corporate purpose, except for the authority reserved by applicable law or these by-laws to the Shareholders Meeting. References made to provisions of the Civil Code of the Federal District shall be deemed made in the correlative articles of the civil codes of the other Mexican states where this authority is exercised. ARTICLE THIRTIETH. - COMPENSATION.- The members of the Board of Directors shall receive as compensations the amount determined by the Shareholders Meeting. The decisions regarding compensation shall be in effect until modify the resolution of the shareholders meeting. ARTICLE THIRTY FIRST.- DISTRIBUTION OF COMPENSATION.- The fees referred to in Articles Twenty-Ninth, paragraph V and Thirtieth of these by-laws, shall be charged against the results of the fiscal year and shall be distributed accordingly among the members of the management bodies and among the members and alternate members of the Board of Directors, in proportion to the numbers of meetings that were attended.- CHAPTER FIFTH.- SURVEILLANCE.- ARTICLE THIRTY SECOND.- STATUTORY AUDITORS.- The surveillance of the operations of the Company shall be entrusted to at least one statutory auditor for the Series “O”, and, to a statutory auditor appointed by the Series “L”, and their respective alternates, which shall be elected during special shareholders meetings, by majority vote, and such statutory auditors may be shareholders of the Company or third parties, and shall have the authority and duties set forth in article 166 of the General law of Commercial Companies, and other applicable provisions of applicable laws.......”.

III.- Mr. JOSE LEOPOLDO QUIROGA CASTAÑON proves the authority in which he is appearing on behalf of the company named CEMEX MÉXICO, SOCIEDAD ANONIMA DE CAPITAL VARIABLE, and states that such authority has not been revoked or limited in any way, and proves the legal existence and good standing of said company, with the following documentation:

AUTHORITY TO APPEAR TO THIS LEGAL ACT:

With the first instrument of public deed number 29,669 (twenty nine thousand six hundred sixty nine), dated as of November 11 (eleven), 2002 (two thousand and two), issued by Mr. Francisco Garza Calderón, then Notary Public Number 75 (seventy five), and recorded in the Public Registry of Property and Commerce of the city of Monterrey, Nuevo Leon, under number 11,318 (eleven thousand three hundred eighteen), Volume 3 (three), Book First, Public Registry of Commerce, First District as of November 14 (fourteen), 2002 (two thousand and two), regarding the appointment of GENERAL ATTORNEYS-IN-FACT of the Company, among them the individual appearing to this act, Mr. JOSE LEOPOLDO QUIROGA CASTAÑON, and the issuance of corporate authority in his favor. The undersigned Notary hereby attest to have such document in front of me, and partially transcribe it as follows: “.......That before me appeared Mr. LORENZO H. ZAMBRANO, in his capacity of General Attorney-in-fact of “CEMEX MEXICO, SOCIEDAD ANÓNIMA DE CAPITAL VARIABLE”, and STATED: That intends to grant authority and appoint LEGAL REPRESENTATIVES in the following terms: GENERAL POWER OF

ATTORNEY FOR BANKING TRANSACTIONS AND GENERAL POWER OF ATTORNEY FOR MANAGEMENT ACTS IN FAVOR OF MESSRS. RODRIGO TREVIÑO MUGUERZA, RAMIRO VILLARREAL MORALES, RENE DELGADILLO GALVAN, HUMBERTO LOZANO VARGAS, HECTOR VELA DIB, JAVIER TORRES HERNANDEZ, VICTOR NARANJO BANDALA AND JOSE LEOPOLDO QUIROGA CASTAÑON, TO BE EXERCISED JOINTLY OR INDIVIDUALLY, IN THE NAME AND IN STEAD OF “CEMEX MEXICO, S.A. DE C.V.”.- IN ACCORDANCE WITH THE FOREGOING, Mr. LORENZO H. ZAMBRANO, on behalf of “CEMEX MEXICO, S.A. DE C.V.”, issues the following:- CLAUSES: FIRST.- In his capacity of GENERAL LEGAL REPRESENTATIVE OF THE COMPANY, and in accordance with the provisions of Article 10 (ten) of the General Law of Commercial Companies, hereby grants in favor of Messrs. RODRIGO TREVIÑO MUGUERZA, RAMIRO VILLARREAL MORALES, RENE DELGADILLO GALVAN, HUMBERTO LOZANO VARGAS, HECTOR VELA DIB, JAVIER TORRES HERNANDEZ, VICTOR NARANJO BANDALA and JOSE LEOPOLDO QUIROGA CASTAÑON, jointly or individually, General Powers of Attorney to execute any transactions related to the corporate purpose of the company “CEMEX MEXICO, S.A. DE C.V.”, in accordance with the following terms, and such individuals shall act as LEGAL REPRESENTATIVES OF THE COMPANY.- A).- GENERAL BANKING AUTHORITY in connection with negotiable instruments in the name and stead of the Company, further to Article (9) nine of the General Law of Negotiable Instruments; to issue avales, Securities and in general to guarantee obligations of the company.- B).- GENERAL POWER FOR MANAGEMENT ACTS, further to the terms set forth in the second paragraph of Article (2448) two thousand four hundred forty eight of the Civil Code of the State of Nuevo Leon, and its correlative article of the Civil Codes of the other Mexican States and the Federal Civil Code.- SECOND.- Mr. LORENZO H. ZAMBRANO, hereby binds the Company “CEMEX MEXICO, S.A. DE C.V.”, to ratify any and all acts entered by its GENERAL LEGAL REPRESENTATIVES Messrs. RODRIGO TREVIÑO MUGUERZA, RAMIRO VILLARREAL MORALES, RENE DELGADILLO GALVAN, HUMBERTO LOZANO VARGAS, HECTOR VELA DIB, JAVIER TORRES HERNANDEZ, VICTOR NARANJO BANDALA AND JOSE LEOPOLDO QUIROGA CASTAÑON, as a result of the authority hereby granted, within the authority hereby granted”

LEGAL EXISTENCE AND GOOD STANDING OF THE COMPANY

1).- First Instrument of Public Deed Number 1672 (one thousand six hundred seventy two), issued as of July 8 (eight), 1968 (one thousand nine hundred sixty-eight), issued by

Mr. Juan N de la Garza Evia Jr., Notary Public No. 10 (ten), with exercise in the city of Monterey, Nuevo Leon, and duly recorded in the Public Registry of Property of Commerce of the First District of the State of Nuevo Leon, sitting in the city of Monterrey, Nuevo Leon, under number 55 fifty-five, Page 127 one hundred twenty-seven, Volume 186 (one hundred eighty six), Book No, 3 (three), Second Auxiliary Deeds of Commercial Corporations, Commerce Section, as of August 23 (twenty-three), 1968 (one thousand nine hundred sixty-eight), related to the incorporation of the company INSTALACIONES SANTOS, SOCIEDAD ANONIMA (currently known as CEMEX MEXICO, SOCIEDAD ANONIMA DE CAPITAL VARIABLE), in accordance with the permit issued by the Secretary of Foreign Relations under number 10775 (ten thousand seven hundred seventy five), File No. 329843 (three hundred twenty nine thousand eight hundred forty three), dated as of June 10 (ten), 1968 (one thousand nine hundred sixty-eight).

2).- First Instrument of Public Deed Number 2026 (two thousand twenty six), issued as of June 18 (eighteen), 1970 (one thousand nine hundred seventy), issued by Mr. Juan N de la Garza Evia Jr., Notary Public No. 10 (ten), with exercise in the city of Monterey, Nuevo Leon, and duly recorded in the Public Registry of Property of Commerce of the First District of the State of Nuevo Leon, sitting in the city of Monterrey, Nuevo Leon, under number 925 nine hundred twenty nine, Volume 33 (thirty-three), Book No, 4 (four), Third Auxiliary Commercial Agreements, Commerce Section, as of August 15 (fifteen), 1970 (one thousand nine hundred seventy), related to the official formalization of the Minutes of a Shareholders Meeting of the company INSTALACIONES SANTOS, SOCIEDAD ANONIMA (currently known as CEMEX MEXICO, SOCIEDAD ANONIMA DE CAPITAL VARIABLE), in which it was agreed to increase the capital stock of the company to reach the amount of Ps.250,000.00 (TWO HUNDRED AND FIFTY THOUSAND PESOS, MEXICAN CURRENCY).

3).- First Instrument of Public Deed Number 588 (five hundred eighty-eight), issued as of July 29 (twenty-nine), 1976 (one thousand nine hundred seventy-six), issued by Mr. Fernando Treviño Lozano, Notary Public No. 55 (fifty-five), with exercise in the city of Monterey, Nuevo Leon, and duly recorded in the Public Registry of Property of Commerce of the First District of the State of Nuevo Leon, sitting in the city of Monterrey, Nuevo Leon, under number 1913 one thousand thirteen, Volume 89 (eighty nine), Book No, 4 (four), Third Auxiliary Commercial Agreements, Commerce Section, as of October 20 (twenty), 1976 (one thousand nine hundred seventy-six), related to the official formalization of the Minutes of a Extraordinary Shareholders Meeting of the company INSTALACIONES

SANTOS, SOCIEDAD ANONIMA (currently known as CEMEX MEXICO, SOCIEDAD ANONIMA DE CAPITAL VARIABLE), held as of May 28 twenty eight, 1976 one thousand nine hundred seventy-six, in which it was agreed to amend the corporate purpose of the Company, amending article 2nd (second) of the By-laws of the Company, with the prior written consent of the Secretary of Foreign Affairs, in accordance to permit number 012039- zero-one-two-zero-three-nine, File number 329843 (three hundred and nine thousand eight hundred and forty three, dated as of April 29 (twenty-nine), 1976 (one thousand nine hundred seventy-six).

4).- First Instrument of Public Deed Number 1,087 (one thousand eight seven), issued as of May 16 (sixteen), 1979 (one thousand nine hundred seventy-nine), issued by Mr. Fernando Treviño Lozano, Notary Public No. 55 (fifty-five), with exercise in the city of Monterey, Nuevo Leon, and duly recorded in the Public Registry of Property of Commerce of the First District of the State of Nuevo Leon, sitting in the city of Monterrey, Nuevo Leon, under number 1643 one thousand six hundred forty three, Volume 108 (one hundred eight), Book No, 4 (four), Third Auxiliary Commercial Agreements, Commerce Section, as of July 31 (thirty first), 1979 (one thousand nine hundred seventy-nine), related to the official formalization of the Minutes of a Extraordinary Shareholders Meeting of the company INSTALACIONES SANTOS, SOCIEDAD ANONIMA (currently known as CEMEX MEXICO, SOCIEDAD ANONIMA DE CAPITAL VARIABLE), in which it was agreed to increase the capital stock of the Company to reach the amount of $3’000,000.00 (THREE MILLION PESOS, MEXICAN CURRENCY).

5).- First Instrument of Public Deed Number 1,141 (one thousand one hundred forty one), issued as of August 1 (one), 1979 (one thousand nine hundred seventy-nine), issued by Mr. Fernando Treviño Lozano, Notary Public No. 55 (fifty-five), with exercise in the city of Monterey, Nuevo Leon, and duly recorded in the Public Registry of Property of Commerce of the First District of the State of Nuevo Leon, sitting in the city of Monterrey, Nuevo Leon, under number 2085 two thousand six eighty five, Volume 112 (one hundred twelve), Book No, 4 (four), Third Auxiliary Commercial Agreements, Commerce Section, as of September 30 (thirty), 1979 (one thousand nine hundred seventy-nine), related to the official formalization of the Minutes of a Extraordinary Shareholders Meeting of the company INSTALACIONES SANTOS, SOCIEDAD ANONIMA (currently known as CEMEX MEXICO, SOCIEDAD ANONIMA DE CAPITAL VARIABLE), in which it was agreed to increase the capital stock of the Company to reach the amount of $4’200,000.00 (FOUR MILLION TWO HUNDRED THOUSAND PESOS, MEXICAN CURRENCY).

6).- First Instrument of Public Deed Number 1,283 (one thousand two hundred eighty-three), issued as of January 9 (nine), 1982 (one thousand nine hundred eighty-two), issued by Mr. Ramiro Bravo Rivera, Notary Public No. 18 (eighteen), with exercise in the city of Monterey, Nuevo Leon, and duly recorded in the Public Registry of Property of Commerce of the First District of the State of Nuevo Leon, sitting in the city of Monterrey, Nuevo Leon, under number 120 one hundred twenty, Volume 132 (one hundred thirty-two), Book No, 4 (four), Third Auxiliary Commercial Agreements, Commerce Section, as of January 21 (twenty one), 1982 (one thousand nine hundred eighty-two), related to the official formalization of the Minutes of a Extraordinary Shareholders Meeting of the company INSTALACIONES SANTOS, SOCIEDAD ANONIMA (currently known as CEMEX MEXICO, SOCIEDAD ANONIMA DE CAPITAL VARIABLE), held as of October 6 six, 1981 one thousand nine hundred eighty-one, in which it was agreed to increase the capital stock of the Company to reach the amount of Ps. 7,000,000.00 (SEVEN MILLION PESOS, MEXICAN CURRENCY), and to amend Articles 1st (first), 2nd (second), 8th (eighth), 11th (eleventh), 17th (seventeenth), 24th (twenty fourth), 28th (twenty-eighth), 33rd (thirty third), 42nd (forty-second) and 49th (forty-ninth) of the By-laws, and the change of corporate name to “SERTO CONSTRUCCIONES, SOCIEDAD ANONIMA”, with the prior consent of the Secretary of Foreign Affairs, under permit number 67243 (seventy seven thousand two hundred and forty three, File number 329843 (three hundred twenty nine thousand eight hundred and forty three, dated as of December 1st (first), 1981 (one thousand nine hundred eighty one).

7).- First Instrument of Public Deed Number 2,989 (two thousand nine hundred eighty-nine), issued as of October 15 (fifteen), 1984 (one thousand nine hundred eighty-four, issued by Mr. Ramiro Bravo Rivera, Notary Public No. 18 (eighteen), with exercise in the city of Monterey, Nuevo Leon, and duly recorded in the Public Registry of Property of Commerce of the First District of the State of Nuevo Leon, sitting in the city of Monterrey, Nuevo Leon, under number 79 seventy-nine, Volume 153 (one hundred fifty-three), Book No, 4 (four), Third Auxiliary Commercial Agreements, Commerce Section, as of January 16 (sixteen), 1985 (one thousand nine hundred eighty-five), related to the official formalization of the Minutes of a Extraordinary Shareholders Meeting of the company SERTO CONSTRUCCIONES, SOCIEDAD ANONIMA (currently known as CEMEX MEXICO, SOCIEDAD ANONIMA DE CAPITAL VARIABLE), held as of September 20 twenty, 1984 one thousand nine hundred eighty-four, in which it was agreed to increase the capital stock of the Company to reach the amount of Ps. 15,000,000.00 (FIFTEEN

MILLION PESOS, MEXICAN CURRENCY), and consequently to amend Articles 8th (eighth) of the By-laws, with the prior consent of the Secretary of Foreign Affairs, under permit number 56339 (fifty six thousand three hundred and thirty nine, File number 329843 (three hundred twenty nine thousand eight hundred and forty three, dated as of October 5th (fifth), 1984 (one thousand nine hundred eighty four).

8).- First Instrument of Public Deed Number 236 (two hundred thirty six), issued as of August 12 (twelve), 1987 (one thousand nine hundred eighty-seven), issued by Mr. Esteban González Ardines, Notary Public No. 21 (twenty one), with exercise in the city of Monterey, Nuevo Leon, and duly recorded in the Public Registry of Property of Commerce of the First District of the State of Nuevo Leon, sitting in the city of Monterrey, Nuevo Leon, under number 3346 (three thousand three hundred forty-six), Volume 187-67 (one hundred eighty seven dash sixty seven), Book No, 4 (four), Third Auxiliary Commercial Agreements, Commerce Section, as of September 25 (twenty five), 1987 (one thousand nine hundred eighty-seven), related to the official formalization of the Minutes of a Extraordinary Shareholders Meeting of the company SERTO CONSTRUCCIONES, SOCIEDAD ANONIMA, held as of April 9 nine, 1987 one thousand nine hundred eighty-seven, in which it was agreed to adopt the mode of SOCIEDAD ANONIMA DE CAPITAL VARIABLE, and to amend Articles 1st (first), 7th (seventh), 8th (eighth), 10th (tenth), 15th (fifteenth) and 51st (fifty-first) of the By-laws, with the prior consent of the Secretary of Foreign Affairs, under permit number 21570 (twenty one thousand five hundred and seventy, File number 329843 (three hundred twenty nine thousand eight hundred and forty three, dated as of April 7th (seventh), 1987 (one thousand nine hundred eighty seven), and consequently the corporate name of SERTO CONSTRUCCIONES, SOCIEDAD ANONIMA DE CAPITAL VARIABLE was adopted.

9).- First Instrument of Public Deed Number 18,108 (eighteen thousand one hundred and eight), issued as of June 27 (twenty seven), 1995 (one thousand nine hundred ninety-five), issued by Mr. Francisco Garza Calderón, Notary Public No. 75 (seventy five), with exercise in this city, and duly recorded in the Public Registry of Property of Commerce of the First District of the State of Nuevo Leon, sitting in the city of Monterrey, Nuevo Leon, under number 10439 (ten thousand four hundred thirty nine), Volume 201-209 (two hundred one dash two hundred nine), Book No, 4 (four), Third Auxiliary Commercial Agreements, Commerce Section, as of June 29 (twenty nine), 1995 (one thousand nine hundred ninety-five), related to the official formalization of the Minutes of a Extraordinary Shareholders Meeting of the company SERTO CONSTRUCCIONES, SOCIEDAD

ANONIMA DE CAPITAL VARIABLE, held as of April 3 three, 1995 one thousand nine hundred ninety-five, in which it was agreed to amend in its entirety the By-laws of the Company, with the exception of the articles related to the corporate name and the nationality of the Company.

10).- First Instrument of Public Deed Number 6,902 (six thousand nine hundred and two), issued as of December 10 (ten), 1998 (one thousand nine hundred ninety-eight), issued by Mr. Héctor Villegas Olivares, Notary Public No. 122 (one hundred twenty two), with exercise in the city of Monterrey, Nuevo Leon, and duly recorded in the Public Registry of Property of Commerce of the First District of the State of Nuevo Leon, sitting in the city of Monterrey, Nuevo Leon, under number 8558 (eight thousand five hundred fifty eight), Volume 207-174 (two hundred seven dash one hundred seventy four), Book No, 4 (four), Third Auxiliary Commercial Agreements, Commerce Section, as of December 14 (fourteen), 1998 (one thousand nine hundred ninety-eight), which contains the official formalization of the minutes of the General Extraordinary Shareholders Meetings held as of December 3 (three) and December 4 (four), 1998 (one thousand nine hundred ninety eight), in which it was agreed the merger by SERTO CONSTRUCCIONES, SOCIEDAD ANONIMA DE CAPITAL VARIABLE, as merging and surviving company, and EMPRESAS TOLTECA DE MEXICO, SOCIEDAD ANONIMA DE CAPITAL VARIABLE, FOMENTO INDUSTRIAL, SOCIEDAD ANONIMA DE CAPITAL VARIABLE and CEGUSA, SOCIEDAD ANONIMA, as merged companies, ceasing to exist.

11).- First Instrument of Public Deed Number 67,541 (sixty seven thousand five hundred forty-one), issued as of December 14 (fourteen), 1999 (one thousand nine hundred ninety-nine), issued by Mr. Juan Manuel García García, Notary Public Number 129 (one hundred twenty nine), and duly recorded in the Public Registry of Property of Commerce of the First District of the State of Nuevo Leon, sitting in the city of Monterrey, Nuevo Leon, under number 9086 (nine thousand eighty-six), Volume 209-176 (two hundred nine dash one hundred seventy-six), Book No, 4 (four), Third Auxiliary Commercial Agreements, Commerce Section, as of December 15 (fifteen), 1999 (one thousand nine hundred ninety-nine), related to the official formalization of the Minutes of a Extraordinary Shareholders Meeting of the company SERTO CONSTRUCCIONES, SOCIEDAD ANONIMA DE CAPITAL VARIABLE, held as of December 8 eight, 1999 one thousand nine hundred ninety-nine, in which it was approved a Merger Agreement in which SERTO CONSTRUCCIONES, S.A. DE C.V., as Surviving Company, merged the following corporations: CEMENTO PORTLAND NACIONAL, S.A. DE C.V., CEMENTOS ATOYAC,

S.A. DE C.V., CEMENTOS DEL NORESTE, S.A. DE C.V., CEMENTOS DEL YAQUI, S.A. DE C.V., CEMENTOS MEXICANOS, S.A. DE C.V., CEMENTOS MONTERREY, S.A. DE C.V., CEMENTOS SINALOA, S.A. DE C.V., CEMENTOS TOLTECA, S.A. DE C.V., CEMEX COMERCIAL, S.A. DE C.V., COMERCIO Y PLANEACION FINANCIERA MEXICO, S.A. DE C.V., EXPLOTADORA DE CANTERAS, S.A. DE C.V., PRECONCRETO DE ALTA RESISTENCIA, S.A. DE C.V. and TOLMEX, S.A. DE C.V., all of them merged companies;

12).- First Instrument of Public Deed Number 67,623 (sixty seven thousand six hundred twenty-three), issued as of December 16 (sixteen), 1999 (one thousand nine hundred ninety-nine), issued by Mr. Juan Manuel García García, Notary Public Number 129 (one hundred twenty nine), and duly recorded in the Public Registry of Property of Commerce of the First District of the State of Nuevo Leon, sitting in the city of Monterrey, Nuevo Leon, under number 56 (fifty six), Volume 211-02 (two hundred eleven dash two), Book No, 4 (four), Third Auxiliary Commercial Agreements, Commerce Section, as of January 6 (six), 2000 (two thousand), related to the official formalization of the Minutes of a Extraordinary Shareholders Meeting of the company SERTO CONSTRUCCIONES, SOCIEDAD ANONIMA DE CAPITAL VARIABLE, held as of December 10 ten, 1999 one thousand nine hundred ninety-nine, in which it was approved to change the corporate name from SERTO CONSTRUCCIONES, S.A. DE C.V., to CEMEX MEXICO, S.A. DE C.V., and to amend Article First and Article Second of the By-laws of the Company.

13).- With the first instrument of public deed number (8,248) eight thousand two hundred forty eight, dated as of March 9 (nine), 2000 (two thousand), issued by Mr. Héctor Villegas Olivares, Notary Public Number 122 (one hundred twenty-two), residing in the city of Monterrey, Nuevo Leon, a recorded under number 3,364 (three thousand three hundred sixty four), Volume 211-67 (two hundred eleven dash sixty seven), Book 4 (Four), Third Auxiliary Commercial Agreements, Commerce Section, as of May 16 (sixteen), 2000 (two thousand) in the Public Registry of Property of Commerce of the First District of the State of Nuevo Leon, sitting in the city of Monterrey, Nuevo Leon, which contains the minutes of the General Extraordinary Shareholders Meeting dated as of December 29 (twenty-nine), 1998 (one thousand nine hundred ninety eight, in which it was approved, among other things, to amend Article Twenty Second of the By-laws of the Company.

14).- With the first instrument of public deed number (70,035) seventy thousand thirty five, dated as of December 8 (eight), 2000 (two thousand), issued by Mr. Manuel García Cirilo, then the Notary Public Number 62 (sixty two), residing in this city, and duly recorded under number 2,451 (two thousand four hundred fifty one), Volume 1 (one), First Book, Public Registry of Commerce, First District, dated as of September 14 (fourteen), 2000 (two thousand) in the Public Registry of Property of Commerce of the First District of the State of Nuevo Leon, sitting in the city of Monterrey, Nuevo Leon, which contains the minutes of the General Extraordinary Shareholders Meeting held as of August 7 (seven), 2000 (two thousand), in which it was approved, among other things, to amend the corporate purpose and to modify Article Second of the By-laws of the Company.

15).- With the first instrument of Public Deed Number (28,366) twenty eight thousand three hundred sixty-six, dated as of November 29 (twenty nine), 2001 (two thousand and one), issued by Mr. Francisco Garza Calderón, then Notary Public Number 75, duly recorded under Number 12,961 twelve thousand nine hundred sixty one, Volume 2 two, Book First, Public Registry of Commerce, First District, dated as of December 29 (twenty eight), 2001 (two thousand and one), in the Public Registry of Property of Commerce of the First District of the State of Nuevo Leon, sitting in the city of Monterrey, Nuevo Leon, which contains the minutes of the General Extraordinary Shareholders Meeting held as of October 28 (twenty-eight), 2001 (two thousand one), in which it was approved, among other things, to restructure the capital stock of the Company, increasing the fixed portion of the capital and to decrease the variable capital in the same amount, amending Article Sixth of the By-laws of the Company.

16).- With the first instrument of Public Deed Number (31,220) thirty one thousand two hundred twenty, dated as of October 2 (two), 2003 (two thousand and three), issued by Mr. Francisco Garza Calderón, then Notary Public Number 75, duly recorded under Number 9,948 nine thousand nine hundred forty eight, Volume 4 four, Book First, Public Registry of Commerce, First District, dated as of October 8 (eight), 2003 (two thousand and three), in the Public Registry of Property of Commerce of the First District of the State of Nuevo Leon, sitting in the city of Monterrey, Nuevo Leon, which contains the minutes of the General Extraordinary Shareholders Meeting of CEMEX MEXICO, S.A. DE C.V. held as of April 28 (twenty eight), 2003 (two thousand three), in which it was approved, among other things, with respect to the term of the office of directors and examiners be yearly, and amending consequently Articles Twenty Second and Twenty Fourth of the By-laws of the Company.

17).- With the first instrument of Public Deed Number (33,948) thirty three thousand nine hundred forty eight, dated as of May 26 (twenty six), 2005 (two thousand and five), issued by Mr. Francisco Garza Calderón, then Notary Public Number 75, duly recorded under electronic file number 7574*1 (seven thousand five hundred seventy four asterisk one), Internal Control Number 36 (thirty six) dated as of June 2 (two), 2005 (two thousand and five) in the Public Registry of Property of Commerce of the First District of the State of Nuevo Leon, sitting in the city of Monterrey, Nuevo Leon, which contains the minutes of the General Extraordinary Shareholders Meeting of CEMEX MEXICO, S.A. DE C.V. held as of April 11 (eleven), 2005 (two thousand five), in which it was approved, among other things, to amend Article Twenty Ninth of the By-laws of the Company.

18).- With the first instrument of Public Deed Number (5,094) five thousand ninety four, dated as of June 23 (twenty three), 2007 (two thousand and seven), issued by Mr. Jose Luis Farias Montemayor, Notary Public Number 120 (one hundred and twenty) residing in the city of Monterrey, duly recorded under electronic file number 7574*1 (seven thousand five hundred seventy four asterisk one), Internal Control Number 82 (eighty two) dated as of June 27 (twenty seven), 2007 (two thousand and seven) in the Public Registry of Property of Commerce of the First District of the State of Nuevo Leon, sitting in the city of Monterrey, Nuevo Leon, which contains the minutes of the General Extraordinary Shareholders Meeting of CEMEX MEXICO, S.A. DE C.V. held as of April 23 (twenty three), 2007 (two thousand seven), in which it was approved, among other things, to amend Article Twenty Second of the By-laws of the Company.

From the foregoing instruments, I, the undersigned Notary, attest to have them in front of me, and I transcribe in the relevant parts the current by-laws of the company named “CEMEX MEXICO”, SOCIEDAD ANONIMA DE CAPITAL VARIABLE, as follows:

“......BY-LAWS.- FIRST. CORPORATE NAME.- The company shall be named “CEMEX MEXICO”, and this name shall always be followed by the words “SOCIEDAD ANONIMA DE CAPITAL VARIABLE” or their abbreviation, “S.A. de C.V.”.- SECOND.- CORPORATE PURPOSE.- The corporate purpose of the Company is: A) The manufacture, purchase and sale, marketing, transportation, importation, exportation, and industrial and commercial use of cement, and any kind of construction material.- B) The production, distribution, import, export, supply, transportation, to carry, to pump, consignation, purchase and sale, deposit, commission, use, marketing and commercial and industrial use of cement, concrete, mortar, clay, limestone, gypsum, gravel, sand, iron mineral, and any other raw material used to produce cement, and any other kind of construction material. - C) The manufacture, purchase, sale, distribution, pumping, transportation, importation, exportation, use of commercial or industrial aggregates, premixed concrete, additives and other components, and in general any kind of pieces and objects made of concrete, pre-concrete, pipes and construction materials. - D) The manufacture, purchase, sale, distribution, importation, exportation, leasing, marketing, and the industrial or commercial use of any kind of commercial or industrial equipment, machinery, tools, spare parts, transportation equipment and any other product in the stream of commerce.- E) The rendering of handling, storage and safeguard of merchandise related to foreign trade, either of the property of the Company or third parties.- F) The transportation of merchandises and products as cargo, by means of the exploitation of the public service of cargo in general, or through the exploitation or use of the General Means of Communication or related services, or under the provisions of concessions or permits issued by the Federal Executive Branch if needed, or through concessions or permits received as contribution or transfer from shareholders and authorized by competent authorities.- G) The use of cargo services, in connection with concessions or permits issued by the authorities of the States of Mexico if necessary.- H) The acquisition, lease, charter and entering into any kind of agreements in connection with ships, either national or foreign, and to obtain the flag or registration number as Mexican ships of the ships that are needed.- I) To act as consignee agent for ships, and to engage in any activity related to such operation.- J) The use of the different kind of engineering services, either pure research or applied engineering, as well as project and construction of projects.- K) The execution of works agreements, design agreements, engineering agreements, professional services and technical services agreements, project development agreements, infrastructure installation agreements, mechanical installation and any other related services which are necessary or convenient for the development of its corporate purpose, including the participation of the Company is bidding, offers, either public or private, in Mexico or abroad.- L) To participate in commercial or civil corporations, partnerships and in any kind of national or foreign companies, by means of subscription and/or acquisition of their shares, equity interest, assets and rights and through any form to dispose and realize any kind of acts and commercial contracts with respect to those shares, equity interest, assets or rights.- M) To acquire, sale, manage, lease or to receive in commodatum, to exchange, encumber in any manner, exploit, to affect in trust or to be trustee and in general, to execute any legal act related to the acquisition, transfer or to affect as real guarantee related to any kind of personal property or real estate property, as deemed convenient or necessary for the purposes of the Company, or directly or directly related to the corporate purpose of the Company.- N) To build, planning, design, decoration, manage and operate in any way any kind of buildings, industries, warehouses, houses or apartments, in its own account or on the account of third parties.- O) To render and receive any kind of technical services, management services, sale services, marketing, supervision, technical assistance and consulting services related to industrial, accounting, commercial, legal, tax, finance matters or any other matters.- P) To solicit, obtain, purchase, lease, assign or in any other manner to acquire or dispose of trademarks, commercial names, copyrights, patents, inventions or processes, and any licenses related to them.- Q) To enter into or execute operation of commercial brokerage, mediation, technical assistance, rendering or professional services, consulting, distribution, supply, leasing and financial leasing, securities brokerage and in general to enter into any kind of agreements related to services of, or in favor of third parties, including the use of human and material resources, as a consequence of obligations or rights obtained by the execution of the agreements referred to in this section.- R) To grant and obtain loans, either secured or unsecured, including the issuance of commercial instruments in private or public offerings representing debt with public investors.- S) To issue, accept, endorse, or guarantee negotiable instruments, and to enter into any kind of commercial or legal acts with respect to negotiable instruments, being empowered to contract with credit institutions, national or foreign, brokerage houses, investment firms or auxiliary institutions of credit, and with any kind of entity, corporation or group, any kind of operations deemed convenient or necessary for the corporate purpose, including to enter into sales in short, loans, trusts, mandates, commissions or any kind of contract or agreement related to the investment of funds, to obtain financing or as the case may be, to affect, assign or guarantee negotiable instruments or documents referred to in this section.- T) To guarantee, security or in general to guarantee with any kind of liens, including pledge or mortgage, obligations of its own or from third parties, with or without compensation.- U) To be the title holder of Mining Concessions to Explore and/or Exploit, in order to explore and/or exploit the minerals or substances regulated under the Mexican Mining Law, further to the provisions of article 11 of such law.- V) In general, the company may execute all acts and contracts, and perform any kind of acts, operations and agreements, either civil, commercial or of any kind, deemed necessary or convenient for carrying out the purpose of the Company.- THIRD. DOMICILE.- The domicile of the company is the city of Monterrey, Nuevo Leon, Mexico, which domicile may not be deemed to be changed if the company establishes branches or offices in any other place within the Mexican Republic or abroad.- FOURTH. TERM.- The duration of the company shall be 99 (ninety nine) years, beginning on July 8 (eight), 1968 (one thousand sixty eight), which is the date of inscription of the Company’s articles of incorporation in the Public Register of Commerce.- FIFTH. NATIONALITY.- The company is fully Mexican. Any foreigner, that at the time of incorporation of the company or thereafter acquires a participation or becomes the owner of one or more shares of the company shall be considered as Mexican with respect to that participation or ownership, and may not invoke the protection of its own government. Failure to comply with the foregoing paragraph may result in the forfeiture of such participation or ownership in favor of the Mexican State. The text of this article shall be transcribed in its entirely in the stock certificates or provisional stock certificates representing equity participation in the company.- SIXTH. CAPITAL STOCK.- The corporate capital of the company shall be variable. The fixed, not redeemable, part of such capital shall be the amount of $900,015,000.00 (NINE HUNDRED MILLION FIFTEEN THOUSAND AND 00/100 MEXICAN PESOS), represented by 900,015,000.00 (NINE HUNDRED MILLION FIFTEEN THOUSAND) common, nominative shares, without a par value. The variable capital, redeemable, shall be unlimited and shall be represented by common, nominative shares without par value. The corporate capital subscribed and duly paid shall be divided, whether in the fixed or the variable part, in the following Series: The Series “A” Minimum Fixed Capital and the Series “A” Variable Capital, denominated Mexican Series, shall represent at all times at least 51% (fifty-one percent) of the capital stock outstanding and shall only be subscribed by: individuals of Mexican nationality; b) immigrants not related to foreign economic decision centers and provided that such immigrants do not engage in activities reserved to Mexican individuals or Mexican entities with foreign investment exclusion clause or subject to specific regulations; and c) Mexican entities in which Mexican capital participate wholly or as a majority provided that foreign investors do not have by any mean control over its management. The Series “B” Minimum Fixed Capital and the Series “B” Variable Capital, denominated Free subscription Series and may be subscribed by individuals or entities, either Mexican or foreign, with the exception of sovereign or foreign governments or entities representing such governments, and the equity participation of such free subscription series shall not exceed 49% (forty-nine percent) of the capital stock outstanding. At all times, the aforesaid proportions in the capital stock of the company shall be observe. The Series “A” Variable Part and the Series “B” Variable Part shall be issued and circulated further to the terms and conditions set forth by the Shareholders Meeting or the Board of Directors..- SEVENTH. CAPITAL STOCK INCREASE AND DECREASE.- The capital of the Company may be increased or decreased further to the following provisions: a) The Minimum Fixed Capital of the

Company may be increased or decreased by a resolution of the Extraordinary Shareholders Meeting adopted further to the terms of these by-laws; b) New shares shall not be issued until all the shares issued have been subscribed and paid; c) The authorized, but unsubscribe, shares shall be kept in the treasury of the Company, and later they may be subscribed and paid further to the terms and conditions set forth by the shareholders meeting that approved such capital increase, or any subsequent shareholder meeting; d) only shares of stock duly subscribed and paid may be amortized or redeem; e) Further to the General Law of Commercial Companies, the Company shall keep a Ledgers in which it shall be recorded any increase or decrease in the capital stock, such records shall be signed by the Chairman or the Secretary of the Board of Directors; f) To exercise appraisal rights, the provisions of articles 220 and 221 of the General Law of Commercial Companies shall apply, provided that only the holders of duly paid shares shall have appraisal rights.- EIGHTH.- CAPITAL INCREASE.- In the event of a capital increase, whether in the Fixed part or the Variable part, the holders of Series “A” and Series “B” shares shall have the preferential right in proportion of their number of shares to subscribe the new shares of the same Series to be issued by the Company. The shareholders may exercise such rights within a period of 15 (fifteen) calendar days following the date of publication in the Official Gazette of the corporate domicile or in one of the newspapers of wide distribution in such domicile, of the resolutions adopted during the Shareholders Meeting or the Board of Directors, as the case may be, in which it was resolved such capital increase. Provided, however, that no publication shall be needed in the event that during such shareholders meeting that approved such capital increase it was represented all the shares of stock outstanding.- NINTH.- SHARE CERTIFICATES.- The certificates representing the shares of stock, whether provisional certificates or the definitive certificates, shall comply with the requirements set forth in Article 125 of the General Law of Commercial Companies and Article Fifth of these By-laws. All certificates shall contain the authentic signatures of either two directors appointed by the Shareholders Meeting or the Board of Directors; the Chairman and the Secretary of the Board of Directors may use facsimile signatures in accordance with the provisions of Article 125 of the General Law of Commercial Companies, section VIII. The Shareholders Meeting or the Board of Directors shall determine the other characteristics of the provisional certificates or the definitive certificates, such as the number of shares covered by each certificate, the coupons to be affixed to exercise dividend rights.- TENTH.- REISSUANCE OF SHARE CERTIFICATES.- In the event of lost, stolen, misplaced or destroyed share certificates, whether provisional or definitive, the procedure set forth in General Law of Negotiable Instruments shall apply. Any and all duplicates of provisional certificates or definitive certificates shall indicate that they are duplicates, and that the original provisional or definitive certificates have been voided. ELEVENTH.- SHAREHOLDERS LEDGER.- The company shall keep a Shareholders Ledger which shall contain: a) The name, nationality and domicile of the shareholder, indicating the shares that such shareholder own, expressing the number, series, classes and any other information, b) the indication of payments made, and c) any assignments made further to Article 129 of the General Law of Commercial Companies. The Shareholders Ledger shall be signed by either the Chairman of the Board of Directors or the Secretary of the Board of Directors, or by any officer appointed by such effects by the Board of Directors. Except a judicial order stating otherwise, the Company shall recognize as a shareholder the person recorded in the Shareholders Ledger, and shall record upon request of any holder, the transfer of any shares.- TWELFTH.- GENERAL SHAREHOLDERS MEETINGS.- The General Shareholders Meeting shall be the supreme power of the Company, and the Meeting may resolve or ratify any and all acts of the Company. Its authority shall have limited only to the extent of applicable law and these by-laws. Its validly adopted resolutions shall be binding to all shareholders, even absent or dissenting shareholders, and shall be binding to management, the chief executive officer, directors, general manager, deputy general managers and representatives and shall be executed by the person or persons appointed for such effects as special delegates, and in absence of such appointment, by the Chairman of the Board of Directors.- THIRTEENTH.- ORDINARY AND EXTRAORDINARY SHAREHOLDERS MEETINGS.- General Shareholders Meetings may be ordinary, extraordinary or special, the later ones shall be held to discuss items related to each Series of stock. Any shareholders meeting shall be held in the corporate domicile, except in the case of force majeure. Extraordinary Shareholders Meetings shall gather to discuss the items set forth in Article 182 of the General Law of Commercial Companies. Ordinary Shareholders Meetings shall gather at any time to discuss the items not listed for the extraordinary meetings. Meetings will be held at least once a year within the four months following the close of the fiscal year, and will address, in addition to the items included in the agenda, the following matters: a) Discuss, approve or modify the report of the administrators referred to in the general provisions of article 172 of the General Law of Commercial Companies, taking into account the report of the Examiner; b) appoint every two years the members of the Board of Directors and the Examiner; c) Determine the compensation to be paid to the members of the Board of Directors and the Examiner. Ordinary Shareholders Meetings and Extraordinary Shareholders Meetings will be held when called further to the provisions of these By-laws.- FOURTEENTH.- CALLS.- The shareholder meetings shall be called by means of a notice approved by the Board of Directors and shall be signed by the Secretary of the Board of Directors or the Examiner, notwithstanding the rights conferred to the shareholders in accordance with Articles 168, 184 and 185 of the General Law of Commercial Companies. The call shall be published in the Official Gazette of the corporate domicile or in a newspaper of wide circulation in such domicile, with at least 15 (fifteen) days before the date set for the meeting, and with at least 10 (ten) days if the event of a second call; during the stated time and regarding Meetings referred to in Article 181 of the General Law of Commercial Companies, the report and other documents referred to in Article 173 of such law, shall be available to the shareholders, in the other cases, reports and documents related to the items of the agenda shall be available to the shareholders. Publication of the call shall not en needed if during the Meeting, all the shares of stock outstanding are represented.- FIFTEENTH.- SHAREHOLDERS ATTENDANCE RIGHTS.- To have attendance rights in the Shareholders Meetings and to participate in such meetings, and to exercise the right to obtain information concerning to the shareholders as a result of the call to the meeting, the shareholders shall appear as shareholders of record in the Shareholders Ledger referred to in Article Eleventh of these by-laws. The Secretary, upon verification of the Shareholders Ledger, shall issue a statement showing the capacity of shareholder and the number of shares represented, and such statement shall be used as admission pass and right to participate during the Meeting. The Secretary shall make available to the Tellers appointed in the Meeting the documentation referred to in this article, in order for them to proceed, within the registry term, to prepare the Attendance List of the shareholders entitled to attend such meeting.- SIXTEENTH.- SHAREHOLDERS REPRESENTATION.- Any shareholder shall be entitled to attend Shareholders Meetings personally or by general or special legal representatives, and for the later event a simple proxy letter signed before two witnesses shall be sufficient. The respective proxy shall be delivered to the Secretary of the Company at least 48 (forty-eight) hours in advance to the date set for the meeting. The legal representatives, tutors, executors and trustees shall be entitled to attend the meetings in the name and stead of the shareholders by proving such capacity. The documentation shall be available to the Tellers appointed during the meeting. The directors and the examiner shall never be holders of any proxy to represent shareholders.- SEVENTEENTH.- MEETING INSTALLATION AND VOTING.- With respect to attendance quorums and voting, the following provisions shall be followed: a) Ordinary Shareholders Meetings.- By virtue of first call, attendance quorum shall constitute the presence or representation of at least half of the capital stock outstanding. By virtue of second call, the Meeting shall be legally installed by any number of shares represented. Resolutions shall be validly adopted by simple majority vote of shares represented.- b) Extraordinary Shareholders Meetings.- By virtue of first call, attendance quorum shall constitute the presence or representation of at least three quarters of the capital stock outstanding. By virtue of second or later call, the Meeting shall be legally installed by the presence or representation of at least half of the capital stock outstanding. In any event, resolutions during Extraordinary Shareholders Meetings shall be adopted by the favorable vote of a number of shares representing at least half of the capital stock outstanding.- If any attendance quorum was not met in a Meeting during the first call, minutes shall be recorded in the Minute Book, stating such failure to meet the attendance quorum and such minutes shall be signed by the President and the Secretary, and the Examiner if present, and the appointed Tellers; the minutes shall contain the date of the newspaper in which it was published the call for the meeting; the appendix of such meeting shall be formed further to the provisions of these by-laws. In these cases, a second call shall be published once stating this fact, in the Official Gazette of the corporate domicile or in a newspaper of wide distribution in such domicile, with at least ten calendar days before the date set for the meeting.- The Tellers shall verify that the resolutions were adopted in accordance with the voting percentage requirement set forth in this article.- EIGHTEENTH.- PROCEDURE FOR THE MEETING.- The meeting shall be presided by the Chairman of the Board of Directors, or in his absence by the other directors in the order of their appointments; or in their absences by a shareholder appointed by the majority of attending shareholders. The Secretary of the Meeting shall be the Secretary of the Board of Directors, or in his absence by the other directors in the order of their appointments; or in their absences by a shareholder appointed by the majority of attending shareholders. The President of the Meeting shall appoint among the attendants two (2) tellers, the appointment of Tellers may be done in writing at the moment of publication of the call for the meeting. In the event of absence of the appointed Tellers during the meeting, the President shall make a new designation.- The attending Tellers shall certify the number of shares legally represented, using the documents available to them, the Shareholders Ledger and the attendance list prepare for such purposes.- NINETEENTH.- AGENDA FOR THE MEETING.- If by any event, not all the items contained in the Agenda for the Meeting were discussed, such pending items shall be discussed in the preceding business days at the same time the first Meeting started, without need of a new call, until all the items of the Agenda are covered. The Meeting may be adjourned in the event set forth in Article 199 of the General Law of Commercial Companies.- TWENTIETH.- MINUTES OF THE MEETING.- The Secretary shall prepare minutes for each Shareholder Meeting, and shall contain the number of shares represented, the items discussed and the resolutions adopted. Such minutes shall be signed by the President, the Secretary, the Examiner if present during the meeting, and the appointed Tellers. Furthermore, from every meeting, a file shall be formed as Appendix for such meeting, and shall contain a duplicate in plain paper of the minutes, the attendance list signed by the attendants to the meeting duly certified by the appointed Tellers, the Official Gazette and/or the newspaper in which it was published the call for the meeting, and any other documents involved in the discussions. The certified copies of the minutes or extracts of the minutes needed to be issued for any purpose, shall be authorized by the Chairman or the Secretary of the Board of Directors.- TWENTY-FIRST.- RESOLUTIONS ADOPTED IN LIEU OF A MEETING.- Further to the provisions of Article 178 of the General Law of Commercial Companies, resolutions adopted in lieu of a meeting by the unanimous vote of shareholders representing all the shares with voting right, or the special category of shares involved, if applicable, shall have for all legal purposes the same validity as if they had been adopted during the holding of a regular or special meeting, respectively, provided that they are confirmed in writing. The provisions set forth in this article are valid without need of a previous call.- TWENTY-SECOND.- BOARD OF DIRECTORS.- Management of the Company shall be entrusted to a Board of Directors formed by the number of members determined by the respective shareholders meeting, provided that such number is an odd number not less than 3 (three) and not more than 9 (nine). The members of the Board may or may not be shareholders of the company, shall be appointed for a period of two years and may be reelected without limitation.- Notwithstanding, if by any circumstance there is no renovation in the Board, the acting members of the Board shall continue in their positions an exercising their authority until the person designated to substitute them take possession of the office.- At the time the Shareholders Meeting is electing the members of the Board of Directors, the Shareholders Meeting shall appoint the Chairman and the Secretary of the Board. If no election was made, the Chairman, the Secretary and the Alternate Secretary shall be elected by the Board of Directors during the first meeting of the Board after the Shareholders Meeting that appointed the members of the Board. The Chairman of the Board of Directors shall also be the President of the Company, with the authority referred to in these by-laws. If there was no express appointment, the second appointed member of the Board shall be the Secretary of the Board. The other members of the Board shall hold the positions of vocals. Alternate directors to each member of the board shall be elected to cover the absences of them. TWENTY-THIRD.- ELECTION OF THE BOARD OF DIRECTORS.- During the election of members of the Board of Directors, any shareholder or group of shareholders holding at least 25% (twenty-five percent) of the shares of stock outstanding, and if they did not vote among the majority that appointed the members of the Board of Directors, shall have the right to appoint one additional member of the Board and the respective alternate, and such individuals shall have the same rights and authority than the other members of the Board. The alternate director shall only cover the absences of the minority director.- TWENTY-FOURTH.- GUARANTEE OF PERFORMANCE OF THE MEMBERS OF THE BOARD OF DIRECTORS.- When the Shareholders Meeting so resolves, the members of the Board of Directors, to guarantee its performance, shall each deposit an amount equal to N$100.00 (ONE HUNDRED AND 00/100 NEW MEXICAN PESOS) in the Treasury of the Company, or shall post a security or guaranty in favor of the Company by the same amount, further to the provisions of Article 152 of the General Law of Commercial Companies. Such deposit or guaranty shall be returned when the Shareholders Meeting approve the corresponding performance.- TWENTY-FIFTH.- COMPENSATION TO DIRECTORS.- The directors shall receive as compensation the amounts approved by the Shareholders Meeting, and such compensation shall be in effect until modified by the Shareholders Meeting.- TWENTY-SIXTH.- LIABILITY OF MANAGEMENT.- The members of management, as a result of their duties shall have the responsibilities referred to in Articles 156, 157, 158 and 159 of the General Law of Commercial Companies. When the members of management act further to a power of attorney granted and further to the corporate purpose, the company shall hold such individuals harmless from any loss or claim against their capital as a result of the exercise of such power of attorney.- TWENTY-SEVENTH.- HONORARY PRESIDENT.- When the Shareholders Meeting so resolves, it shall appoint one individual as Honorary President of the Company as a reward of its performance and merits within the Company.- TWENTY-EIGHTH.- IMPEDIMENTS FOR DIRECTORS AND EXAMINERS.- The following individuals shall not be appointed as Directors or Examiners of the Company: a) the individuals that do not have the legal capacity to bind themselves; b) individuals that are prohibited to engage in commerce, and c) the individuals that the Company has outstanding or matured debts against them. If any Director after their designation falls into any of the events described above, shall cease in his function, and shall not act as directors again until a new election is made and provided the impediment has disappeared.- TWENTY-NINTH.- OPERATION OF THE BOARD OF DIRECTORS.- The Board of Directors shall meet whenever a call is issued by the President or the Secretary. Meetings shall take place in the corporate domicile, agencies, branches or representative offices of the Company, or elsewhere in Mexico or abroad as the Board of Directors determines. It shall be validly installed a meeting of the Board of Directors with the presence of the majority of its members; the Board of Directors resolutions shall be valid if they are approved by majority of the attendant members, the President shall hold the casting vote in the event of a tie. The absences of the President and the Secretary shall be covered by the next appointed member of the Board. Regarding permanent absences, the Shareholders Meeting shall proceed with a new election.- The minutes of all the Board of Directors meetings shall be prepared and shall give details of the attending directors and the resolutions approved, and such minutes shall be authorized by the President and the Secretary, or by directors acting as President and Secretary of the respective meeting. Furthermore, from every meeting, a file shall be formed as Appendix for such meeting, and shall contain a duplicate in plain paper of the minutes, the attendance list signed by the directors attending the meeting and duly certified by the Secretary of the Company, and any other documents involved in the discussions. The certified copies of the minutes or extracts of the minutes needed to be issued for any purpose, shall be authorized by the Chairman or the Secretary of the Board of Directors.- THIRTIETH.- RESOLUTIONS ADOPTED IN LIEU OF A MEETING.- Further to the provisions of Article 143 of the General Law of Commercial Companies, resolutions adopted in lieu of a meeting by the unanimous vote of all the directors, shall have for all legal purposes the same validity as if they had been adopted during the holding of board meeting, provided that they are confirmed in writing.- THIRTY-FIRST.- AUTHORITY, OBLIGATIONS, ATTRIBUTIONS AND POWERS OF THE BOARD OF DIRECTORS.- The Board of Directors shall have, except the modifications or restrictions approved by the Shareholders Meeting, the following authority, obligations, attributions and powers:- A) GENERAL POWER FOR LAWSUITS AND COLLECTIONS to represent the Company, with all general and special powers which by law require a special clause according to law without any limitation, as provided for in the first paragraph of Article Articles (2554) two thousand five hundred fifty four and (2587) two thousand five hundred eighty seven of the Civil Code for the Federal

District in common matters and applicable in the whole Mexican Republic for federal matters, and their correlative articles (2448) two thousand four hundred forty eight and (2481) two thousand four hundred eighty one of the Civil Code of the State of Nuevo Leon, and their correlative articles of the Civil Codes of the other Mexican States. Consequently, the BOARD OF DIRECTORS, THE LEGAL REPRESENTATIVE AND GENERAL ATTORNEY-IN-FACT shall be empowered to represent the Company before any individual or moral person, and before any kind of Authority, either judicial (Civil or Criminal), Administrative or Labor, either federal or local, throughout the Mexican Republic or abroad, during judicial proceedings or otherwise; and shall be empowered to participate in any kind of judicial proceedings, either Civil, Commercial, Tax, Administrative, Criminal or Labor, including Amparo proceedings, to follow such lawsuits and drop them if convenient for the Company; to file recourses against decision of authorities; to consent favorable rulings and appeal not favorable rulings; to present answers in any lawsuits filed against the Company, to file and ratify accusations or complaints before criminal authorities, being empowered to establish the Company as co-party with the public prosecutor in criminal processes and grant pardon when applicable; to recognize signatures, documents and argue as false the arguments presented by the other party; to present witnesses, and to see the other party presenting witnesses, and to question such witnesses; to make and answer depositions; to settle and agree in arbitral procedures; to impeach judges, justices and any judicial officers, administrative officers, without cause, with cause and under oath; and to appoint experts during such procedures.- B).- GENERAL POWER, by means of the delegation of the LEGAL REPRESENTATION OF THE COMPANY, to represent the Company during labor proceedings as set forth in Articles (11) eleven, (46) forty six, (47) forty seven, (134) one hundred thirty-four section III, (523) five hundred twenty-third, (694) six hundred ninety four, (695) six hundred ninety five, (786) seven hundred eighty six, (787) seven hundred eighty seven, (874) eight hundred seventy four, (876) eight hundred seventy six, (878) eight hundred seventy eight, (880) eight hundred eighty, (883) eight hundred eighty three, (884) eight hundred eighty four, (889) eight hundred eighty nine, with respect to the applicable provisions of Chapters XII and XVII of Title Fourteen of the Federal Labor Code, with the rights and attributions related to legal representation in accordance to such law. Furthermore, it is granted the LABOR REPRESENTATION in accordance with Article (11) eleven of said Federal Labor Code. The AUTHORITY hereby granted, the LABOR REPRESENTATION hereby delegated and the EMPLOYER REPRESENTATION hereby granted, shall be exercised by the BOARD OF DIRECTORS AND THE GENERAL ATTORNEY-IN-FACT, with the following powers listed below without limitation. The BOARD OF DIRECTORS, the EMPLOYER LEGAL REPRESENTATIVE and THE GENERAL ATTORNEY-IN-FACT, may act before the Unions that the Company executed collective bargaining agreements, and regarding any labor conflict; may act before workers personally and regarding any individual conflicts; and in general in any matter regarding employer-workers matters, and such authority may be exercised before any Labor or Social Service authority referred to in Article (523) five hundred twenty-three of the Federal Labor Code; empowered to appear before the Juntas de Conciliacion y Arbitraje, either federal or local. Consequently, The BOARD OF DIRECTORS, the EMPLOYER LEGAL REPRESENTATIVE and THE GENERAL ATTORNEY-IN-FACT, in the name and stead of the Company, may appear before any labor proceeding with the powers and authority set forth in sections A), C) and F) of this Article as applicable, and furthermore, they shall bear the EMPLOYER REPRESENTATION for purposes of Article (11) eleven, (46) forty-six and (47) forty-seven, and the LEGAL REPRESENTATION of the Company to justify the corporate authority and legal capacity during court proceedings further to Articles (692) six hundred ninety two, sections II and III, may appear during the practice of confession evidence further to Articles (787) seven hundred eighty seven and (788) seven hundred eighty eight of the Federal Labor Code, with authority to make and answer questions and to participate in confession evidence; empowered to designate conventional domiciles further to Article (876) eight hundred seventy-six; may appear with the LEGAL REPRESENTATION at the hearing referred to in Article (873) eight hundred seventy-three during the three stages of conciliation, lawsuit and defenses, and evidence offering and admission further to Article (875) eight hundred seventy-five, (876) eight hundred seventy-six sections I and VI, (877) eight hundred seventy-seven, (878) eight hundred seventy-eight, (879) eight hundred seventy-nine, (880) eight hundred eighty; to appear in the evidence hearing further to Articles (873) eight hundred seventy-three and (874) eight hundred seventy four; all of them articles of the Federal Labor Code; furthermore, they are empowered to present and accept conciliation measures, to make transactions, to take any kind of decisions, to negotiate and to execute any kind of labor agreements, either judicial or extrajudicial; at the same time they are entitled to act as REPRESENTATIVE OF THE COMPANY in their capacity of Management regarding any class of labor judicial proceedings or procedures; either individual or collective, brought before any authority; may execute and terminate labor agreements, to offer reinstatements, answer any kind of lawsuits, claims or summons, ratifying the Company any and all acts performed by the BOARD OF DIRECTORS, THE LEGAL REPRESENTATIVE AND THE GENERAL ATTORNEY-IN-FACT during such hearings.- C).- GENERAL POWER FOR MANAGEMENT ACTS, further to the terms set forth in the second paragraph of Article (2554) two thousand five hundred fifty four of the Civil Code for the Federal District in common matters and applicable in the whole Mexican Republic for federal matters, and its correlative article (2448) two thousand four hundred forty eight of the Civil Code of the State of Nuevo Leon, and its correlative article of the Civil Codes of the other Mexican States.- D).- GENERAL POWER FOR OWNERSHIP ACTS, further to the terms set forth in the third paragraph of Article (2554) two thousand five hundred fifty four of the Civil Code for the Federal District in common matters and applicable in the whole Mexican Republic for federal matters, and its correlative article (2448) two thousand four hundred forty eight of the Civil Code of the State of Nuevo Leon, and its correlative article of the Civil Codes of the other Mexican States; consequently, the BOARD OF DIRECTORS, THE LEGAL REPRESENTATIVE AND GENERAL ATTORNEY-IN-FACT shall be empowered with the most ample powers to dispose of real estate property, and any real or personal rights, including the power to carry on any kind of procedures to defend them, and to acquire or sale negotiable instruments further to the terms of the in the third paragraph of Article (2554) two thousand five hundred fifty four of the Civil Code for the Federal District in common matters and applicable in the whole Mexican Republic for federal matters, and its correlative article (2448) two thousand four hundred forty eight of the Civil Code of the State of Nuevo Leon, and its correlative article of the Civil Codes of the other Mexican States. Including the powers to contribute personal or real estate property of the Company to other companies within the group, either affiliates, subsidiaries, controlling or controlled companies, and to subscribe shares of stock or take equity interests in other companies, and to encumber in any way the property of the Company. - E) GENERAL POWER to issue, accept, certify, grant, subscribe, guarantee, release, endorse and assign any kind of negotiable instruments in the name and stead of the Company, further to Articles (9) nine section I, (85) eighty-five, and (174) one hundred seventy four of the General Law of Negotiable Instruments; to issue avales, Securities and in general to guarantee, including pledge and mortgage, obligations of third parties, with or without compensation, and consequently to subscribe negotiable instruments, agreements, contracts and other documents that are necessary or convenient to perfect such guarantees, including the power to issue checks to use the funds in bank accounts, deposit accounts in other institutions and to obligate the

Company in any way necessary within the operation of this authority. F) GENERAL POWER TO GRANT AND REVOKE GENERAL AND SPECIAL POWERS OF ATTORNEY, and to delegate its authority either totally or partially, granting to the attorney-in-fact the powers that it deems convenient within the authority of the Board of Directors; when substituting wholly or partially this authority, the Board of Directors, the Legal Representative and the General Attorney-in-fact, shall not lose their authority as MANDATORY of the Company. The substitute mandataries may also substitute by means of delegation each and every Powers and Authority granted to them, including the substitution authority.- G) To establish offices, agencies, branches and representative offices of the Company, and to make the installations that are necessary for the corporate purposes in the way it deems it convenient, allocating the employees in the places within or outside the corporate domicile, as it is deemed convenient.- H) To appoint the Chief Executive Officer, Officers, General Manager, Managers, Deputy Managers, Attorneys-in-fact and other employees of the Company, establishing their duties, obligations, authority, compensation, and to freely revoke such appointments. I) To hire technicians or contract with other companies the rendering of services, either consulting services or to manage any aspect of the administration.- J) To agree the acquisition or sale of shares of stock or equity interests, and the direction of the vote during Ordinary or Extraordinary Meetings in corporations in which the company is a shareholder, and to exercise the appraisal rights in the companies with variable capital.- K) To authorize the assignment of the shares issued by the Company of the legitimate holders, or as the case may be, to negate the assignment appointing a purchaser further to applicable law.- L) To deliver to the Examiner, monthly, a statement regarding the financial position and results of the Company.- M) To call for General Shareholders Meetings, rendering a report on the status of the operations of the Company.- N) To execute the resolutions of the Shareholders Meetings, and in general to perform the acts and operations deemed convenient or necessary to carry on the corporate purpose, except the acts and operations reserved to the Shareholders Meeting further to applicable law or these by-laws.- THIRTY-SECOND.- EXAMINER.- The surveillance of the operations of the Company shall be entrusted to one Examiner, which may or may not be shareholder of the Company, and appointed by the General Shareholders Meeting. The absence, for any reason, of the Examiner shall be covered further to the provisions of Article 168 (one hundred sixty-eight) of the General Law of Commercial Companies.- THIRTY-THIRD.- GUARANTEE OF PERFORMANCE OF THE EXAMINER.- When the Shareholders Meeting so resolves, the Examiner, in order to guarantee its performance, shall each deposit an amount equal to N$100.00 (ONE HUNDRED AND 00/100 NEW MEXICAN PESOS) in the Treasury of the Company, or shall post a security or guaranty in favor of the Company by the same amount, further to the provisions of Article 152 of the General Law of Commercial Companies. Such deposit or guaranty shall be returned when the Shareholders Meeting approve the corresponding performance.- THIRTY-FOURTH.- TERM OF OFFICE OF EXAMINER.- The Examiner shall be in office for two years and shall continue in office until the person designated to substitute him take possession of the office. The Examiner may be reelected without limitation.- THIRTY-FIFTH.- COMPENSATION OF THE EXAMINER.- The Examiner or Examiners shall receive as compensation the amounts approved by the Shareholders Meeting, and shall be in effect until the Shareholders Meeting decides to modify such compensation. THIRTY-SIXTH.- FISCAL YEARS.- The fiscal year shall last one calendar year, running from January 1st to December 31st of each year. Notwithstanding the foregoing, and provided that the applicable law allows it, the Shareholders Meeting or the Board of Directors may change the dates to open and close each fiscal year, without need to amend these by-laws. THIRTY-SEVENTH.- ANNUAL REPORT.- At the conclusion of each fiscal year, it shall be prepared an Annual Report that shall include at least, and further to the applicable laws, a balance sheet or a statement showing the financial position of the Company as of the end of the corresponding fiscal year, a statement sowing the results of the Company during such fiscal year, a statement showing the changes in the items that form the net worth of the Company during that year, and the notes that are necessary to complete or clarify the information contained in the financial information, together with the report of the Examiner, and shall be submitted to the consideration of the Annual Shareholders Meeting. THIRTY-EIGHTH.- EARNINGS ALLOCATION.- The net earnings of the Company obtained in each fiscal year, once deducted the necessary amounts for amortization, depreciation, penalties and income tax payments, shall be distributed as follows: A) An amount not less than 5% (FIVE PERCENT) shall be separated from the net earnings by the Shareholders Meeting to establish the legal reserve, until the amount of such legal reserve reaches 20% (TWENTY PERCENT) of the capital stock; B) An amount deemed convenient shall be separated from the net earnings by the Shareholders Meeting to establish special reserve funds; C) The balance shall be distributed a s a dividend and shall be distributed among the holders of common Series “A” shares and common Series “B” shares in proportion to the number of shares that they own, corresponding to every share an equal portion. Payment of dividends shall be done further to the provisions of applicable law. If there are shares that are wholly paid since the beginning of the fiscal year and shares that were paid during the fiscal year or shares of stock partially paid, the last two shall have the right to receive dividends, in accordance with the value paid in proportion to the respective time. THIRTY-NINTH.- LOSSES REPORT. The shareholders shall not be liable for the losses of the company, except if there are pending contributions. The losses, if any, shall affect the shares equally up to their respective par value. FORTIETH.- RIGHTS OF THE FOUNDERS.- The founders of this company do not reserve any special participation or special benefits in the profits of the company. FORTY-FIRST.- DISSOLUTION OF THE COMPANY. The company shall be dissolved in any of the cases contemplated in Article 229 of The General Law of Commercial Companies.- FORTY-SECOND.- LIQUIDATOR. Once the company is dissolved, the Shareholders’ Meeting by majority vote shall appoint one or more Liquidators. If there are several liquidators, their decisions shall be governed by the rules set forth for the Board of Directors meetings. The Shareholders’ Meeting shall fix the time limits for the liquidation and the compensation the liquidators shall receive.- FORTY-THIRD.- DUTIES AND AUTHORITY OF THE LIQUIDATORS. The liquidator or liquidators shall have the sale authority as management during liquidation, and specifically the following duties: A). They shall conclude the pending business in the manner that they deem the most convenient; B) shall collect the amounts payable, paying the debts and selling the assets of the company that may be necessary for such purpose; C) The resulting liquid asset obtained from the final liquidation balance prepared by the liquidators and approved by the shareholders meeting shall be distributed among all of the company’s shareholders. The distribution shall be in kind, or selling the remaining assets and distributing the proceeds or otherwise as resolved by the shareholders’ meeting.- FORTY-FOURTH.- FUNCTIONS OF THE ORDINARY SHAREHOLDERS MEETING DURING LIQUIDATION. During the liquidation process the shareholders meeting shall have the necessary authority to determine the rules that, in addition to the authority set fort in applicable law of the provisions of these by-laws, shall govern the performance of the liquidator or liquidators, including the authority to revoke the appointment of liquidators and to appoint new ones.- FORTY-FIFTH.- CALLS FOR SHAREHOLDERS MEETING DURING LIQUIDATION. The calls for shareholders meetings during liquidation shall be done by the liquidators, or by the Examiners.- FORTY-SIXTH.-. FUNCTIONS OF THE EXAMINER DURING LIQUIDATION. During the liquidation the examiner or examiners shall have the same duties and obligations that they normally perform during the term of the company, with respect to the board of directors.- FORTY-SEVENTH.- FUNCTIONS, OBLIGATIONS, DUTIES AND AUTHORITY OF OFFICERS DURING LIQUIDATION. While the appointment of the Liquidators is not recorded in the Public Registry of Commerce, and such Liquidators are not yet in office, the Board of Directors and the officers, the Chief Executive Officer, Directors, General Manager and/or deputy general managers of the company, shall continue to perform their respective positions, however, they shall not begin new operations after the shareholders adopted the resolution to liquidate the company, or if it is proven a legal cause for liquidation.- FORTY-EIGHTH.- SUBMIT TO JURISDICTION.- To resolve any and all matters arising between the company and its shareholders, or between the shareholders in their capacity of shareholders, the initial shareholders hereby agree and the future shareholders also shall agree to expressly submit themselves to the jurisdiction of the competent courts of the First Judicial District of the State of Nuevo Leon, sitting in the city of Monterrey.”…”

IV.- Mr. JOSE LEOPOLDO QUIROGA CASTAÑON proves the authority in which he is appearing on behalf of the company named EMPRESAS TOLTECA DE MÉXICO, SOCIEDAD ANONIMA DE CAPITAL VARIABLE, and states that such authority has not been revoked or limited in any way, and proves the legal existence and good standing of said company, with the following documentation:

AUTHORITY TO APPEAR TO THIS LEGAL ACT:

With the first instrument of public deed number 29,668 (twenty nine thousand six hundred sixty eight), dated as of November 11 (eleven), 2002 (two thousand and two), issued by Mr. Francisco Garza Calderón, then Notary Public Number 75 (seventy five), and recorded in the Public Registry of Property and Commerce of the city of Monterrey, Nuevo Leon, under number 11,366 (eleven thousand three hundred sixty-six), Volume 3 (three), Book First, Public Registry of Commerce, First District as of November 15 (fifteen), 2002 (two thousand and two), regarding the appointment of GENERAL ATTORNEYS-IN-FACT of the Company, among them the individual appearing to this act, Mr. JOSE LEOPOLDO QUIROGA CASTAÑON, and the issuance of corporate authority in his favor. The undersigned Notary hereby attest to have such document in front of me, and partially transcribe it as follows: “.......That before me appeared Mr. LORENZO H. ZAMBRANO, in his capacity of General Attorney-in-fact of “EMPRESAS TOLTECA DE MEXICO, SOCIEDAD ANÓNIMA DE CAPITAL VARIABLE”, and STATED: That intends to grant authority and appoint LEGAL REPRESENTATIVES in the following terms: GENERAL

POWER OF ATTORNEY FOR BANKING TRANSACTIONS AND GENERAL POWER OF ATTORNEY FOR MANAGEMENT ACTS IN FAVOR OF MESSRS. RODRIGO TREVIÑO MUGUERZA, RAMIRO VILLARREAL MORALES, RENE DELGADILLO GALVAN, HUMBERTO LOZANO VARGAS, HECTOR VELA DIB, JAVIER TORRES HERNANDEZ, VICTOR NARANJO BANDALA AND JOSE LEOPOLDO QUIROGA CASTAÑON, TO BE EXERCISED JOINTLY OR INDIVIDUALLY, IN THE NAME AND IN STEAD OF “EMPRESAS TOLTECA DE MEXICO, S.A. DE C.V.”.- IN ACCORDANCE WITH THE FOREGOING, Mr. LORENZO H. ZAMBRANO, on behalf of “EMPRESAS TOLTECA DE MEXICO, S.A. DE C.V.”, issues the following:- CLAUSES: FIRST.- In his capacity of GENERAL LEGAL REPRESENTATIVE OF THE COMPANY, and in accordance with the provisions of Article 10 (ten) of the General Law of Commercial Companies, hereby grants in favor of Messrs. RODRIGO TREVIÑO MUGUERZA, RAMIRO VILLARREAL MORALES, RENE DELGADILLO GALVAN, HUMBERTO LOZANO VARGAS, HECTOR VELA DIB, JAVIER TORRES HERNANDEZ, VICTOR NARANJO BANDALA and JOSE LEOPOLDO QUIROGA CASTAÑON, jointly or individually, General Powers of Attorney to execute any transactions related to the corporate purpose of the company “EMPRESAS TOLTECA DE MEXICO, S.A. DE C.V.”, in accordance with the following terms, and such individuals shall act as LEGAL REPRESENTATIVES OF THE COMPANY.- A).- GENERAL BANKING AUTHORITY in connection with negotiable instruments in the name and stead of the Company, further to Article (9) nine of the General Law of Negotiable Instruments; to issue avales, Securities and in general to guarantee obligations of the company.- B).- GENERAL POWER FOR MANAGEMENT ACTS, further to the terms set forth in the second paragraph of Article (2448) two thousand four hundred forty eight of the Civil Code of the State of Nuevo Leon, and its correlative article of the Civil Codes of the other Mexican States and the Federal Civil Code.- SECOND.- Mr. LORENZO H. ZAMBRANO, hereby binds the Company “EMPRESAS TOLTECA DE MEXICO, S.A. DE C.V.”, to ratify any and all acts entered by its GENERAL LEGAL REPRESENTATIVES Messrs. RODRIGO TREVIÑO MUGUERZA, RAMIRO VILLARREAL MORALES, RENE DELGADILLO GALVAN, HUMBERTO LOZANO VARGAS, HECTOR VELA DIB, JAVIER TORRES HERNANDEZ, VICTOR NARANJO BANDALA AND JOSE LEOPOLDO QUIROGA CASTAÑON, as a result of the authority hereby granted, within the authority hereby granted”

LEGAL EXISTENCE AND GOOD STANDING OF THE COMPANY

a).- First Instrument of Public Deed Number 4,038 (four thousand thirty-eight), issued as of July 20 (twenty), 1989 (one thousand nine hundred eighty-nine), issued by Mr. Adolfo Cesar Guerra Hinojosa, Alternate Notary Public, ascribed to the Notary Public No. 70 (seventy), with exercise in the city of Monterey, Nuevo Leon, recorded under number 1508 (one thousand eight), Page 241 (two hundred forty-one), Volume 321 (three hundred twenty-one), Book No, 3 (three), Second Auxiliary Deeds of Commercial Corporations, Commerce Section, as of September 22 (twenty-two), 1989 (one thousand nine hundred eighty-nine) in the Public Registry of Property and Commerce of the city of Monterrey, related to the incorporation of the company CEMEX CONTROL, SOCIEDAD ANONIMA DE CAPITAL VARIABLE, in accordance with the permit issued by the Secretary of Foreign Relations under number 001985 (zero, zero, one, nine, eight, five), File No. 09/32110/89 (zero, nine slash thirty two thousand eleven hundred slash eighty nine), Page 002632 (zero, zero, two thousand six hundred thirty two), as of July 13 (thirteen), 1989 (one thousand nine hundred eighty-nine).

b).- First Instrument of Public Deed Number 4,879 (four thousand eight hundred seventy-nine), issued as of December 4 (four), 1989 (one thousand nine hundred eighty-nine), issued by Mr. Francisco Garza Calderon, Notary Public No. 75 (seventy five), with exercise in this city, recorded under number 5510 (five thousand five hundred ten), Page.-.-, Volume 191-111 (one hundred ninety-one dash one hundred eleven), Book No, 4 (four), Third Auxiliary Acts and Agreements, Commerce Section, as of December 6 (six), 1989 (one thousand nine hundred eighty-nine) in the Public Registry of Property and Commerce of the city of Monterrey, related to the formalization of the minutes of the General Extraordinary Shareholders Meeting of CEMEX CONTROL, SOCIEDAD ANONIMA DE CAPITAL VARIABLE, held on October 23 (twenty-third), 1989 First Instrument of Public Deed Number 4,038 (four thousand thirty-eight), issued as of July 20 (twenty), 1989 (one thousand nine hundred eighty-nine), issued by Mr. Adolfo Cesar Guerra Hinojosa, Alternate Notary Public, ascribed to the Notary Public No. 70 (seventy), with exercise in the city of Monterey, Nuevo Leon, recorded under number 1508 (one thousand eight), Page 241 (two hundred forty-one), Volume 321 (three hundred twenty-one), Book No, 3 (three), Second Auxiliary Deeds of Commercial Corporations, Commerce Section, as of September 22 (twenty-two), 1989 (one thousand nine hundred eighty-nine) in the Public Registry of Property and Commerce of the city of Monterrey, related to the incorporation of the company CEMEX CONTROL, SOCIEDAD ANONIMA DE CAPITAL VARIABLE, in

accordance with the permit issued by the Secretary of Foreign Relations under number 001985 (zero, zero, one, nine, eight, five), File No. 09/32110/89 (zero, nine slash thirty two thousand eleven hundred slash eighty nine), Page 002632 (zero, zero, two thousand six hundred thirty two), as of July 13 (thirteen), 1989 (one thousand nine hundred eighty-nine), in which it was resolved to merge the corporations Arnisdale Investments Ltd and Culvain Investments Ltd, into CEMEX CONTROL, S.A. DE C.V., as surviving entity.

c).- First Instrument of Public Deed Number 66,236 (sixty six thousand two hundred thirty six), issued as of August 19 (nineteen), 1999 (one thousand nine hundred ninety-nine), issued by Mr. Juan Manuel García García, Notary Public No. 129 (one hundred twenty-nine), with exercise in the First District, recorded under number 6107 (six thousand one hundred seven), Volume 209-123 (two hundred nine dash one hundred twenty three), Book No, 4 (four), Third Auxiliary Acts and Agreements, Commerce Section, as of August 30 (thirty), 1999 (one thousand nine hundred ninety-nine) in the Public Registry of Property and Commerce of the city of Monterrey, related to the formalization of the minutes of the General Extraordinary Shareholders Meeting of CEMEX CONTROL, SOCIEDAD ANONIMA DE CAPITAL VARIABLE, held on July 30 (thirty), 1999 (one thousand nine hundred ninety nine) in which it was approved among other things, the change of the corporate name from CEMEX CONTROL, S.A. DE C.V. to EMPRESAS TOLTECA DE MEXICO, SOCIEDAD ANONIMA DE CAPITAL VARIABLE, and consequently amending Article First of the By-laws of the Company.

d).- Copy of the First Instrument of Public Deed Number 73,814 (seventy three thousand eight hundred fourteen), issued as of December 13 (thirteen), 2001 (two thousand one), issued by Mr. Juan Manuel García García, Notary Public No. 129 (one hundred twenty-nine), with exercise in the First District, recorded under number 723 (seven hundred twenty three), Volume 3, Book No. 1 (one), Third Auxiliary Acts and Agreements, Commerce Section, as of January 28 (twenty eight), 2002 (two thousand two) in the Public Registry of Property and Commerce of the city of Monterrey, related to the formalization of the minutes of the General Extraordinary Shareholders Meeting of EMPRESAS TOLTECA DE MEXICO, SOCIEDAD ANONIMA DE CAPITAL VARIABLE, held on November 30 (thirty), 2001 (two thousand one) in which it was approved among other things, to restructure the capital stock of the Company, by decreasing the variable part of the capital stock of the Company in an amount equal to $800’000,000.00 (EIGHTH

HUNDRED MILLION PESOS 00/100 MEXICAN CURRENCY) and increasing the fixed part of the capital in an amount equal to $800’000,000.00 (EIGHTH HUNDRED MILLION PESOS 00/100 MEXICAN CURRENCY), reaching the total capital stock in the amount of $3,876’118,066.00 (THREE THOUSAND EIGTH HUNDRED SEVENTY SIX MILLION ONE HUNDRED EIGHTEEN THOUSAND SIXTY SIX PESOS 00/100 MEXICAN CURRENCY), and were designated for cancellation a total of 800’000,000 (eight hundred million) common ordinary nominative shares with a par value of $1.00 (ONE PESO 00/100 MEXICAN CURRENCY) each, all of them property of the shareholder Cemex México, S.A. de C.V., out of which 408’000,000 (four hundred and eight million) correspond to the Series “A”, and 392’000,000 (three hundred ninety two million) correspond to the Series “B”, all of them representative of the Variable Part of the capital Stock; in addition, it was approved to issue a total of 800’000,000 (eight hundred million) common ordinary nominative shares without par value, which shall be subscribed by the shareholder Cemex México, S.A. de C.V., out of which 408’000,000 (four hundred and eight million) correspond to the Series “A”, and 392’000,000 (three hundred ninety two million) correspond to the Series “B”, all of them representative of the Fixed Part of the capital Stock of the Company, and consequently, it was approved an amendment of Article Sixth of the By-laws of the Company.

From the foregoing documents, the By-laws of the Company that are currently in forcé within the Company, which I hereby partially transcribe as follows:

“...... BY-LAWS.- CHAPTER FIRST.- CORPORATE NAME, CORPORATE PURPOSE, DOMICILE, TERM AND NATIONALITY OF THE COMPANY.- ARTICLE FIRST CORPORATE NAME.- The company is commercial with variable capital and shall be named “EMPRESAS TOLTECA DE MEXICO”, and this name shall always be followed by the words “SOCIEDAD ANONIMA DE CAPITAL VARIABLE” or their abbreviation, “S.A. de C.V.”.- ARTICLE 2º.- CORPORATE PURPOSE. The purpose of the company shall be: a) To participate in commercial or civil corporations, partnerships and in any kind of national or foreign companies, by means of subscription and/or acquisition of their shares, equity interest, assets and rights and through any form to dispose and realize any kind of acts and commercial contracts with respect to those shares, equity interest, assets or rights.- (b) To promote, organize and manage any kind of commercial or civil companies.- (c) To acquire, sale, manage, lease or to receive in commodatum, to exchange, encumber in any manner, exploit, to affect in trust or to be trustee, and in general, to execute any legal act related to the acquisition or transfer of property or possession rights, with respect to any kind of personal property or real estate property, industrial units and assets of other commercial or civil companies, regardless of their corporate purpose, as deemed convenient or necessary for the purposes of the Company, or directly or directly related to the corporate purpose of the Company.- (d) To manage, to grant or receive under a lease or sublease any kind of corporations or industrial or commercial companies.- (e) To build, planning, design, decoration, manage and operate in any way any kind of buildings, houses or apartments, in its own account or on the account of third parties.- (f) To carry on any and all operations related to the said purposes or that directly or indirectly favors their completion.- (g) To render and receive any kind of technical services, management services, sale services, marketing, supervision, technical assistance and consulting services related to industrial, accounting, commercial, legal, tax, finance matters or any other matters.- (h) To register, acquire, possess and dispose of trademarks, commercial names, patents, copyrights, inventions or processes, and any licenses related to them.- (i) To enter into or execute operations of commercial brokerage, mediation, technical assistance, rendering or professional services, consulting, distribution, supply, leasing and financial leasing, securities brokerage and in general to enter into any kind of agreements related to services of, or in favor of third parties, including the use of human and material resources, as a consequence of obligations or rights obtained by the execution of the agreements referred to in this section, being empowered to have representatives within the Mexican Republic or abroad.- (j) To grant and obtain loans, either secured or unsecured.- (k) To issue, accept, endorse, or guarantee negotiable instruments, and to enter into any kind of commercial or legal acts with respect to negotiable instruments, being empowered to contract with credit institutions, national or foreign, brokerage houses, investment firms or auxiliary institutions of credit, and with any kind of entity, corporation or group, any kind of operations deemed convenient or necessary for the corporate purpose, including to enter into sales in short, loans, trusts, mandates, commissions or any kind of contract or agreement related to the investment of funds, to obtain financing or as the case may be, to affect, assign or guarantee negotiable instruments or the shares or equity interests referred to in this section.- (l) To guarantee, secure or in general to guarantee with any kind of liens, including pledge or mortgage, obligations of its own or from third parties, with or without compensation, and consequently, to subscribe negotiable instruments, agreements and other documents that are necessary to perfect such guarantees.- (m) In general, the company may execute all acts and contracts, and perform any kind of acts, operations and agreements, either civil, commercial or of any kind, deemed necessary or convenient for carrying out the purpose of the company.- ARTICLE 3º.- DOMICILE. The domicile of the company is the city of Monterrey, Nuevo Leon, Mexico, which domicile may not be deemed to be changed if the company establishes branches or offices in any other place within the Mexican Republic or abroad as determined by the Board of Directors.-.-. ARTICLE 4º.- DURATION. The duration of the company shall be 99 (ninety nine) years, beginning from its date of incorporation.--. ARTICLE 5º.- NATIONALITY. The company is fully Mexican. Any foreigner, that at the time of incorporation of the company or thereafter acquires a participation or becomes the owner of one or more shares of the company shall be considered as Mexican with respect to that participation or ownership, and may not invoke the protection of its own government. Failure to comply with the foregoing paragraph may result in the forfeiture of such participation or ownership in favor of the Mexican State. The text of this article shall be transcribed in its entirely in the stock certificates or provisional stock certificates representing equity participation in the company.--. CHAPTER SECOND.- CAPITAL STOCK.- “ARTICLE 6º.- CORPORATE CAPITAL.- The corporate capital of the company shall be variable.- The fixed, not redeemable, part of such capital shall be the amount of $800,001,000.00 (EIGHT HUNDRED MILLION ONE THOUSAND AND 00/100 MEXICAN PESOS), represented by 800,001,000 (EIGHT HUNDRED MILLION) common, nominative shares, without par value. The corporate capital subscribed and duly paid shall be divided, whether in the fixed or the variable part, in the following Series: The Series “A” Minimum Fixed Capital and the Series “A” Variable Capital, denominated Mexican Series, shall represent at all times at least 51% (fifty-one percent) of the capital stock outstanding and shall only be subscribed by: individuals of Mexican nationality; b) immigrants not related to foreign economic decision centers and provided that such immigrants do not engage in activities reserved to Mexican individuals or Mexican entities with foreign investment exclusion clause or subject to specific regulations; and c) Mexican entities in which Mexican capital participate wholly or as a majority provided that foreign investors do not have by any mean control over its management. The Series “B” Minimum Fixed Capital and the Series “B” Variable Capital, denominated Free subscription Series and may be subscribed by individuals or entities, either Mexican or foreign, with the exception of sovereign or foreign governments or entities representing such governments, and the equity participation of such free subscription series shall not exceed 49% (forty-nine percent) of the capital stock outstanding. At all times, the aforesaid proportions in the capital stock of the company shall be observe. The Series “A” Variable Part and the Series “B” Variable Part shall be issued and circulated further to the terms and conditions set forth by the Shareholders Meeting or the Board of Directors...... CHAPTER THIRD.- GENERAL SHAREHOLDERS MEETINGS.- ARTICLE 13º.- GENERAL SHAREHOLDERS MEETINGS.- The General Shareholders Meeting shall be the supreme power of the Company, and the Meeting may resolve or ratify any and all acts of the Company. Its authority shall have limited only to the extent of applicable law and these by-laws. Its validly adopted resolutions shall be binding to all shareholders, even absent or dissenting shareholders, and shall be binding to management, the chief executive officer, directors, general manager, deputy general managers and representatives and shall be executed by the person or persons appointed for such effects as special delegates, and in absence of such appointment, by the Chairman of the Board of Directors.- ARTICLE 14º.- ORDINARY AND EXTRAORDINARY SHAREHOLDERS MEETINGS.- General Shareholders Meetings may be ordinary, extraordinary or special, the later ones shall be held to discuss items related to each Series of stock. Any shareholders meeting shall be held in the corporate domicile, except in the case of force majeure. Extraordinary Shareholders Meetings shall gather to discuss the items set forth in Article 182 of the General Law of Commercial Companies. Ordinary Shareholders Meetings shall gather at any time to discuss the items not listed for the extraordinary meetings. Meetings will be held at least once a year within the four months following the close of the fiscal year, and will address, in addition to the items included in the agenda, the following matters: a) Discuss, approve or modify the report of the administrators referred to in the general provisions of article 172 of the General Law of Commercial Companies, taking into account the report of the Examiner; b) appoint every two years the members of the Board of Directors and the Examiner; c) Determine the compensation to be paid to the members of the Board of Directors and the Examiner. Ordinary Shareholders Meetings and Extraordinary Shareholders Meetings will be held when called further to the provisions of these By-laws… CHAPTER FOURTH.- MANAGEMENT OF THE COMPANY.- ARTICLE 22º.- BOARD OF DIRECTORS.- Management of the Company shall be entrusted to a Board of Directors formed by the number of members determined by the respective shareholders meeting, provided that such number is an odd number not less than 3 (three). The members of the Board may or may not be shareholders of the company, shall be appointed for a period of two years and may be reelected without limitation.- Notwithstanding, if by any circumstance there is no renovation in the Board, the acting members of the Board shall continue in their positions an exercising their authority until the person designated to substitute them take possession of the office.- At the time the Shareholders Meeting is electing the members of the Board of Directors, the Shareholders Meeting shall appoint the Chairman and the Secretary of the Board. If no election was made, the Chairman, the Secretary and the Alternate Secretary shall be elected by the Board of Directors during the first meeting of the Board after the Shareholders Meeting that appointed the members of the Board. The Chairman of the Board of Directors shall also be the President of the Company.- Furthermore, the Shareholders Meeting shall appoint the Secretary of the Board of Directors. If there was no express appointment, the second appointed member of the Board shall be the Secretary of the Board.- The other members of the Board shall hold the positions of vocals.- Alternate directors to each member of the board shall be elected to cover the absences of them.--. ARTICLE 30º.- AUTHORITY, OBLIGATIONS, ATTRIBUTIONS AND POWERS OF THE BOARD OF DIRECTORS.- The Board of Directors shall have, except the modifications or restrictions approved by the Shareholders Meeting, the following authority, obligations, attributions and powers: A) GENERAL POWER FOR LAWSUITS AND COLLECTIONS to represent the Company, with all general and special powers which by law require a special clause according to law without any limitation, as provided for in the first paragraph of Article Articles (2554) two thousand five hundred fifty four and (2587) two thousand five hundred eighty seven of the Civil Code for the Federal District in common matters and applicable in the whole Mexican Republic for federal matters, and their correlative articles (2448) two thousand four hundred forty eight and (2481) two thousand four hundred eighty one of the Civil Code of the State of Nuevo Leon, and their correlative articles of the Civil Codes of the other Mexican States. Consequently, the BOARD OF DIRECTORS, THE LEGAL REPRESENTATIVE AND GENERAL ATTORNEY-IN-FACT shall be empowered to represent the Company before any individual or moral person, and before any kind of Authority, either judicial (Civil or Criminal), Administrative or Labor, either federal or local, throughout the Mexican Republic or abroad, during judicial proceedings or otherwise; and shall be empowered to participate in any kind of judicial proceedings, either Civil, Commercial, Tax, Administrative, Criminal or Labor, including Amparo proceedings, to follow such lawsuits and drop them if convenient for the Company; to file recourses against decision of authorities; to consent favorable rulings and appeal not favorable rulings; to present answers in any lawsuits filed against the Company, to file and ratify accusations or complaints before criminal authorities, being empowered to establish the Company as co-party with the public prosecutor in criminal processes and grant pardon when applicable; to recognize signatures, documents and argue as false the arguments presented by the other party; to present witnesses, and to see the other party presenting witnesses, and to question such witnesses; to make and answer depositions; to settle and agree in arbitral procedures; to impeach judges, justices and any judicial officers, administrative officers, without cause, with cause and under oath; and to appoint experts during such procedures.- B).- GENERAL POWER, by means of the delegation of the LEGAL REPRESENTATION OF THE COMPANY, to represent the Company during labor proceedings as set forth in Articles (11) eleven, (46) forty six, (47) forty seven, (134) one hundred thirty-four section III, (523) five hundred twenty-third, (694) six hundred ninety four, (695) six hundred ninety five, (786) seven hundred eighty six, (787) seven hundred eighty seven, (874) eight hundred seventy four, (876) eight hundred seventy six, (878) eight hundred seventy eight, (880) eight hundred eighty, (883) eight hundred eighty three, (884) eight hundred eighty four, (889) eight hundred eighty nine, with respect to the applicable provisions of Chapters XII and XVII of Title Fourteen of the Federal Labor Code, with the rights and attributions related to legal representation in accordance to such law. Furthermore, its is granted the LABOR REPRESENTATION in accordance with Article (11) eleven of said Federal Labor Code. The AUTHORITY hereby granted, the LABOR REPRESENTATION hereby delegated and the EMPLOYER REPRESENTATION hereby granted, shall be exercised by the BOARD OF DIRECTORS AND THE GENERAL ATTORNEY-IN-FACT, with the following powers listed below without limitation. The BOARD OF DIRECTORS, the EMPLOYER LEGAL REPRESENTATIVE and THE GENERAL ATTORNEY-IN-FACT, may act before the Unions that the Company executed collective bargaining agreements, and regarding any labor conflict; may act before workers personally and regarding any individual conflicts; an in general in any matter regarding employer-workers matters, and such authority may be exercised before any Labor or Social Service authority referred to in Article (523) five hundred twenty-three of the Federal Labor Code; empowered to appear before the Juntas de Conciliacion y Arbitraje, either federal or local. Consequently, The BOARD OF DIRECTORS, the EMPLOYER LEGAL REPRESENTATIVE and THE GENERAL ATTORNEY-IN-FACT, in the name and stead of the Company, may appear before any labor proceeding with the powers and authority set forth in sections A), C) and F) of this Article as applicable, and furthermore, they shall bear the EMPLOYER REPRESENTATION for purposes of Article (11) eleven, (46) forty-six and (47) forty-seven, and the LEGAL REPRESENTATION of the Company to justify the corporate authority and legal capacity during court proceedings further to Articles (692) six hundred ninety two, sections II and III, may appear during the practice of confession evidence further to Articles (787) seven hundred eighty seven and (788) seven hundred eighty eight of the Federal Labor Code, with authority to make and answer questions and to participate in confession evidence; empowered to designate conventional domiciles further to Article (876) eight hundred seventy-six; may appear with the LEGAL REPRESENTATION at the hearing referred to in Article (873) eight hundred seventy-three during the three stages of conciliation, lawsuit and defenses, and evidence offering and admission further to Article (875) eight hundred seventy-five, (876) eight hundred seventy-six sections I and VI, (877) eight hundred seventy-seven, (878) eight hundred seventy-eight, (879) eight hundred seventy-nine, (880) eight hundred eighty; to appear in the evidence hearing further to Articles (873) eight hundred seventy-three and (874) eight hundred seventy four; all of them articles of the Federal Labor Code; furthermore, they are empowered to present and accept conciliation measures, to make transactions, to take any kind of decisions, to negotiate and to execute any kind of labor agreements, either judicial or extrajudicial; at the same time they are entitled to act as REPRESENTATIVE OF THE COMPANY in their capacity of Management regarding any class of labor judicial proceedings or procedures; either individual or collective, brought before any authority; may execute and terminate labor agreements, to offer reinstatements, answer any kind of lawsuits, claims or summons, ratifying the Company any and all acts performed by the BOARD OF DIRECTORS, THE LEGAL REPRESENTATIVE AND THE GENERAL ATTORNEY-IN-FACT during such hearings.- C).- GENERAL POWER FOR MANAGEMENT ACTS, further to the terms set forth in the second paragraph of Article (2554) two thousand five hundred fifty four of the Civil Code for the Federal District in common matters and applicable in the whole Mexican Republic for federal matters, and its correlative article (2448) two thousand four hundred forty eight of the Civil Code of the State of Nuevo Leon, and its correlative article of the Civil Codes of the other Mexican States. D).- GENERAL POWER FOR OWNERSHIP ACTS, further to the terms set forth in the third paragraph of Article (2554) two thousand five hundred fifty four of the Civil Code for the Federal District in common matters and applicable in the whole Mexican Republic for federal matters, and its correlative article (2448) two thousand four hundred forty eight of the Civil Code of the State of Nuevo Leon, and its correlative article of the Civil Codes of the other Mexican States; consequently, the BOARD OF DIRECTORS, THE LEGAL REPRESENTATIVE AND GENERAL ATTORNEY-IN-FACT shall be empowered with the most ample powers to dispose of real estate property, and any real or personal rights, including the power to carry on any kind of procedures to defend them, and to acquire or sale negotiable instruments further to the terms of the in the third paragraph of Article (2554) two thousand five hundred fifty four of the Civil Code for the Federal District in common matters and applicable in the whole Mexican Republic for federal matters, and its correlative article (2448) two thousand four hundred forty eight of the Civil Code of the State of Nuevo Leon, and its correlative article of the Civil Codes of the other Mexican States. Including the powers to contribute personal or real estate property of the Company to other companies within the group, either affiliates, subsidiaries, controlling or controlled companies, and to subscribe shares of stock or take equity interests in other companies, and to encumber in any way the property of the Company.- E) GENERAL POWER to issue, accept, certify, grant, subscribe, guarantee, release, endorse and assign any kind of negotiable instruments in the name and stead of the Company, further to Articles (9) nine section I, (85) eighty-five, and (174) one hundred seventy four of the General Law of Negotiable Instruments; to issue avales, Securities and in general to guarantee, including pledge and mortgage, obligations of third parties, with or without compensation, and consequently to subscribe negotiable instruments, agreements, contracts and other documents that are necessary or convenient to perfect such guarantees, including the power to issue checks to use the funds in bank accounts, deposit accounts in other institutions and to obligate the Company in any way necessary within the operation of this authority.- F) GENERAL POWER TO GRANT AND REVOKE GENERAL AND SPECIAL POWERS OF ATTORNEY, and to delegate its authority either totally or partially, granting to the attorney-in-fact the powers that it deems convenient within the authority of the Board of Directors; when substituting wholly or partially this authority, the Board of Directors, the Legal Representative and the General Attorney-in-fact, shall not lose their authority as REPRESENTATIVE of the Company. The substitute mandataries may also substitute by means of delegation each and every Powers and Authority granted to them, including the substitution authority..........”.

IT IS FIRST DEED, SECOND IN ORDER of the public deed number 992 (nine hundred ninety two), that I hereby issue for the use of BANCO MERCANTIL DEL NORTE, SOCIEDAD ANONIMA, INSTITUCIÓN DE BANCA MÚLTIPLE, GRUPO FINANCIERO BANORTE. It was taken from the originals that are kept in the Book and Pages above referred of my Official Book and the Appendix to such Book.- The deed is formed by 64

(sixty four) used sheets duly compared and corrected.- In the city of San Pedro Garza García, Nuevo León, as of December 10 (ten), 2009 (two thousand nine).- I ATTEST.

/s/ MR. IGNACIO GERARDO MARTINEZ GONZALEZ
NOTARY PUBLIC No. 75
MAGI-631216-KH8

IT IS FIRST DEED of the public deed number 992 (nine hundred ninety two), that I hereby issue for the use of CEMEX, SOCIEDAD ANONIMA BURSATIL DE CAPITAL VARIABLE. It was taken from the originals that are kept in the Book and Pages above referred of my Official Book and the Appendix to such Book.- The deed is formed by 64 (sixty four) used sheets duly compared and corrected.- In the city of San Pedro Garza García, Nuevo León, as of December 10 (ten), 2009 (two thousand nine).- I ATTEST.

/s/ MR. IGNACIO GERARDO MARTINEZ GONZALEZ
NOTARY PUBLIC No. 75
MAGI-631216-KH8

PUBLIC REGISTRY OF PROPERTY AND COMMERCE

OF THE STATE OF NUEVO LEON

REGISTRY ENTRY

The legal act described in the present document was recorded under the Electronic File Number 76118*1.

Internal Control	Effective Date
6	December 10, 2009

Registry Background:
V5L3I12
Corporate Name:
CEMEX, S.A.B. DE C.V.

Legal Acts Affecting

Page	ID	Act	Registry Date	Registry
532	9	Security holders Meeting	10-12-2009	1

Registry Charges

Date	December 10, 2009	Payment Ticket No.:	14777964
Amount:	$1,200,000,000	Payment Ticket No.:
Subsidy

THE COMMERCE REGISTRAR [SEAL OF THE REGISTRY OF COMMERCE]

(Signed)

CARLOS REYNALDO AYALA CALVO

CERTIFICATION

The undersigned, DAVID A. GONZALEZ VESSI, Official Translator authorized by the Superior Court of the State of Nuevo Leon, further to Approval number 861/2010 issued as of January 25, 2010, HEREBY CERTIFIES THAT:

The preceding document is a true and accurate translation from the Spanish language to the English language of Public Deed Number 992 dated as of December 10, 2009 issued by Mr. Ignacio Gerardo Martínez Gonzalez, Notary Public Number No. 75 residing in the city of San Pedro Garza Garcia, Nuevo Leon, Mexico. This certification is issued for any and all legal purposes.

Monterrey, N.L., as of June 1, 2010

DAVID A GONZALEZ VESSI